UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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Glatfelter Corporation
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	Friday, May 5, 2023 8:00 a.m. Eastern Time
Place:	Virtual Meeting www.virtualshareholdermeeting.com/GLT2023
The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Glatfelter Corporation (“Glatfelter,” the “Company,” “we,” “us,” or “our”), a Pennsylvania corporation, will be held on Friday, May 5, 2023 at 8:00 a.m. Eastern Time, to consider and act on the following proposals:
1.the election of eight members of the Board of Directors of the Company (the “Board”) to serve until our 2024 Annual Meeting of Shareholders and until their successors are elected and qualified;
2.the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.the advisory approval of the Company’s 2022 named executive officer compensation (“Say-on-Pay” vote);
4.the approval of an amendment and restatement of the Company’s 2022 Long-Term Incentive Plan to increase the number of authorized shares thereunder; and
5.such other business as may properly come before the Annual Meeting.
Only holders of record of the Company’s common stock at the close of business on March 15, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting.
If you are a holder of record of the Company’s common stock on the Record Date, it is important that your shares be represented and we encourage you to vote your shares in advance of the Annual Meeting. Please vote your shares by telephone at 1-800-690-6903, online at www.proxyvote.com, or by completing and signing the enclosed proxy card and returning it promptly in the enclosed envelope (requiring no postage if mailed in the United States). If you choose, you may still vote online during the Annual Meeting, even if you previously voted by telephone, internet, or mail.
Because the health and safety of our shareholders, directors, employees, and other attendees remain our most important concerns, we are holding the Annual Meeting exclusively in a virtual only format via live webcast on the internet, also known as a “virtual meeting.” There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.
To participate in the Annual Meeting, you must log onto www.virtualshareholdermeeting.com/GLT2023 (the “Meeting Website”) and enter the 16-digit control number found on your proxy card, voting instruction form, or Notice of Availability. Therefore, it is very important that you retain your proxy card, voting instruction form, or Notice of Availability if you wish to virtually attend the Annual Meeting. You may vote your shares and ask questions during the Annual Meeting by following the instructions available on the Meeting Website. We encourage you to access the Meeting Website prior to the start time to familiarize yourself with the virtual meeting platform and ensure you can hear the streaming audio. Online access will be available starting at 7:45 a.m. on May 5, 2023. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described above.
Jill L. Urey, Secretary
March 31, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE COMPANY’S 2023 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2023:
Glatfelter Corporation’s proxy statement for the 2023 Annual Meeting of Shareholders and 2022 Annual Report are available via the Internet at www.glatfelter.com/investors/financials-and-filings/.

2023 PROXY STATEMENT ›

2023 PROXY STATEMENT ›

Proxy Summary
This Proxy Summary highlights information explained more fully elsewhere in this proxy statement. We ask that you read the entire proxy statement before voting.
Annual Meeting Information

Time and Date:	Friday, May 5, 2023 at 8:00 a.m. Eastern Time
Place:	Virtual Meeting www.virtualshareholdermeeting.com/GLT2023
Record Date:	March 15, 2023
Voting:	Shareholders of Glatfelter as of the Record Date are entitled to vote. Each share of Glatfelter common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting.
Proposals Requiring Your Vote
Your vote is very important to us and our business. Please cast your vote immediately on all proposals to ensure your shares are represented.

		Board Recommendation	Page
1	PROPOSAL 1 — Election of Directors		11
	The eight director nominees possess the necessary qualifications and range of experience and expertise to provide effective oversight and advice to Management.	FOR
2	PROPOSAL 2 — Ratification of Appointment of Independent Registered Public Accounting Firm		16
	The Board, at the recommendation of the Audit Committee, approved the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2023. Shareholders are being asked to ratify the Audit Committee’s appointment of the independent auditor for fiscal year 2023.	FOR
3	PROPOSAL 3 — Advisory Approval of 2022 Named Executive Officer Compensation (“Say-on-Pay” Vote)		17
	The Company’s executive compensation program is designed to create a direct linkage between shareholder interests and management, with incentives specifically tailored to the achievement of financial and operational goals and total shareholder return (“TSR”).	FOR
4	PROPOSAL 4 — Approval of an Amendment and Restatement of the Glatfelter Corporation 2022 Long-Term Incentive Plan		18
	The Company is requesting shareholder approval of an amendment and restatement of the Company’s 2022 Long-Term Incentive Plan to increase the number of authorized shares thereunder.	FOR
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
Any statements included in this proxy statement that pertain to future financial and business matters are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipates,” “believes,” “expects,” “future,” “intends,” “plans,” “targets,” and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding recent leadership changes and the benefits thereof, the plans and objectives of management, the turnaround strategy and the success and timing thereof, the Company’s anticipated financial and operational performance, and environmental, social, and governance (“ESG”) initiatives, plans, and goals and the realization and benefits of such initiatives, plans, and goals. Any such statements are based on the Company’s current expectations and are subject to numerous risks, uncertainties, and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements. The risks, uncertainties, and other unpredictable or uncontrollable factors are described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) in the Risk Factors section and under the heading “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”) and in its subsequent

2023 PROXY STATEMENT › 1

PROXY SUMMARY
filings with the SEC, which are available on the SEC’s website at www.sec.gov. In light of these risks, uncertainties, and other factors, the forward-looking matters discussed in this proxy statement may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this proxy statement and the Company undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement, except as may be required by law.
Websites
Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is specifically not incorporated by reference into, this proxy statement.
Core Values: Who We Are and What We Stand For
Our Core Values guide and capture the essence of the Company’s identity and culture, establishing the values upon which to build and govern our business for the long-term. Making decisions based upon our Core Values is what makes us who we are as a Company.
Our Core Values are:

Integrity	We act ethically and responsibly in all of our business endeavors at all times.
Financial Discipline	We are responsible for the prudent management of the resources entrusted to us and for the generation of financial value for all constituents.
Mutual Respect	We treat each other with honesty and respect. We recognize that what we have and what we will achieve is through the efforts of our employees. We strive to provide them with rewarding challenges and opportunities for advancement.
Customer Focus	We are dedicated to understanding and anticipating the needs of our customers and helping them achieve their business objectives.
Environmental Responsibility	We empower employees to take personal responsibility for environmental issues that arise on the job. We strive to prevent pollution by using natural resources efficiently, reducing waste, encouraging recycling and reuse, and reducing adverse environmental impacts relating to our operations, all with the goal to foster environmental sustainability worldwide for the benefit of future generations.
Social Responsibility	We recognize our responsibility to contribute to the betterment of the communities in which we operate and the world in which we live.

Building Momentum in Engineered Materials
Starting in 2018, we began a strategic business transformation to become a leading global supplier of engineered materials focused on consistently meeting or exceeding our stakeholders’ expectations.
Glatfelter is now a $1.5 billion company with three distinct reporting segments - Airlaid Materials, Composite Fibers, and Spunlace. We employ approximately 3,250 people worldwide, following the 2021 acquisition of two leading engineered materials businesses, Georgia-Pacific’s U.S. nonwovens business (“Mount Holly”) and Jacob Holm (“Spunlace”). The completion of the Mount Holly and Spunlace acquisitions improve the balance of our geographic sales mix between the Americas and EMEA (Europe, Middle East, and Africa) at 47% and 43%, respectively; with the remaining 10% coming from Asia Pacific.
The Board entered 2022 with a view that Glatfelter had the right combination of business segments serving attractive, growth-oriented markets and customers, with sustainable product offerings to address fundamental challenges in today’s changing world. Nevertheless, unprecedented global inflation and the geopolitical conflicts in Russia/Ukraine yielded major challenges that impacted Glatfelter’s financial performance. As the year progressed, the Board was unanimous in its view that new leadership was needed to address these specific concerns, while also charting a new direction to unlock the full value fundamentally unique to Glatfelter. As a result, effective August 24, 2022, the Board appointed Mr. Thomas
2023 PROXY STATEMENT › 2

PROXY SUMMARY
M. Fahnemann as President and Chief Executive Officer (“CEO”), after terminating the employment of Mr. Dante C. Parrini. This change in executive leadership was not related to Glatfelter’s operations, financial reporting or controls, or personal conduct.
Upon joining Glatfelter, Mr. Fahnemann affirmed his view that Glatfelter has a solid time-tested strategy built on a set of Core Values, competitive positioning, innovative and quality products, and strong customer relationships. With these essential foundations, Mr. Fahnemann and his leadership team initiated a turnaround strategy, with the purpose of optimizing our portfolio, improving our operations, and addressing our capital structure and overall financial performance.
The turnaround strategy is comprised of six key initiatives: (1) portfolio optimization, (2) margin improvement, (3) fixed cost reduction, (4) cash liberation, (5) operational effectiveness, and (6) returning the Spunlace segment to profitability. Additional details related to the turnaround strategy are included in the Business Highlights section beginning on page 5. The Company’s financial performance benefited by approximately $4 million of improved earnings in the fourth quarter of 2022 from the early turnaround efforts, with additional upside planned for 2023.

2023 PROXY STATEMENT › 3

PROXY SUMMARY
Our Board of Directors
Our director nominees have diverse experience spanning a broad range of industries in the public, private, and not-for-profit sectors. They bring a wide variety of skills, qualifications, and viewpoints that strengthen and enrich the Board’s ability to carry out its oversight role as fiduciaries on behalf of our shareholders. We believe that Glatfelter, and our shareholders, clearly benefit from their individual and collective business acumen, sound judgment, informed decision-making, and careful guidance and oversight. The chart below summarizes some of the key skills and experience that we find relevant to our business that our director nominees bring to the Board. As a summary, the chart does not include all of the attributes, expertise, or skills that our director nominees offer, and the fact that a particular attribute, expertise, or skill is not listed does not mean that our director nominees do not possess it.

Board Skills and Experience
Consumer Packaged Goods Industry
5
Corporate Governance, Compliance, Regulatory & Risk Management
8
Corporate Strategy / M&A
8
Environmental / Sustainability
4
Financial Literacy
8
Government / Regulatory
5
High Integrity and Ethical Behavior
8
Human Resource / Executive Compensation
7
Relevant Industry (Non-wovens, Fiber-based Materials, Engineered Products)
4
Information Technology
2
Innovation / Transformation
7
International
8
Leadership (Chairman, CEO, President, Sr. Managing Director and /or CFO)
6
Manufacturing / Supply Chain
5
SEC Audit Committee Financial Expert (Independent Directors only)
5
0
1
2
3
4
5
6
7
8

Data on the eight director nominees with respect to their age, diversity, and tenure on the Board is aggregated in the pie charts below. Of the eight director nominees who elected to self-identify and consented to the public disclosure of their race, ethnicity, or gender, two identify as women and one identifies as racially or ethnically diverse. We believe a diverse Board helps bring unique perspectives to the organization, and we are committed to maintaining Board diversity.
2023 PROXY STATEMENT › 4

PROXY SUMMARY
Enhancing Everyday Life® . . . Sustainably
Our commitment to sustainability and being a responsible corporate citizen has been longstanding. We contribute to the health, well-being, and betterment of everyday living for millions of people around the world. Our existing products contain mostly plant-based fibers and are engineered for performance.
In 2019, Glatfelter formalized its sustainability priorities under the Environmental, Social, and Governance (“ESG”) pillars. Additionally, Glatfelter issued its first Sustainability Report in 2020 to share our commitment to advancing our ESG strategy. In 2022, Glatfelter published the second Sustainability report for 2021-2022, with ESG targets and mid-term commitments for the Company.

Our ESG / Sustainability Priorities

ENVIRONMENTAL IMPACT

- Carbon and Climate
- Waste and Natural Resources
- Innovation and Environmentally Responsible Products

SOCIAL RESPONSIBILITY

- Human Capital and Employee Well-Being
- Diversity, Equity and Inclusion
- Community Engagement

GOVERNANCE AND ETHICS

- Corporate Governance and Ethics
- Supply Chain Responsibility
- Product Safety and Performance

We are committed to operating as a responsible steward of the environment and creating a more sustainable world for future generations. We also have a consistent record of following through on commitments to our employees and supporting the communities where we work and live. The pursuit of our vision to be the leading global supplier of engineered materials is supported by our Core Values, strong governance standards, the Glatfelter Code of Business Conduct, and other governance policies and principles.
Human Capital Management
Our business is guided by our diverse Board and Management team comprised of leaders with extensive business and industry experience. Additional information on our leadership team is set forth in our 2022 Form 10-K under the caption “Executive Officers” and available on our website at www.glatfelter.com/about/leadership. As of December 31, 2022, we employed approximately 3,250 people worldwide, the substantial majority of whom are skilled personnel responsible for the production and commercialization of our composite fibers, airlaid materials, and spunlace products. Our operations are continuous flow manufacturing with approximately 67.8% of our employees represented by local works councils or trade unions in the European Union, the United Kingdom, Canada, and the Philippines. The daily work of Glatfelter employees is rooted in the Company’s longstanding Core Values and Code of Business Conduct. We understand how important it is to be a good neighbor, employer, and corporate citizen, as we aim to provide current and potential employees around the globe with good paying jobs and meaningful work, close to home. It is through these principles that we strive to create a shared purpose of Enhancing Everyday Life® for our employees and stakeholders.
Business Highlights
Headquartered in Charlotte, North Carolina, Glatfelter is a leading global supplier of engineered materials with a strong focus on innovation and sustainability. Our high-quality, innovative, and customizable solutions are found in tea and single-serve coffee filtration and personal hygiene products, as well as in many diverse packaging, home improvement, and industrial applications. Our 2022 net sales were $1.5 billion, with customers in over 100 countries. Our operations utilize a variety of manufacturing technologies including airlaid, wetlaid, and spunlace, with sixteen manufacturing sites located in the United States, Canada, Germany, the United Kingdom, France, Spain, and the Philippines. We have sales offices in all major geographies serving customers under the Glatfelter and Sontara® brands. In addition, we have three global centers of excellence – two in Switzerland and one in the United States.

2023 PROXY STATEMENT › 5

PROXY SUMMARY
We manage our business and make investment decisions under a functional operating model with three distinct reporting segments: Airlaid Materials, Composite Fibers, and Spunlace (created in 2021 following the acquisition of Jacob Holm). For nearly 160 years, we have developed deep partnerships with our customers and suppliers and have demonstrated a strong commitment to sustainability and environmental stewardship by broadly promoting responsible corporate citizenship in the communities in which we operate.
Glatfelter is focused on producing products that enhance everyday life with approximately 90% of its manufacturing output producing essential consumer staples with 80% of these product categories growing at gross domestic product (GDP) levels or greater. We believe that these product categories position the Company to deliver long-term shareholder value with greater influence in growth markets, more innovative products, and expanded margins.
Last year, Glatfelter delivered approximately $99 million of Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) amid a very challenging macroeconomic environment with significant raw material inflation, unprecedented energy price increases in Europe, global supply-chain disruptions, and market volatility. Adjusted EBITDA (as defined below) is a non-GAAP measure that is reconciled to the nearest GAAP measure on page 19 of our 2022 Form 10-K filed on February 27, 2023.
•Our Airlaid Materials segment finished the year strong delivering Adjusted EBITDA of $85.0 million and 14.1% Adjusted EBITDA margins, sustaining its track record of year-over-year profit growth in 2022. Shipments were 11.3% higher and net sales were up 27.9%, driven by the inclusion of a full year of Mount Holly, higher selling prices from cost pass-through arrangements with customers, and other pricing actions to recover significant inflation in raw materials and energy.
•Our Composite Fibers segment delivered Adjusted EBITDA of $36.6 million and Adjusted EBITDA margins of 7.0%. The Adjusted EBITDA in Composite Fibers was negatively impacted by the unprecedented energy prices in Europe, up 57%, and inflationary raw material costs, up 13%, predominately for wood pulp and synthetic fibers. These higher input costs to produce our products exceeded price increases by approximately $11.8 million. In addition, our shipping volume was significantly impacted by sanctions on sales of certain wallcover and tea filter material into Russia, as well as lower volume in other product categories. The Russia/Ukraine conflict and the resulting sanctions most directly impacted the Dresden wallcover operations earnings.
•Our Spunlace segment delivered Adjusted EBITDA of approximately $2.6 million and Adjusted EBITDA margins of 0.7%. The Adjusted EBITDA in Spunlace was negatively impacted by the significant raw material inflation and unprecedented energy prices in Europe, with both increasing faster than our ability to recover sales price increases from our customers. When combined with lower than expected volume and under delivery of synergies in operations and procurement, we fell short of the expected Adjusted EBITDA targets for the first full year of ownership.
Adjusted EBITDA by reporting segment represents operating income (loss) adjusted to exclude depreciation and amortization, as presented on page 20 in our 2022 Form 10-K.
In response to these business challenges, a turnaround strategy comprised of six key initiatives was implemented in late 2022 to aggressively drive improvements in the Company’s profitability.
•Portfolio optimization - Includes reviewing our entire asset portfolio and considering the strategic, financial, and operational value of each asset in the near- and long-term; focus is on areas of our portfolio that have scale, or the potential for scale, a strong market-leading position and core competencies in manufacturing technology.
•Margin improvement - Places greater focus on profitability by addressing input costs rather than simply top-line growth.
•Fixed cost reduction - Includes evaluating our fixed costs and taking action to make significant reductions in personnel costs and indirect spending.
•Cash liberation - Supported by the work on the first three initiatives and includes goal of paying down debt, decreasing our leverage, and increasing EBITDA, along with prudent oversight of capital allocation and a disciplined approach to managing our accounts receivables, finished goods inventory, and raw material pricing. Includes the Board’s decision in 2022 to suspend the declaration of dividends on our common stock, which is anticipated to free up approximately $25 million of cash annually.
•Operational effectiveness - Places greater focus on driving continuous improvements across our operations, identifying areas for process enhancements and waste reduction, and expanding operational best practices across the organization.
2023 PROXY STATEMENT › 6

PROXY SUMMARY
•Return Spunlace to profitability - Includes all the initiatives in our turnaround plan with a heightened sense of urgency for returning the Spunlace segment to profitability.
2022 Financial Performance - Year in Review
For Adjusted Earnings, a non-GAAP measure (as defined below), in 2022, we reported a loss from continuing operations of $19.0 million, or $0.42 per share, compared with earnings of $27.6 million, or $0.61 per share, in 2021. These results reflect the significant impact of unprecedented energy inflation in Europe and significant raw material price increases that negatively impacted earnings in Airlaid Materials and Composite Fibers by approximately $164.5 million, partially offset by price increases of nearly $155.9 million. The loss in Spunlace increased in 2022 by approximately $8.0 million and interest expense to finance the acquisitions lowered earnings by approximately $20.5 million. The remainder of the decline was primarily due to higher corporate costs that included a one-time $3.1 million charge for a customer claim and associated costs related to a supplier's raw material defect. As a result of the challenges in 2022, we have initiated a six-point turnaround strategy designed to aggressively drive profitability improvement across the enterprise, as discussed above.
Airlaid Materials’ results increased earnings by $12.6 million, primarily driven by an $11.7 million benefit from higher shipping volume, including the benefit of Mount Holly for a full year. Price increases and energy surcharges slightly outpaced inflation by $3.2 million and improved operations and spending were a benefit of $2.9 million. These benefits were partially offset by a $5.2 million impact from foreign exchange rates. Composite Fibers reduced earnings by $20.5 million driven by the negative impact of inflation of $85.2 million, not recovered by our $73.4 million of price increases during the year. Unprecedented energy inflation in Europe and the higher prices for wood pulp, synthetic fibers, and other raw materials used in production significantly outpaced our price increase actions. Lower volume and the related impact of machine downtime negatively impacted results. Spunlace recorded a $9.3 million operating loss for the first full year of ownership, reflecting inflation that outpaced our ability to recover with customer price increases.
Cash used by operating activities totaled $40.8 million in 2022, compared with a cash inflow of $71.0 million a year ago. The decrease in operating cash flow reflects a $20.7 million decrease in Adjusted EBITDA and a use of $74.1 million for working capital, reflecting the significant inflation included in inventory and higher prices to our customers in accounts receivable, coupled with the termination of a factoring arrangement used by the former Jacob Holm entities. Cash used to pay interest and taxes increased by $26.2 million and $8.9 million, respectively. These uses were offset by $21.5 million in lower spending for strategic initiatives. During 2022 and 2021, capital expenditures totaled $37.7 million and $30.0 million, respectively.
The following charts present financial information for the periods indicated. Adjusted EBITDA by reporting segment represents operating profit as presented on page 20 in our 2022 Form 10-K, adjusted to exclude depreciation and amortization (totals exclude corporate unallocated costs and other income and expense items). A reconciliation of Adjusted Earnings and Adjusted Earnings Per Share to the nearest GAAP measure is provided on page 18 of our 2022 Form 10-K.

2023 PROXY STATEMENT › 7

PROXY SUMMARY
Compensation Highlights
The Compensation Committee designs compensation programs that reflect the Company’s financial performance and are market-competitive based on a person’s responsibilities, individual performance, and ability to exemplify the Company’s Core Values (Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility). The objectives of our executive compensation programs are to attract, retain, motivate, and reward executives crucial to achieving the Company’s near-term turnaround plan and long-term growth, and in turn, create shareholder value.
Our compensation programs are organized around three principles:

Pay for Performance	Pay at Risk	Shareholder Alignment
Rewarding achievement of financial outcomes that increase shareholder value	Providing a mix of compensation with strong emphasis on short- and long-term incentives tied to the Company’s financial performance	Requiring executives to own a meaningful personal stake in the Company

Total compensation for our executives consists of:

Base Salary	•Fixed Cash	Short-Term Incentive	•Cash Bonus for Achievement of Annual Goals
Long-Term Incentive	•Performance Share Awards •Restricted Stock Units	Benefits	•Retirement Savings •Health & Welfare Benefits •Severance •Minimal Perquisites
The Board and Compensation Committee, in conjunction with Management, leveraged Glatfelter’s business environment and events from 2022 to further align the Company’s Human Resources programs with market-competitive offerings aimed at ensuring the programs remain relevant and cost-competitive given the evolving dynamics of the global workforce. The Compensation Committee discussed actions taken by Management to ensure ongoing business continuity in response to the continued impacts from the highly-competitive labor market, examples of which include retention of key Management, adapting ongoing contemporary work arrangements, including hybrid work arrangements where feasible,
2023 PROXY STATEMENT › 8

PROXY SUMMARY
assessment of competitive production labor rates and compensation offerings, continuation of employee well-being programs, and progress with enhancing the Company’s culture of diversity and inclusion.
As the year progressed, the Board determined that new leadership was needed to address the major challenges impacting Glatfelter’s financial performance, specifically, while charting a new direction to unlock the full value fundamentally unique to Glatfelter. As a result, the Board appointed Mr. Thomas M. Fahnemann as President and Chief Executive Officer, effective August 24, 2022.
In conjunction with the CEO transition, the Compensation Committee approved several key changes to the executive compensation programs to streamline legacy provisions and align benefits to market where possible. These new program changes are applicable to Mr. Fahnemann in his role as CEO and a review is underway to determine the feasibility of extending these program provisions to the balance of the Senior Executive Team.
Below is a summary of the changes:

Plan Provision	Prior Legacy Provision	Key Change(s)
Severance Benefits	•Based on years of Company service, with CEO receiving up to 24 months of severance •Bonus component varies based on target or average of prior three years	CEO to receive 12 months of severance (base salary + target bonus)
Change in Control (“CIC”) Equity Treatment – Value Restoration Payment	In the event of a CIC, lost equity value under new ownership would be protected for up to a maximum of three years	Eliminated for all equity awards granted after August 2022
CIC Excise Tax Gross-up (1)	Excise Tax Gross-up provided to CEO in the event of a CIC	Eliminated from CEO CIC Agreement (as defined below)
(1) The Company has only one remaining CIC Agreement with an excise tax gross-up provision for Mr. David Elder, whose agreement was entered into prior to 2011, when the Company discontinued the provision for any new CIC Agreements.

2023 PROXY STATEMENT › 9

PROXY SUMMARY
Compensation Governance and Best Practices
Comprised entirely of independent directors, the Compensation Committee regularly monitors and implements best practices in the Company’s executive compensation programs. The following practices demonstrate our commitment to strong governance within our executive compensation programs:

What We Do			What We Don’t Do
✓	Maintain a pay mix that is heavily performance-based.	X	Provide for excise tax gross-ups in the event of a change in control, starting with newly eligible executives in 2011.
✓	Establish compensation levels after consideration of peer group market data, generally targeted at the size-adjusted 50th percentile for total direct compensation (base, short- and long-term incentive), with the ability to pay higher or lower based on breadth of leadership experience.	X	Backdate or reprice stock options or stock appreciation rights.
✓	Assess and design compensation programs to mitigate compensation-related risks.	X	Pay dividend equivalents on unearned performance awards.
✓	Maintain stock ownership guidelines for directors and executives.	X	Permit hedging transactions or short sales.
✓	Maintain holding requirements on equity grants to comply with stock ownership guidelines.	X	Permit pledging or holding Company stock in a margin account.
✓	Use multiple performance metrics in the short- and long-term incentive plans to avoid heavy reliance on one definition of success.	X	Provide excessive perquisites.
✓	Maintain a clawback policy for incentive-based compensation.	X	Provide uncapped incentive opportunities thereby avoiding unnecessary risk-taking by management.
✓	Require double-trigger vesting of long-term incentives in the event of a change in control.
✓	Engage with shareholders to gather input and feedback on compensation program design and conduct an annual say-on-pay vote.
✓	Retain an independent compensation consultant who meets regularly in executive session with the Compensation Committee.

2023 PROXY STATEMENT › 10

Proposal 1: Election of Directors
The Board currently consists of eight directors, each of whom is standing for reelection at the Annual Meeting. The Company’s shareholders will vote on the election of the following eight director nominees to serve on the Board for one-year terms expiring on the date of the Company’s 2024 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified:

Bruce Brown	Marie T. Gallagher
Kathleen A, Dahlberg	Darrel Hackett
Thomas M. Fahnemann	J. Robert Hall
Kevin M. Fogarty	Lee C. Stewart

Each director nominee has consented to serve if elected to the Board. If at the time of the Annual Meeting a director nominee is unable to serve, an event we do not anticipate, the Proxy Holders (as defined in the “Frequently Asked Questions” section of this proxy statement) will vote for a substitute director nominee as may be designated by the Board, unless the Board elects to reduce the size of the Board accordingly.
Information regarding each director nominee’s age, business experience, qualifications to serve on the Board, and other public company directorships is set forth below. The following table highlights certain director nominee information:

				Other Public Boards	Committee Memberships
Name	Age	Director Since	Occupation		Audit	Comp	Nom & Gov
Bruce Brown*	64	2014	Retired Chief Technology Officer, Procter & Gamble, Inc.	1		C
Kathleen A. Dahlberg*	70	2001	CEO, G.G.I., Inc.	--
Thomas M. Fahnemann	62	2022	President and CEO, Glatfelter Corporation	--
Kevin M. Fogarty* (NEC)	57	2012	Retired President, CEO, and Director, Kraton Corporation, Inc.	2
Marie T. Gallagher*	63	2020	SVP and Controller, PepsiCo, Inc.	--	C
Darrel Hackett*	51	2020	President, US Wealth Management - BMO Financial Group	--
J. Robert Hall*	70	2002	CEO, Ole Smoky Distillery, LLC	--
Lee C. Stewart*	74	2002	Private Financial Consultant	1			C

* Indicates director is independent	• Indicates Member	C Indicates Committee Chair	(NEC) Indicates Non-Executive Chair
The Board recommends a vote “FOR” each of the eight director nominees.

2023 PROXY STATEMENT › 11

PROPOSAL 1: ELECTION OF DIRECTORS
Additional Information about Director Nominees

Bruce Brown

Mr. Brown joined the Company’s Board in 2014. He retired in 2014 from his position as the Chief Technology Officer of Procter & Gamble, Inc. (“P&G”), a publicly-traded consumer goods company. With 34 years of experience at P&G, Mr. Brown’s responsibilities included leadership for P&G’s Innovation and Technology Program and Global Research & Development. Globally recognized as an innovation thought leader, Mr. Brown currently serves on the Board of Directors for Nokia Corporation (NYSE: NOK) and is the chair of its Personnel Committee. Formerly, Mr. Brown was a director of Medpace Holdings, Inc. (Nasdaq: MEDP) from 2016 to 2019.

Board Committees:	Compensation (Chair), Nominating and Corporate Governance
Director Since:	2014
Age at Annual Meeting:	64

Specific qualifications and experience of particular relevance to the Company:
Mr. Brown is a proven leader in innovation, global expansion, and organizational leadership development and he has familiarity with a number of the Company’s products and materials. He brings over three decades of business-building experience to our Board and has ten years of experience as a director of public companies.

Kathleen A. Dahlberg

Ms. Dahlberg joined the Company’s Board in 2001. Since 2006, she has been the Chief Executive Officer of G.G.I., Inc. (formerly known as 2Unify LLC), a private company specializing in strategic consulting for companies in various industries and sectors. She served as a director of Theragenics Corporation from May 2008 to November 2013. Ms. Dahlberg has held Vice President positions with BP plc (f/k/a BP Amoco), Viacom International, McDonald’s Corporation, Grand Metropolitan PLC, and American Broadcasting Company.

Board Committees:	Audit, Nominating and Corporate Governance
Director Since:	2001
Age at Annual Meeting:	70

Specific qualifications and experience of particular relevance to the Company:
Ms. Dahlberg has significant experience in emerging technologies, acquisitions and divestitures, manufacturing, consumer goods, professional services, international operations, strategic planning, operations, risk management, and corporate governance. She has more than 20 years of experience as a director of public companies.

2023 PROXY STATEMENT › 12

PROPOSAL 1: ELECTION OF DIRECTORS

Thomas M. Fahnemann

Mr. Fahnemann joined the Company’s Board in 2022. He has served as our President and Chief Executive Officer since August 2022. Since 2017, Mr. Fahnemann has served as a member of the Board of Directors and as the Chairman of the Audit Committee for AustroCel Hallein, a producer of pulp and bio-energy. From 2010 to 2017, Mr. Fahnemann served as the Chief Executive Officer and Chairman of the Management Board of Semperit Holding AG, a global manufacturer of industrial polymer products and solutions. Prior to 2010, he held leadership roles in various fiber- and chemical-based businesses, including serving as Chief Executive Officer and Chairman of the Management Board, RHI AG; Chief Executive Officer and Chairman of the Management Board, Lenzing AG; and Vice President, General Manager, KoSa (Koch Industries).

Director Since:	2022
Age at Annual Meeting:	62

Specific qualifications and experience of particular relevance to the Company:
Mr. Fahnemann has significant experience leading worldwide operations, including international and domestic sales, marketing, research and development, global supply chain, information technology and corporate program management, overseeing legal and human resource functions, and leading strategy development.

Kevin M. Fogarty

Mr. Fogarty joined the Company’s Board in 2012 and has served as the Company’s Non-Executive Chairperson of the Board since August 2022. He retired as President, Chief Executive Officer and Director of Kraton Corporation, Inc. (“Kraton”), a leading global sustainable producer of specialty polymers and high-value bio-based products, following its sale to DL Chemical in March 2022. Before joining Kraton, Mr. Fogarty spent 14 years with the Koch Industries, Inc. family of companies, where he held a variety of roles, including President for Polymer and Resins at Invista and President of KoSa’s Polymer and Intermediaries business. Mr. Fogarty serves as non-executive Chairperson of the Board of Directors of Ecovyst Inc. (NYSE: ECVT), a leading integrated and innovative global provider of specialty catalysts and services. Mr. Fogarty is also a director of OPAL Fuels Inc. (Nasdaq: OPAL), a vertically integrated producer and distributor of renewable natural gas (RNG). Mr. Fogarty previously served on the Board of Directors of the American Chemistry Council from 2017 through 2022.

Board Committees:	Compensation, Non-Executive Chair
Director Since:	2012
Age at Annual Meeting:	57

Specific qualifications and experience of particular relevance to the Company:
Mr. Fogarty has significant experience with manufacturing, international operations, strategic partnerships, public company accounting and financial reporting, and new product development, as well as strategic planning, operations, risk management, and corporate governance. He has more than ten years of experience as a director of public companies.

2023 PROXY STATEMENT › 13

PROPOSAL 1: ELECTION OF DIRECTORS

Marie T. Gallagher

Ms. Gallagher joined the Company’s Board in 2020. She has been the Senior Vice President and Controller of PepsiCo, Inc. (“PepsiCo”), a publicly-traded global food and beverage company, since 2011. Ms. Gallagher is responsible for PepsiCo’s global financial reporting and Sarbanes-Oxley Act processes and works closely with the Audit Committee of PepsiCo’s Board of Directors. Ms. Gallagher joined PepsiCo in 2005 as Vice President and Assistant Controller. Prior to joining PepsiCo, Ms. Gallagher was Assistant Controller of Altria Corporate Services, Inc., a consumer products company, and Senior Manager at Coopers & Lybrand LLP, an accounting firm now part of PricewaterhouseCoopers.

Board Committees:	Audit (Chair), Nominating and Corporate Governance
Director Since:	2020
Age at Annual Meeting:	63

Specific qualifications and experience of particular relevance to the Company:
Ms. Gallagher has significant experience in public company accounting and financial reporting, consumer goods, strategic planning, M&A, manufacturing, investor relations, sustainability, executive compensation, information technology, innovation, international operations, and corporate governance.

Darrel Hackett

Mr. Hackett joined the Company’s Board in 2020. He has served as President, Bank of Montreal (“BMO”) Wealth Management – U.S. since 2014. In this role, he leads BMO Financial Group’s private wealth management business in the United States, including three distinct businesses across the ultra-high net worth (BMO Family Office), high net worth (BMO Private Bank), and mass affluent segments (BMO Harris Financial Advisors). Prior to joining BMO, Mr. Hackett was a management consultant at McKinsey & Company (1999-2004). Mr. Hackett began his career as a mechanical engineer, holding a variety of roles with General Electric Company and Eastman Chemical Company.

Board Committees:	Audit, Compensation
Director Since:	2020
Age at Annual Meeting:	51

Specific qualifications and experience of particular relevance to the Company:
Mr. Hackett has significant experience in business transformations and corporate strategy, capital markets, investor relations, public company finance and financial reporting, M&A, manufacturing, executive compensation, innovation, international operations, risk management, and corporate governance.

2023 PROXY STATEMENT › 14

PROPOSAL 1: ELECTION OF DIRECTORS

J. Robert Hall

Mr. Hall joined the Company’s Board in 2002. He has been the Chief Executive Officer of Ole Smoky Distillery LLC, the largest craft distillery in the United States, since 2016. From 2014 until 2016, Mr. Hall served as a Managing Director of Centerview Capital, an operationally-oriented private equity firm focused on the U.S. consumer middle market. Previously, he was the Chief Executive Officer of Ardale Enterprises LLC (“Ardale”), a private company specializing in acquisition-related activities in the food, beverage, and consumer products industry, and in this role, was a Senior Advisor to Centerview Capital since 2009. Prior to forming Ardale, Mr. Hall spent over 20 years in the food and consumer goods industry, holding various positions with Nabisco, Kraft Heinz Co., and Nestlé S.A. While at Nabisco, he was President of Nabisco’s Specialty Products Company in the United States and President of Christie Brown & Company, Ltd., the maker of Nabisco cookies and crackers in Canada. Mr. Hall was also the President of Lenox Brands, Chairman of Wise Foods, and served on the Board of Directors of Ault Foods Ltd., a $1.3 billion dairy products company in Canada.

Board Committees:	Audit, Compensation
Director Since:	2002
Age at Annual Meeting:	70

Specific qualifications and experience of particular relevance to the Company:
Mr. Hall has significant experience in general management, financial services, consumer goods, manufacturing, marketing, sales, new product development, strategic planning, M&A, risk management and corporate governance. Mr. Hall has over 20 years of experience as a director of public companies.

Lee C. Stewart

Mr. Stewart joined the Company’s Board in 2002. He is a private financial consultant with over 25 years of experience as an investment banker. He was a Vice President at Union Carbide Corporation from 1996 to 2001, where he was responsible for various treasury and finance functions, and from 2001 to 2002 was Chief Financial Officer of Foamex International, Inc. Mr. Stewart served as a director of the following companies: AEP Industries, Inc. from 1996 until it was sold in 2017; ITC Holdings Corp., a formerly NYSE-listed, electricity transmission company, from 2005 through 2016, when ITC was acquired by Fortis Inc.; Marsulex, Inc., a chemical company, from 2000 until its sale in 2011; Momentive Performance Materials Inc., a specialty chemical company in silicone and advanced materials, from May 2013 through its successful emergence from bankruptcy in October 2014; Hexion, Inc., where he served from 2018 through its bankruptcy proceedings until its successful emergence in 2019; and Mood Media, Inc. from October 2017 until August 2020. Mr. Stewart has over 25 years of serving as a director on public company boards. Currently, Mr. Stewart serves on the board of Essential Utilities, Inc. (NYSE: WTRG).

Board Committees:	Audit, Nominating and Corporate Governance
Director Since:	2002
Age at Annual Meeting:	74

Specific qualifications and experience of particular relevance to the Company:
Mr. Stewart has significant experience with professional services, financial services, finance and banking, public company accounting and financial reporting, strategic planning, operations, risk management, and corporate governance. Mr. Stewart has over 25 years of experience as a director of public companies.

2023 PROXY STATEMENT › 15

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Deloitte audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2022.
Although shareholder ratification is not required by our organizational documents or applicable law, the Board believes it is a sound corporate governance practice to seek shareholder ratification of the appointment of Deloitte. In the event Deloitte’s appointment is not ratified, the Audit Committee will reconsider whether it is appropriate to select another independent registered public accounting firm, but is not required to do so. Even if Deloitte’s appointment is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
A Deloitte representative is expected to virtually attend the Annual Meeting. The representative will have an opportunity to make a statement at the Annual Meeting, if he or she desires to do so, and is expected to be available to respond to appropriate shareholder questions.
What did the Company pay its independent registered public accounting firm in 2021 and 2022?
For the years ended December 31, 2021 and December 31, 2022, fees paid to Deloitte by the Company were as follows:

	2021	2022
Audit Fees (1)	$3,110,669	$3,098,000
Audit-Related Fees (2)	$180,000	$172,177
Tax Fees (3)	$258,500	$240,138
Total Fees	$3,549,169	$3,510,315
(1)    Audit Fees were for professional services rendered for the annual audits of the Company’s consolidated financial statements, including the audits of internal control over financial reporting, review of quarterly financial statements included in the Company's Quarterly Reports on Form 10-Q, and statutory audits and regulatory filings in foreign jurisdictions.
(2)    Audit-Related Fees were for assurance and related services reasonably related to the performance of the annual audit or review of the Company’s consolidated financial statements.
(3)    Tax Fees were primarily for tax compliance, tax advice, and tax planning services, including tax planning and consultations.
All of Deloitte’s services for the Company were permissible under applicable laws and regulations. The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (“Pre-Approval Policy”) provides for the pre-approval of audit and non-audit services performed by Deloitte. Under the Pre-Approval Policy, the Audit Committee must pre-approve specific services, including fee levels, to be performed by the independent registered public accounting firm in a designated category (audit, audit-related, tax services, and all other services). For fiscal year 2022, 100% of all fees were approved by the Audit Committee. The Audit Committee may delegate this authority in writing to one or more of its members, and in such case, the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting.
The Board recommends a vote “FOR” ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
2023 PROXY STATEMENT › 16

Proposal 3: Advisory Approval of 2022 Named Executive Officer Compensation (“Say-on-Pay” Vote)
Executive compensation is an important topic for our shareholders. At the core of our executive compensation philosophy is the belief that compensation should: (i) reflect performance; (ii) be fair, competitive, and reasonable; and (iii) be determined in a manner consistent with the Company’s long-term strategy, competitive industry practice, sound corporate governance principles, and shareholder interests. We believe our executive compensation program is strongly aligned with the long-term interests of our shareholders. We urge our shareholders to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement for additional details on the Company’s compensation philosophy and objectives and the 2022 compensation of our named executive officers (“NEOs”).
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking shareholders to approve the following resolution:
RESOLVED, that the 2022 compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.
The Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our NEOs. However, as an advisory vote, the results on this proposal are non-binding, and neither the Board nor the Compensation Committee will have any obligation to take any action as a result of the Say-on-Pay vote.
The Board has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board modifies the Company’s policy, the next say-on-pay advisory vote will be held at our 2024 Annual Meeting of Shareholders and the next advisory vote on the frequency of say-on-pay advisory votes (“Say-on-Frequency” vote) will be held at our 2028 Annual Meeting of Shareholders.
The Board recommends a vote “FOR” the non-binding resolution approving the 2022 compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

2023 PROXY STATEMENT › 17

Proposal 4: Approval of an Amendment and Restatement of the Glatfelter Corporation 2022 Long-Term Incentive Plan
We are asking our shareholders to approve an amendment and restatement of the Glatfelter Corporation 2022 Long-Term Incentive Plan (the “Equity Plan”) to increase the shares available for grants under the Equity Plan. The purpose of the Equity Plan is to provide designated employees, non-employee directors, and consultants of the Company and its affiliates with the opportunity to receive grants of awards as provided in the Equity Plan. We believe that the Equity Plan provides appropriate incentives for achieving long-range Company goals and aligning eligible individuals’ financial interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock (“Common Stock”), thereby enhancing the long-term financial interest of the Company and its affiliates.
The Equity Plan was approved by the shareholders on May 5, 2022. The amended and restated Equity Plan (the “Amended Plan”) will become effective upon receiving shareholder approval at the Annual Meeting (the “Effective Date”). The Equity Plan is the successor to the Company’s Amended and Restated Long-Term Incentive Plan, which was originally effective as of April 27, 2005 and was last amended and restated as of May 4, 2017 (the “Prior Plan”).
How was the increase in the number of shares available under the Amended Plan determined?
The Amended Plan will allow us to grant incentive compensation awards to our executive officers, non-employee directors, employees, and other service providers. We believe that a comprehensive equity incentive compensation program serves as a necessary and significant tool to attract and retain key employees, encourage participants to contribute materially to the growth of the Company, and align the long-term interests of the participants with those of our shareholders. Accordingly, it is important that an appropriate number of shares of stock be authorized for issuance under the Amended Plan.
If this Proposal 4 is approved by our shareholders at the Annual Meeting, the maximum aggregate number of new shares of Common Stock that may be issued under the Amended Plan with respect to awards granted on or after the Effective Date is the sum of (i) 675,000 shares, (ii) any shares of Common Stock that remain available for awards under the Equity Plan as of the Effective Date, and (iii) any shares of Common Stock subject to outstanding awards under the Prior Plan and the Equity Plan as of the Effective Date that are payable in shares and that expire, are forfeited, or are otherwise terminated without having been exercised, vested, or settled in full, or are paid in cash, as applicable, on or after the Effective Date, may be issued with respect to awards under the Amended Plan, subject to adjustment described below under the headings “How many shares may be issued under the Amended Plan?” and “How can the number of shares available for issuance under the Amended Plan be adjusted in the event of a change in Company stock?”.
When deciding on the number of shares to be available for awards under the Amended Plan, the Board considered a number of factors, including the number of shares currently available under the Equity Plan, the Company’s past share usage (referred to as “burn rate”), the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with the Company’s equity award practices, and input from the Company’s shareholders.
Dilution Analysis
As of March 7, 2023 the Company’s capital structure included 44,933,057 outstanding shares of Common Stock. As of March 7, 2023, 1,528,546 shares remain available for grant of awards under the Equity Plan. The proposed share authorization is a request for 675,000 shares to be available for awards under the Amended Plan, subject to adjustment as described below.
The table below shows the Company’s potential dilution (referred to as “overhang”) levels based on the Company’s diluted Common Stock and the Company’s request for 675,000 shares to be available for awards under the Amended Plan. The 675,000 additional shares represent approximately 1.3% of diluted shares of Common Stock, as described in the table below. The Board believes that this number of shares under the Amended Plan represents a reasonable amount of potential equity dilution and that equity awards are an important component of the Company’s equity compensation program. References in this Proposal 4 to “diluted” shares are references to the number of outstanding shares held by shareholders, plus the number of shares that have been authorized for issuance pursuant to convertible securities, such as stock only stock appreciation rights (“SOSARs”), performance share awards (“PSAs”) and restricted stock units (“RSUs”).

2023 PROXY STATEMENT › 18

Potential Overhang with 675,000 New Shares
SOSARs Outstanding as of March 7, 2023	618,057
Weighted Average Exercise Price of SOSARs Outstanding as of March 7, 2023	$22.07
Weighted Average Remaining Term of SOSARs Outstanding as of March 7, 2023	2.0
Outstanding RSUs and PSAs under the Equity Plan and the Prior Plan as of March 7, 2023	2,541,739
Total Equity Awards Outstanding as of March 7, 2023	3,159,796
Shares Available for Grant under the Equity Plan as of March 7, 2023	1,528,546
Shares Requested under the Amended Plan	675,000
Total Potential Overhang	5,363,342
Shares of Common Stock Outstanding as of March 7, 2023	44,933,057
Diluted Shares of Common Stock	50,296,399
Potential Dilution of 675,000 shares as a Percentage of Diluted Common Stock	1.3%
The “Outstanding RSUs and PSAs under the Equity Plan and the Prior Plan as of March 7, 2023” in the foregoing table are measured at target for the outstanding PSAs, which can be paid at, above or below target, and include dividend equivalents that are payable in shares of Common Stock. PSAs can be paid at 0% to 200% of target. As of March 7, 2023, there were 1,383,322 outstanding PSAs measured at target. The “Shares Available for Grant under the Equity Plan as of March 7, 2023” represent the number of shares available for awards under the Equity Plan, after subtracting the number of shares subject to outstanding awards granted under the Equity Plan, assuming PSAs are earned at target. The “Total Potential Overhang as of March 7, 2023” is the sum of (i) Total Equity Awards Outstanding as of March 7, 2023, plus (ii) Shares Available for Grant under the Equity Plan as of March 7, 2023, plus (iii) Shares Requested under the Amended Plan, as if the share request had been approved as of March 7, 2023. The “Diluted Shares of Common Stock” in the foregoing table consists of the “Shares Common Stock Outstanding as of March 7, 2023” plus the “Total Potential Overhang” described in the foregoing table.
Expected Share Pool Duration
Based on the Company’s historical equity award practices, the Company estimates that the authorized shares under the Amended Plan may be sufficient to provide the Company with an opportunity to grant equity awards for approximately one to two years, in amounts determined appropriate by the Committee (as defined below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of the Company’s Common Stock, the mix of cash and equity awards provided as long-term incentive compensation, grant amounts provided by the Company’s competitors, payout of PSAs in excess of target in the event of superior performance, participation levels, hiring activity, and promotions during the next few years.
Burn Rate
The table below sets forth the following information regarding the awards granted under the Equity Plan and the Prior Plan: (i) the burn rate for each of the last three calendar years, and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:
a.the number of all RSUs granted and PSAs earned in the applicable year divided by
b.the weighted average number of shares of our Common Stock outstanding for the applicable year.
No stock options or SOSARs have been granted in the last three fiscal years.

Element	2022	2021	2020	Three-Year Average
RSUs granted	726,401	195,905	216,799
PSAs earned	60,535	86,549	39,619
Total Full Value Awards	786,936	282,454	256,418
Weighted Average Number of Shares of Common Stock Outstanding as of December 31, 2022	44,828,000	44,551,000	44,339,000
Burn Rate (RSUs granted and PSAs earned)	1.76%	0.63%	0.58%	0.99%
The burn rate means that we used a three-year average of 0.99% of the weighted average shares outstanding for RSUs granted and PSAs earned over the past three years under the Equity Plan and the Prior Plan.

2023 PROXY STATEMENT › 19

The table below sets forth details regarding performance-based awards granted and earned in each year for the last three fiscal years (including any dividend equivalents):

Performance-Based Awards	# Shares/Units
Outstanding/Non-Vested(1) as of 12/31/2022	691,192
Granted	725,812
Vested/Earned(2)	60,534
Forfeited(5)	302,848
Outstanding/Non-Vested(1) as of 12/31/2021	328,288
Granted	179,026
Vested/Earned(3)	86,549
Forfeited(5)	93,100
Outstanding/Non-Vested(1) as of 12/31/2020	328,911
Granted	184,055
Vested/Earned(4)	39,619
Forfeited(5)	141,406
1.Amounts listed exclude awards vested at year end to be paid in the following year after performance is determined.
2.PSAs vested/earned in 2022 were tied to 2020 PSA award and achieved a 40.2% payout; 184,055 PSAs were granted in 2020.
3.PSAs vested/earned in 2021 were tied to 2019 PSA award and achieved a 50.4% payout; 230,147 PSAs were granted in 2019
4.PSAs vested/earned in 2020 were tied to 2018 PSA award and achieved a 31% payout; 197,161 PSAs were granted in 2018
5.Represents PSAs forfeited due to performance, terminations, and recoupment.

Description of the Amended Plan
The following is a description of the Amended Plan, which is qualified by reference to the full text of the Amended Plan set forth in Appendix A attached hereto. If the Amended Plan is approved by our shareholders at the Annual Meeting, it will become immediately effective. If the Amended Plan is not approved by our shareholders, the Equity Plan will continue as currently in effect.
How many shares may be issued under the Amended Plan?
The Amended Plan authorizes the issuance of 675,000 shares of Common Stock, subject to adjustment as described below. In addition, any shares that remained available for awards under the Equity Plan as of the Effective Date and any shares subject to outstanding awards granted under the Prior Plan and the Equity Plan that are payable in shares and that terminate, expire, or are canceled, forfeited, surrendered without having been exercised, vested, or settled in full, or are paid in cash, as applicable, on or after the Effective Date, subject to adjustment as described below, may be issued with respect to awards under the Amended Plan. The aggregate number of shares reserved for issuance under the Amended Plan as of the Effective Date, including the shares described above from the Equity Plan, is referred to as the “2023 Plan Reserve.” Shares issued under the Amended Plan with respect to dividend equivalents that are credited on or after the Effective Date on outstanding awards granted under the Equity Plan, will count against the 2023 Plan Reserve. Within the 2023 Plan Reserve, the maximum number of shares that may be issued under the Amended Plan with respect to incentive stock options that are intended to comply with the provisions of Section 422 of the Code (“ISOs”) granted on or after the Effective Date is 675,000 shares, subject to adjustment as described below.
How are shares counted against the 2023 Plan Reserve?
The Amended Plan provides that any shares covered by an award granted under the Equity Plan, Prior Plan, or the Amended Plan that terminates, expires, or is canceled, forfeited, surrendered, or an award that is otherwise settled without the delivery of the full number of shares underlying the award or is settled in cash, will, to the extent of any such termination, expiration, cancellation, forfeiture, surrender, or payment in cash, again be available for issuance under the Amended Plan. Shares withheld or surrendered for taxes payable on any award or for payment of the exercise price of an option may not be available for re-issuance under the Amended Plan. The full number of shares subject to a stock appreciation right (“SAR”) settled in stock will be counted against the 2023 Plan Reserve. If shares are repurchased by the Company on the open market with the proceeds of the exercise price of options, the shares will not again be available for issuance under the Amended Plan.
2023 PROXY STATEMENT › 20

Outstanding equity grants with respect to stock of an acquired company may be assumed or replaced by awards under the Amended Plan, and such substitute awards will not reduce the Amended Plan’s 2023 Plan Reserve, consistent with applicable stock exchange requirements.
Who administers the Amended Plan?
The Amended Plan is administered by the Compensation Committee, or any successor committee thereto, or the Board, or such other committee of the Board as is appointed or designated by the Board to administer the Amended Plan (the “Committee”). All acts and authority of the Committee under the Amended Plan are subject to the provisions of its charter and such other authority as may be delegated to the Committee by the Board. The Committee shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Company’s stock is at the time primarily traded. Awards to non-employee directors shall be administered by the Committee consistent with a Board-approved compensation program.
The Committee has the exclusive power (i) to make awards; (ii) to determine when and to which eligible individual awards will be granted; (iii) to determine the types of awards and the number of shares covered by the awards; (iv) to establish the terms, conditions, performance goals, restrictions, and other provisions of such awards; and (v) subject to the terms of the Amended Plan and applicable law, to cancel, suspend, or amend existing awards. The Committee also has the authority, at its discretion, (a) to waive any restriction, and accelerate vesting and exercisability, as applicable, of any award; (b) to approve forms of award agreements for use under the Amended Plan; (c) to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States; (d) subject to the Committee’s amendment authority described below, determine whether, to what extent, and under what circumstances awards may be settled, paid, or exercised in cash, shares, or other awards or other property, or canceled, forfeited, or suspended; (e) to interpret the Amended Plan and any award or award agreement made under the Amended Plan; (f) to establish, amend, waive, and rescind any rules and regulations relating to the administration of the Amended Plan; (g) to determine the terms and provisions of any award agreements entered into under the Amended Plan (not inconsistent with the Amended Plan), and to amend the terms and provisions of any such award agreement (not inconsistent with the Amended Plan); and (h) to make all other determinations necessary or advisable for the administration of the Amended Plan.
Except to the extent prohibited by applicable law, the Committee may delegate all or any portion of its responsibilities to any person(s) selected by it, but the Committee cannot delegate such authority with respect to any participant who is subject to the reporting requirements of Section 16 of the Exchange Act.
Who is eligible for awards under the Amended Plan?
Employees, officers, non-employee directors, and consultants of the Company or any subsidiary or affiliate of the Company are eligible to participate in the Amended Plan, as determined by the Committee. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are also eligible to receive awards under the Amended Plan, in substitution for awards granted by that company. Approximately 3,250 employees including 24 officers, 7 non-employee directors, and approximately 170 consultants of the Company and its subsidiaries and affiliates are eligible to participate in the Amended Plan as of March 7, 2023, as if the Amended Plan were in effect on such date.
What are the limitations on awards that may be made to any non-employee director under the Amended Plan?
The maximum grant date value of shares subject to awards granted to any non-employee director, plus any cash fees paid to the non-employee director, during any calendar year shall not exceed $750,000 in total value under the Amended Plan. For purposes of this limit, the value of such awards shall be calculated based on the grant date fair value of such awards for financial reporting purposes.
What is the term of the Amended Plan?
No award will be granted under the Amended Plan after May 4, 2032. The expiration of the Amended Plan shall not impair the Committee’s authority with respect to outstanding awards and the authority of the Committee to administer the Amended Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such award, or to waive any conditions or rights under any such award, and the authority of the Board to amend the Amended Plan, shall extend beyond such date.
What types of awards are available under the Amended Plan?

2023 PROXY STATEMENT › 21

Options and SARs. The Committee is authorized to grant ISOs and non-qualified stock options (collectively, “options”) and SARs to participants under the Amended Plan. The terms and conditions of each option and SAR granted will be determined by the Committee and set forth in the applicable award agreement.
The term of an option or SAR may not exceed ten years from the date of grant. The exercise price of an option or SAR may not be less than the fair market value of the underlying shares on the date of grant, except for outstanding equity grants with respect to stock of an acquired company that are assumed or replaced by awards under the Amended Plan. As long as the Company’s shares are traded on an established stock exchange, the fair market value will be the closing price for the shares as quoted on such exchange. The terms of any ISO granted under the Amended Plan must comply in all respects with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
Subject to the terms of the Amended Plan and the related award agreement, any option or SAR may be exercised at any time during the period specified by the Committee. Unless the Committee determines otherwise, if a vested option or SAR would terminate at a time when trading in Company stock is prohibited by law or by the Company’s insider trading policy, the vested option or SAR may be exercised until the 30th day after expiration of such prohibition (but not beyond the end of the term of the option or SAR).
The Committee has the discretion to determine the method of exercise of options, which may include paying the exercise price (i) in cash; (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; (iii) by “net exercise,” which is the surrender of shares for which the option is exercisable to the Company in exchange for shares equal to the amount by which the then fair market value of the shares subject to the option exceeds the exercise; or (iv) by such other method as the Committee may approve.
Restricted Stock and Restricted Stock Unit Awards. The Committee may grant restricted stock or RSUs to participants under the Amended Plan. The terms and conditions of each such award will be established by the Committee and set forth in an associated award agreement. The Committee has the discretion to impose restrictions, including limitations on the right to vote shares underlying restricted stock awards, which restrictions may lapse separately or in combination at such times as the Committee may deem appropriate.
Stock Awards and Other Stock-Based Awards. The Committee is authorized to grant stock awards to participants under the Amended Plan. Stock awards may be granted by the Committee in lieu of any cash compensation or fees for services to the Company as the Committee, in its discretion, determines or authorizes. Stock awards will be evidenced by an agreement or in such other manner as the Committee may determine appropriate, including book-entry registration or issuance of stock certificates.
Subject to the terms of the Amended Plan, the Committee may grant to participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of the Common Stock as are deemed by the Committee to be consistent with the purposes of the Amended Plan. The Committee will determine the terms and conditions of such awards and set forth such terms and conditions in an award agreement.
Performance Awards. The Committee may grant performance awards to participants under the Amended Plan. Performance awards may be restricted stock, RSUs, stock awards, or other stock-based awards, and may be denominated in cash or shares. The terms and conditions of each such award will be fixed by the Committee and may include performance goals determined by the Committee.
The performance goals will be established by the Committee based on one or more of the following criteria, or derivations of such criteria, or such other criteria as may be determined by the Committee: stock price, earnings per share, price-earnings multiples, stock price to book value multiple, net earnings, operating earnings, operating pre-tax earnings, revenue or revenue growth, productivity, margin, EBITDA (earnings before interest, taxes, depreciation, and amortization), net capital employed, return on assets, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, losses incurred, losses paid, loss ratio (including as may be measured and reported over a specified period), paid loss ratio, gains to losses on sales of assets or investments, market share, market value added, capital management, margin growth, contribution margin, labor margin, EBITDA margin, stockholder return, operating profit or improvements in operating profit, improvements in asset or financial measures (including working capital and the ratio of revenues to working capital), human capital, environmental, social and governance issues, diversity, equity and inclusion issues, credit quality, risk/credit characteristics (including FICO, debt to income, or loan to value), early default experience, expense management and expense ratios, pre-tax earnings or variations of income criteria in varying time periods, economic value added, book value, book value per share, book value growth, or comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, employee
2023 PROXY STATEMENT › 22

retention rates, customer retention rates, customer attraction rates, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may be applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively, or in any combination, and may be measured over a period of time, including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.
The Committee may determine that adjustments will apply with respect to the determination of achievement of the performance goals, to exclude the effect of any events that occur during a performance period, including: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles, or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs, including reductions in force and early retirement incentives; currency fluctuations; and any unusual, infrequent, or non-recurring items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes to the financial statements appearing in the Company’s annual report to shareholders for the applicable year.
The Committee may, in its discretion, establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance award. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a participant of a specified annual performance rating, the continued employment by the participant, and/or the achievement of specified performance goals by the Company, business unit, or participant. The Committee may also reduce or increase the amount of any performance award if it concludes that such reduction or increase is necessary or appropriate based on: (i) an evaluation of such participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. In addition to establishing minimum performance goals below which no compensation will be payable pursuant to a performance award, the Committee may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved. Performance awards shall be transferred or paid to the participant as determined by the Committee in the applicable award agreement.
Dividend Rights and Dividend Equivalents. The Committee may grant dividend rights and dividend equivalents in connection with awards (other than options or SARs) under such terms and conditions as the Committee deems appropriate. Notwithstanding anything to the contrary in the Amended Plan, dividends and dividend equivalents shall vest and be paid only if and to the extent the underlying awards vest and are paid. Dividend rights and dividend equivalents may be deferred, consistent with Section 409A of the Code, as determined by the Committee. Dividend rights and dividend equivalents may be accrued as a cash obligation, or may be converted to RSUs for the participant, as determined by the Committee. Unless otherwise specified in the award agreement, deferred dividend rights and dividend equivalents will not accrue interest. Dividend rights and dividend equivalents may be payable in cash or shares or in a combination of the two, as determined by the Committee in the award agreement.
How can the number of shares available for issuance under the Amended Plan be adjusted in the event of a change in Company stock?
In the event that the Committee determines any dividend or other distribution (whether in the form of cash, stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of stock or other securities of the Company, issuance of warrants or other rights to purchase stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction for applicable financial accounting purposes, or otherwise affects the stock of the Company, then the Committee will adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan:
•The number and type of shares of stock (or other securities or property) which thereafter may be made the subject of awards.
•The number and type of shares of stock (or other securities or property) subject to outstanding awards, including whether to make provision for a cash payment to the holder of an outstanding award for any fractional shares.
•The grant, purchase, or exercise price of any award.
•Other value determinations and terms applicable to outstanding awards, including performance goals, consistent with the terms of the Amended Plan.

2023 PROXY STATEMENT › 23

Are awards transferable?
Except as the Committee may otherwise determine, no award and no right under any award shall be assignable, alienable, saleable, or transferable by a participant otherwise than by will or by the laws of descent and distribution; provided, however, that, a participant may designate a beneficiary to exercise the rights of the participant, and to receive any property distributable, with respect to any award upon the death of the participant.
Are awards subject to clawback or other Board policies?
All awards made under the Amended Plan shall be subject to any applicable clawback or recoupment policies, insider trading policies, policies prohibiting pledging or hedging of shares, and other policies that may be implemented by the Board from time to time.
What is a change in control?
A “change in control” of the Company means:
•The acquisition, directly or indirectly, other than from the Company, by any person, entity, or group (excluding, for this purpose, the Company, its subsidiaries, and any employee benefit plan of the Company or its subsidiaries) (a “third party”) of beneficial ownership of 20% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.
•Individuals who, as of the Effective Date, constitute the Board (the “incumbent directors”) cease in any 12-month period to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the incumbent directors who are directors at the time of such vote shall be, for purposes of the Amended Plan, an incumbent director. However, the term “incumbent director” shall exclude any such person whose initial election as a member of the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a third party other than the Board.
•Consummation of (a) a reorganization, merger, or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation (other than the surviving entity) do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged, or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors; or (b) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a third party.
What are the consequences of a change in control?
Unless otherwise set forth in an award agreement, if a change in control occurs and participants’ awards remain outstanding after the change in control (or are assumed by, or converted to, similar awards with equivalent value as of the date of the change in control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the participant incurs an involuntary separation from service by the Company or its affiliates or successors other than for cause (as defined in the award agreement) during a period specified by the Committee, (i) all outstanding options and SARs shall automatically accelerate and become fully exercisable; (ii) any restrictions and conditions on outstanding stock awards and restricted stock shall immediately lapse; and (iii) awards of restricted stock units, other stock-based awards, or performance awards shall become payable. In that event, awards that are based on performance goals shall vest and be payable as determined by the Committee in the award agreement.
Unless otherwise set forth in an award agreement, if a change in control occurs and participants’ awards are not assumed by, or converted to similar awards with equivalent value as of the date of the change in control of, the surviving corporation (or a parent or subsidiary of the surviving corporation), or otherwise remain outstanding, (i) all outstanding options and SARs shall immediately vest and become exercisable; (ii) any restrictions on stock awards and restricted stock shall immediately lapse; and (iii) restricted stock units, other stock-based awards, or performance awards shall become payable as of the date of the change in control. In that event, awards that are based on performance goals shall vest and be payable as determined by the Committee in the award agreement.
Notwithstanding the foregoing, the Committee may establish such other terms and conditions relating to the effect of a change in control on awards as the Committee deems appropriate. In addition to other actions, in the event of a change in control, the Committee may take any one or more of the following actions with respect to any or all outstanding awards, without participant consent: (i) determine that outstanding awards shall be assumed by, or replaced with, awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation); (ii) determine
2023 PROXY STATEMENT › 24

that outstanding options and SARs shall automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding stock awards and restricted stock shall immediately lapse; (iii) determine that participants shall receive a payment in settlement of outstanding awards of RSUs, other stock-based awards, or performance awards, in an amount and form determined by the Committee; (iv) require that participants surrender their outstanding options and SARs in exchange for a payment by the Company, in cash or shares as determined by the Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares subject to the participant’s unexercised options and SARs exceeds the exercise price; and (v) after giving participants an opportunity to exercise all of their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate. Such surrender, termination, or payment shall take place as of the date of the change in control or such other date as the Committee may specify. Without limiting the foregoing, if the per share fair market value of the shares does not exceed the per share exercise price, the Company shall not be required to make any payment to the participant upon surrender of the option or SAR. Any acceleration, surrender, termination, settlement, or conversion shall take place as of the date of the change in control or such other date as the Committee may specify.
How can the Amended Plan be amended, modified, or terminated?
Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the Amended Plan, the Board may amend, suspend, discontinue, or terminate the Amended Plan or any portion thereof at any time, provided that no such amendment, alteration, suspension, discontinuation, or termination will be made without: (i) shareholder approval, if such approval is necessary to comply with tax, legal, securities exchange, or other regulatory requirements; or (ii) the consent of the affected participant, if such action would adversely affect any material rights of such participant under any outstanding award.
Except in connection with a corporate transaction involving the Company, the Company may not, without shareholder approval (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs; (ii) cancel outstanding options or SARs in exchange for options or SARs with an exercise price that is less than the exercise price of the original options or SARs; or (iii) cancel outstanding options or SARs with an exercise price above the current stock price in exchange for cash or other securities.
The Committee may at any time modify, amend, or terminate any or all of the provisions of the Amended Plan to the extent necessary: (i) to conform the provisions of the Amended Plan with Section 409A of the Code; and (ii) to enable the Amended Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.
The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any award, prospectively or retroactively, without the consent of the participant, consistent with the terms of the Amended Plan; provided, that no such action will impair any material rights of a participant granted an award under the Amended Plan. The Committee is also authorized to make adjustments in terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the intended benefits.
What are the federal income tax consequences of awards granted under the Amended Plan?
The following brief description, which is based on existing law, summarizes the federal income tax consequences of the grant of awards under the Amended Plan. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change, which may affect the federal income tax consequences described below. The following summary of the federal income tax consequences in respect of the Amended Plan is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.
Non-Qualified Stock Options. A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will generally realize taxable compensation at the date of exercise in the amount of the difference between the option price and the then market value of the shares, and income tax withholding requirements apply upon exercise. A deduction for federal income tax purposes will generally be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in the option shares is equal to the option price paid for such shares plus the amount includable in income upon exercise. At sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending upon how long the shares have been held.
Incentive Stock Options. An optionee is not taxed at the time an incentive stock option is granted. The tax consequences upon exercise and later disposition of the underlying stock generally depend upon whether the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the

2023 PROXY STATEMENT › 25

case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the stock option.
If the optionee satisfies both the employment rule and the holding rule for income tax purposes, the optionee will not recognize income upon exercise of the stock option and the Company will not be allowed an income tax deduction at any time. The difference between the option exercise price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.
If the optionee meets the employment rule, but fails to observe the holding rule (a “disqualifying disposition”), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option exercise price. Any excess of the sale price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the stock option was exercised). If the sale price is less than the fair market value on the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sale price over the option exercise price. In both situations, the tax deduction allowable to the Company is limited to the ordinary income recognized by the optionee. Under current Internal Revenue Service (“IRS”) guidelines, the Company is not required to withhold any federal income tax in the event of a disqualifying disposition. Different consequences may apply for an optionee subject to the alternative minimum tax.
Restricted Stock. Upon the grant of restricted stock, a participant will not recognize taxable income and the Company will not be allowed a tax deduction. Rather, on the date when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares on that date (less the price paid, if any, for such shares). Alternatively, a participant may file with the IRS a “section 83(b) election” no later than 30 days after the date of grant of restricted stock, as a result of which participant will recognize taxable ordinary income at the time of the grant, generally in an amount equal to the fair market value of the shares on the date of grant, less any amount paid for the shares. The amount recognized by the participant is subject to income tax withholding requirements. At the time the participant recognizes income with respect to the restricted stock, the Company is generally entitled to a deduction in an equal amount. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were taxable to the participant pursuant to the award.
Performance Awards, Restricted Stock Unit Awards, Stock Awards, Other Stock-Based Awards, and Stock Appreciation Rights. A participant who receives a performance award, restricted stock unit award, other stock-based award, or stock appreciation right will not be required to recognize any income for federal income tax purposes at the time of the grant of such award, nor is the Company entitled to any deduction at such time. The rules described above with respect to restricted stock apply to any award that is made in restricted shares. A participant who receives a stock award that is not subject to vesting restrictions will generally recognize ordinary income equal to the fair market value of the shares on the date of grant (less the price paid, if any, for the shares).
Except for awards made as restricted stock, when performance awards, restricted stock units, other stock-based awards, or SARs are paid or shares are delivered to the participant, the participant will realize compensation taxable as ordinary income in an amount equal to the cash paid or the fair market value of shares delivered.
Income tax withholding requirements generally apply to amounts that are recognized as ordinary income and the Company will generally be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize either long-term or short-term capital gain (or loss), depending on how long the shares were held, equal to the difference between the amount realized and the fair market value of the shares on the date the shares were vested or delivered to the participant pursuant to the award.
Tax Withholding. The Company has the right to withhold from any payment of cash or stock to a participant or other person under the Amended Plan an amount sufficient to cover any required withholding taxes, including the participant’s social security and Medicare taxes (FICA) and federal, state, or local income tax, or such other applicable taxes (“taxes”) with respect to the award. The Company may require the payment of any taxes before issuing any stock pursuant to the award. The Committee may provide for withholding of such taxes through a reduction of the number of shares delivered to such participant, or allow the participant to elect to cover all or any part of such withholding for taxes, through a reduction of the number of shares delivered to the participant or a subsequent return to the Company of shares held by the participant, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.
2023 PROXY STATEMENT › 26

Impact of Section 409A. Section 409A of the Code applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the Amended Plan are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest, and an additional 20% tax on the vested amount underlying the award.
Limitations on Company’s Deduction. Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation in excess of $1 million in any year that is paid to its chief executive officer, chief financial officer, or any of its three other most highly compensated officers (“covered employees”), or other persons who have been covered employees after 2017. While deductibility of executive compensation for federal income tax purposes is among the factors the Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.
Consequences of Change in Control. If a change in control in the Company causes vesting of awards under the Amended Plan to accelerate, or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject the participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s tax deduction for the compensation.
New Plan Benefits under the Amended Plan
The Committee has not granted any awards under the Amended Plan that are subject to shareholder approval of the Amended Plan. Participation and the types of awards under the Amended Plan are subject to the discretion of the Committee, consistent with the terms and limitations of the Amended Plan, and as a result, the benefits or amounts that will be received by any participant or groups of participants under the Amended Plan are not currently determinable. For information on awards made in 2022 to our NEOs, please refer to the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” under the heading “Executive Compensation” elsewhere in this proxy statement.
Market Price of Shares
The closing price of the Company’s stock, as reported on the NYSE on March 15, 2023 was $2.98.
The Board believes that the approval of an amendment and restatement of the Glatfelter Corporation 2022 Long-Term Incentive Plan is in the best interest of the Company and its shareholders and recommends a vote “FOR” the proposal.

2023 PROXY STATEMENT › 27

Ownership of Company Stock
To the best of the Company’s knowledge, the following table sets forth information regarding beneficial ownership of the Company’s outstanding common stock as of March 15, 2023 (except as otherwise noted) by: (1) each person who is known by the Company to own beneficially more than 5% of the common stock of the Company; (2) each director, director nominee, and NEO; and (3) all directors and current executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers for the securities listed, and none of the Company’s shares are subject to a pledge. The number of shares beneficially owned by each person is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, all shares to which a person has the right to acquire beneficial ownership within 60 days of March 15, 2023 are considered beneficially owned by that person.
Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner	Shares Beneficially Owned (1)	% of Class
Carlson Capital, L.P.(2)	5,415,000	12.1%
BlackRock, Inc.(3)	3,081,484	6.9%

Name of Beneficial Owner	Position	Total Number of Shares Beneficially Owned (4)	% of Class
Wolfgang Laures	Senior Vice President, Integrated Global Supply Chain and IT	316,568	*
Kevin M. Fogarty	Non-Executive Chair, Director	123,021	*
J. Robert Hall	Director	122,469	*
Kathleen A. Dahlberg	Director	105,719	*
Lee C. Stewart	Director	100,719	*
David C. Elder	Vice President, Finance & Chief Accounting Officer	97,241	*
Bruce Brown	Director	66,615	*
Christopher W. Astley	Senior Vice President & Chief Commercial Officer	62,387	*
Darrel Hackett	Director	51,598	*
Marie T. Gallagher	Director	32,528	*
Ramesh Shettigar	Senior Vice President, Chief Financial Officer & Treasurer	32,258	*
Thomas M. Fahnemann	President & Chief Executive Officer	13,000	*
All directors and current executive officers as a group (14 individuals)(g)		1,163,643	2.59%
Dante C. Parrini	Former Chairman, President, & Chief Executive Officer	463,393	1%
Samuel L. Hillard	Former Senior Vice President & Chief Financial Officer	56,423	*
*indicates ownership of < 1%
(1)For purposes of the table, shares of common stock are considered beneficially owned by a person if such person has, or shares, voting or investment power for such stock. As a result, more than one person may beneficially own the same security and, in some cases, the same shares are listed opposite more than one name in the table. The table includes, in some cases, shares beneficially held by spouses or minor children, as to which beneficial ownership is disclaimed. The address of each director, director nominee, and NEO is c/o Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209.
(2)Pursuant to Schedule 13D filed on October 17, 2022, consists of shares beneficially owned, as of October 13, 2022, by Carlson Capital, L.P., an investment advisor with sole voting power and sole dispositive voting power over 0 shares and shared voting power and shared dispositive voting power over 5,415,000 shares. Beneficial ownership reported by Carlson Capital, L.P. includes shares acquired by funds for which it serves as the investment manager: Double Black Diamond Offshore Ltd.; Black Diamond Arbitrage Offshore Ltd.; Delaware Domiciled Single Investor Limited Partnership - 101; Asgard Investment Corp. II; and Mr. Clint D. Carlson. The address of Carlson Capital, L.P. is 2100 McKinney Avenue, Suite 1800, Dallas, TX 75201.
(3)Pursuant to Amendment No. 1 to Schedule 13G filed on February 1, 2023, consists of shares beneficially owned, as of December 31, 2022, by BlackRock, Inc., a parent holding company with sole voting power over 3,005,650 shares, sole dispositive power over 3,081,484 shares, and shared voting power and shared dispositive power over 0 shares. Beneficial
2023 PROXY STATEMENT › 28

OWNERSHIP OF COMPANY STOCK
ownership reported by BlackRock, Inc. includes shares acquired by its subsidiaries: BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Asset Management Canada Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC.; which beneficially owns 5% or greater of the shares of common stock of the Company. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)Represents shares beneficially owned by each owner as noted below:

Name of Beneficial Owner	Directly Owned	Indirectly Owned	Options to Acquire Stock (a)
Wolfgang Laures	316,568	—	—
Kevin M. Fogarty(b)	73,021	50,000	—
J. Robert Hall	122,469	—	—
Kathleen A. Dahlberg	105,719	—	—
Lee C. Stewart	100,719	—	—
David C. Elder(c)	94,341	2,900	—
Bruce Brown(d)	62,865	3,750	—
Christopher W. Astley(e)	61,386	1,001	—
Darrel Hackett	51,598	—	—
Marie T. Gallagher	32,528	—	—
Ramesh Shettigar(f)	32,162	96	—
Thomas M. Fahnemann	13,000		—
All directors and current executive officers as a group (14 individuals)(g)	1,105,002	58,641	—
Dante C. Parrini(h)	454,256	8,861
Samuel L. Hillard	56,423	—	—
(a)Represents the gross number of shares of common stock that would be issued upon exercise of vested stock-only stock appreciation rights (“SOSARs”) on March 15, 2023. As of March 15, 2023, the following NEOs had vested SOSARs:

Name	Number of Vested SOSARs
Christopher W. Astley	86,538
David C. Elder	58,164
Ramesh Shettigar	17,290
Dante C. Parrini	400,302
.
(b)Consists of 50,000 shares held indirectly by GBBH Family Limited Partnership.
(c)Consists of 2,900 shares held in a 401(k) account for the benefit of Mr. Elder
(d)Consists of 3,750 shares held indirectly by the Bruce Brown Revocable Trust.
(e)Consists of 1,001 shares held in a 401(k) account for the benefit of Mr. Astley.
(f)Consists of 96 shares held in a 401(k) account for the benefit of Mr. Shettigar.
(g)Consists of 113,340 shares vesting within 60 days of March 15, 2023.
(h)Consists of 8,861 shares held in a 401(k) account for the benefit of Mr. Parrini.

2023 PROXY STATEMENT › 29

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2022, regarding the Company’s equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3) (4)
Equity compensation plans approved by security holders	2,419,696	$21.34	2,467,908
Equity compensation plans not approved by security holders	—	—	—
Total	2,419,696	$21.34	2,467,908
(1)Includes 807,903 RSUs; 842,249 PSAs; and 769,544 SOSARs. For purposes of this calculation, it is assumed that PSAs will be paid at 100% of target.
(2)Weighted average exercise price is based on outstanding SOSAR prices only.
(3)Represents the securities remaining available for issuance under the Equity Plan.
(4)For purposes of this calculation, it is assumed that PSAs will be paid at 100% of target.
2023 PROXY STATEMENT › 30

Corporate Governance and Board of Directors
Corporate Governance Principles
The Board and Management are dedicated to effective corporate governance. The Board has adopted Corporate Governance Principles that provide a framework for the Company’s governance. The Board has also adopted a Code of Business Conduct and a Code of Business Ethics for our CEO and Senior Financial Officers. The Corporate Governance Principles are available on the Corporate Governance page of the Company’s website at www.glatfelter.com/investors/corporate-governance, which also contains the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws (“Bylaws”), Code of Business Conduct, a list of the directors of the Company, the charters of each of the committees of the Board, and the Code of Business Ethics for CEO and Senior Financial Officers. Copies of these materials are also available, in print and at no charge, upon request to the Secretary of the Company at 4350 Congress Street, Suite 600, Charlotte, NC 28209.
The Company intends to satisfy the disclosure requirement for any future amendments to, or waivers from, its Code of Business Conduct or Code of Business Ethics for CEO and Senior Financial Officers by posting such information on its website.
Board Composition and Leadership
The Board currently consists of eight members. Each year, the Board elects one of its members to serve as Board Chair. Under the Board’s governance structure, the Board Chair:
•presides at all meetings of the Board, including executive sessions (unless the Board Chair and CEO positions are combined);
•identifies strategic issues to be considered for the Board agenda; and
•consults with directors on the development of the schedule, agenda, and materials for all meetings of the Board.
When considering the election of a Board Chair, the Board reviews its governance structure and the qualifications of each director and determines who is best qualified to chair the Board. The Board believes the Company and its shareholders are best served by having a Board Chair who has knowledge of the Company’s business operations and industry and who can best oversee execution of the Company’s strategic plan, based on his or her extensive experience and knowledge of the Company’s operations, industry, competitive challenges, and opportunities. Additionally, our Corporate Governance Principles do not require the separation of offices of the Board Chair and the CEO. Previously, the Board had determined that it was in the best interests of the Company for Mr. Parrini to serve as both Board Chair and CEO. However, following Mr. Parrini’s separation from employment with the Company and his subsequent resignation from the Board, the Board determined it was in the best interests of the Company and its shareholders to separate the roles of Board Chair and CEO. Specifically, the Board believes that separating the roles of Board Chair and CEO is most appropriate at this point in time, as it will allow the new CEO to focus on the everyday demands of managing the business. Additionally, given the recent leadership changes, the Board believes it is important for the Board Chair to have a deep institutional knowledge of the Company. Accordingly, Kevin M. Fogarty, an independent director, was appointed as the Board’s Non-Executive Chair on August 24, 2022. Based on his prior CEO experience and his knowledge of the Company’s business and industry, the Board determined that Mr. Fogarty is the director best qualified to serve in the role of Non-Executive Chair. The Board nominated Mr. Fogarty in February 2023 to continue as Non-Executive Chair, subject to and effective upon his re-election as a director at the Annual Meeting.
The Board has also determined that when the same person serves as both Board Chair and CEO, the interests of the Company and the shareholders are best served by the appointment of an independent Lead Director. The Lead Director presides over the executive sessions of the Board and coordinates and develops the agenda for those sessions. The Lead Director communicates to the Board Chair regarding the discussions at executive sessions as appropriate. In the absence or disability of the Board Chair, the Chair of the Nominating and Corporate Governance Committee assumes the authority and performs the duties of the Board Chair, as provided in Section 2.20 of the Company’s Bylaws, including presiding at any Board meeting at which the Board Chair is not in attendance. Lee C. Stewart served as the independent Lead Director until August 24, 2022. As the roles of Board Chair and CEO were separated and Mr. Fogarty was appointed the Non-Executive Chair, there is currently not an independent Lead Director.

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Board Independence
The Corporate Governance Principles and the Company’s policies and procedures provide for an empowered, independent Board and the full involvement of the independent directors in the Board’s operations and decision making.
As set forth in the Company’s Corporate Governance Principles, the Board has adopted the listing standards of the New York Stock Exchange (the “NYSE”) for determining the independence of directors, which require that a director not have a material relationship with the Company.
Annually, each member of the Board is required to complete a questionnaire designed, in part, to provide information to assist the Board in determining if the director is independent under NYSE rules and our Corporate Governance Principles. In addition, each director or director nominee has an affirmative duty to disclose to the Nominating and Corporate Governance (“NCG”) Committee relationships between and among that director (or an immediate family member), the Company, or Management. The Board has determined the following directors are independent and have no material relationship with the Company: Messes. Dahlberg and Gallagher and Messrs. Brown, Fogarty, Hackett(1), Hall, and Stewart. The Board has determined Mr. Fahnemann, as the Company’s CEO, is not an independent director as defined under the NYSE listing standards and the Company’s Corporate Governance Principles.
(1)As described on page 14, Mr. Hackett is Head of BMO U.S. Wealth Management, an affiliate of the Bank of Montreal (“BMO”), a leading, full-service financial services provider.  BMO Capital Markets is an analyst firm that provided research coverage on the Company in 2022.  Prior to his nomination, the Board considered the potential for a conflict of interest in connection with Mr. Hackett’s employment with, and our analyst coverage by, BMO, as well as any independence issues or other potential adverse impacts as a result of Mr. Hackett serving on the Board. The Board determined that BMO Capital Markets’ research coverage does not impact Mr. Hackett’s independence.
Evaluation of Board Nominees
The NCG Committee reviews all director nominations submitted to the Company, including individuals recommended by shareholders, directors, or members of Management, using the same criteria. When evaluating whether to recommend an individual for nomination or re-nomination, the NCG Committee will consider, at a minimum and in accordance with the Company’s Corporate Governance Principles, the candidate’s independence, professional experience, diversity in personal background, knowledge of the Company’s business or industry, skills, expertise, wisdom, integrity, business acumen and availability to devote the necessary time to serve on the Board.
Although the Company does not have a formal policy on Board diversity, as set forth in our Corporate Governance Principles, the Board believes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Board. Further, the Board believes that diversity in personal background, professional experience, qualifications, attributes and skills, and how they complement, supplement, or duplicate those of other Board members, are important considerations in selecting candidates. Accordingly, the NCG Committee considers the foregoing as part of its evaluation of each director candidate.
The NCG Committee reviews the qualifications of each incumbent director, including the director’s understanding of the Company’s business and the environment in which the Company operates, attendance, and participation at Board and applicable committee meetings, and independence, including any relationships with the Company. Prior to nomination, each candidate for director must consent to stand for election, and each director nominee must agree in writing to abide by the Company’s Elections Policy set forth in its Corporate Governance Principles (as discussed in greater detail below).
After the NCG Committee has completed its evaluation of all director candidates, it presents a recommended slate of directors to the Board for consideration and approval. The NCG Committee also discusses with the Board any candidates considered by the NCG Committee but not recommended for election or re-election as a director.
Based on the process described above, the NCG Committee recommended, and the Board approved, the nomination of all eight of the incumbent directors for re-election at the Annual Meeting. These decisions were based on the individual experiences, qualifications, attributes, and skills of each candidate, including as described in the skills matrix on page 4 of this proxy statement. The NCG Committee and the Board assessed these factors in light of the Company’s business.
Resignation and Majority Voting Policy
Director Nominee Irrevocable Resignation
Pursuant to the Elections Policy in our Corporate Governance Principles, each person who is nominated to stand for election as director must, as a condition to such nomination, tender an irrevocable resignation in advance of the meeting for the election of directors.  If such director nominee is not re-elected by a majority of the votes cast, the NCG Committee will make a recommendation to the Board about whether to accept or reject the director nominee’s tendered contingent,
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irrevocable resignation. A director nominee whose resignation is not accepted by the Board shall continue to serve until the next annual meeting of shareholders and until a successor has been elected and qualified, or until the earlier of their death, resignation, or removal. In making its recommendation, the NCG Committee will publicly disclose its decision and the rationale behind such decision within 90 days from the date of the certification of the final election results of the Annual Meeting of Shareholders.
Majority Voting
In 2022, the Company amended its Articles of Incorporation (“Articles”) to implement a majority voting standard in uncontested elections of directors and to eliminate cumulative voting in director elections. Previously, directors were elected under a plurality voting standard, pursuant to which director nominees who received the most votes were elected, and shareholders were permitted to cumulate their votes, such that a shareholder had the power to give one director nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or to distribute those votes among two or more director nominees. The change to a majority vote standard in uncontested elections was intended to further align shareholder interests and Board accountability. The Board believes that this change gives shareholders a greater voice in determining the composition of the Board by giving effect to shareholder votes “against” a director nominee and by requiring a majority of votes cast to be “for” a director nominee in order for such nominee to obtain or retain a seat on the Board. Furthermore, the adoption of a majority voting standard reinforces the Board’s belief that it is accountable to, and should represent the interests of, all of the Company’s shareholders.
Similarly, by eliminating cumulative voting, our shareholders are now afforded the protection of a “one share, one vote” framework in director elections. This prevents any individual shareholder from having the ability to exercise disproportionate voting power, control, or influence over director elections in excess of their actual economic ownership of our shares.
Accordingly, pursuant to our Articles, our directors are now elected as follows:
Contested Election. In a contested election of directors, the nominees for election to the Board receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.
Uncontested Election. In an election of directors that is not a contested election, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions and broker non-votes shall not be considered to be votes cast.
Proxy Access
In 2022, the Company amended its Bylaws to provide for proxy access. Pursuant to the Bylaws, any eligible shareholder, or group of no more than 20 eligible shareholders, that complies with certain informational disclosure requirements set forth in Sections 1.9(d) and 1.10 of our Bylaws, is permitted to include a director nominee or nominees (not to exceed 20% of the number of directors) in the Company’s proxy statement for its annual meeting.
In order to provide adequate time to assess shareholder-nominated candidates, requests to include shareholder-nominated candidates in the Company’s proxy materials must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the one hundred twentieth (120th) calendar day, nor earlier than the close of business on the one hundred fiftieth (150th) calendar day prior to the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the annual meeting of shareholders in the immediately preceding year, subject to certain limited exceptions set forth in our Bylaws.
Board Meetings
The Board held 17 meetings during 2022. The standing committees established by the Board held a combined total of 19 meetings in 2022. Each director attended 75% or more of the total number of Board and committee meetings on which he or she served in 2022; overall attendance at such meetings was 97%. Independent directors meet in regularly scheduled executive sessions (without Management), presided by the Non-Executive Chair or Lead Director, as applicable.
Although the Company does not have a formal policy regarding director attendance at the annual meeting of shareholders, directors are strongly encouraged to attend the annual meeting of shareholders and historically have done so. All of our then-serving directors virtually attended the 2022 Annual Meeting of Shareholders.

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Committees of the Board of Directors
Our Board has three standing committees: Audit, Compensation, and Nominating & Corporate Governance. Each standing committee has its own charter, which is available on the Company’s website at: www.glatfelter.com/investors/corporate-governance. Paper copies of the charters are also available, at no charge, upon written request to the Secretary of the Company.
The Board determined that all members of each of the Audit, Compensation, and NCG Committees are independent as required under the NYSE listing standards and the applicable SEC rules and regulations.
The following chart provides a summary of each Board standing committee’s duties and responsibilities:

Board Committees
Committee	Responsibilities and Duties	2022 Members	Meetings in 2022
Audit Committee	The Audit Committee assists the Board with oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company; the compliance by the Company, its directors and officers with applicable laws and regulations and its Code of Business Conduct; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; the Company’s management of financial risks involving cybersecurity, insurance, natural disasters, environmental, and other ESG-related matters; and financial policies and other matters of financial significance to the Company.	Marie T. Gallagher (1), (2), (3) Kathleen A. Dahlberg (3) Darrel Hackett (2), (3) J. Robert Hall (2), (3) Lee C. Stewart (2), (3)	7
Compensation Committee	The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executive officers, including by recommending to the Board an overall executive compensation policy designed to support overall business strategies and objectives; attract, retain, motivate and reward key executives; link compensation with organizational performance while appropriately balancing risk and reward; align executives’ interests with those of the Company’s shareholders; and provide competitive and reasonable compensation opportunities. The Compensation Committee also periodically reviews the non-employee director compensation program for recommendation to the Board and provides Board oversight with respect to the Company’s human capital strategy.
		Bruce Brown (1) Kevin M. Fogarty Darrel Hackett J. Robert Hall	7
Nominating & Corporate Governance Committee	The NCG Committee carries out responsibilities relating to governance matters, including making recommendations for nominations for election of directors, the composition of Board committees, appointment of executive officers, and Board structure; developing and maintaining the Company’s Corporate Governance Principles; and providing oversight of the Company’s ESG strategy, risk management, and compliance.The NCG Committee also oversees the annual self-assessment of the Board and its committees.	Lee C. Stewart (1) (4) Bruce Brown Kathleen A. Dahlberg Marie T. Gallagher	5

(1)Committee Chair
(2)Financial Expert, as defined in the applicable SEC regulations (only shown for Audit Committee)
(3)Financially Literate within the meaning of the NYSE listing standards (only shown for Audit Committee)
(4)Chair of NCG Committee changed from Kevin M. Fogarty to Lee C. Stewart in August 2022.

In 2022, the Board formed two special committees: CEO Succession and Finance. The members of the CEO Succession Committee included Messrs. Brown, Fogarty and Stewart. The CEO Succession Committee was responsible for handling the CEO transition from Mr. Parrini to Mr. Fahnemann. The members of the Finance Committee include Ms. Gallagher and Messrs. Fogarty and Stewart. The mandate of the Finance Committee is to provide oversight and guidance to
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Management with respect to refinancing the Company’s debt and to approve modifications to the refinancing or the issuance of any financing that is the equivalent of debt.
Continuing Board Education
We believe our shareholders are best served by a board that is well versed in subject matters relevant to board service and thoroughly comprehends the role and responsibilities of an effective board in the oversight and management of the Company. The Board regularly conducts Board education sessions on relevant topics for the Company’s future growth and success and to stay informed about best governance practices. We also feel it is appropriate for our directors to have access to educational programs on an ongoing basis to assist them in performing their duties as directors. The Company will reimburse directors for the reasonable costs of attending relevant and timely director education programs approved by the Board’s Non-Executive Chair. Since November 2017, the Company has been a member of the National Association of Corporate Directors. This membership provides continuing education programs, research data, conferences, and other resources for the Company’s directors and executives. The NCG Committee periodically reviews and oversees orientation programs for newly-elected directors and suggests topics for continuing education programs for incumbent directors. .
Board Self-Assessment
Our Board believes in a constructive self-assessment process as a governance best practice to improve Board performance and ensure it is functioning effectively. As required by our Corporate Governance Principles, the NCG Committee oversees an annual self-assessment of the Board and its committees. Each director completes a written questionnaire to gather suggestions for improvement and feedback on a range of issues related to Board and committee effectiveness. Outside counsel to the Board reviews the questionnaire responses and additionally conducts individual interviews with each director. The feedback is aggregated and summarized by outside counsel, who shares the feedback with the Board and its committees during their regularly-scheduled meetings. Changes to Board practices, procedures, policies, and agendas are considered and implemented in response to the feedback as appropriate.
The Board also conducts an annual review of its corporate governance documents, including its Corporate Governance Principles, Bylaws, and committee charters, and recommends revisions accordingly.
Risk Oversight
The Board plays an active role in risk oversight to ensure that Management is taking appropriate actions to identify, evaluate, manage, and mitigate significant risks. The Board reviews risks associated with the Company’s strategic plan and enterprise level risks annually, typically at a strategic planning session. Periodically throughout the year, the Board actively monitors risks associated with the Company’s strategic plan through formal business updates it receives from Management, including an annual report from Management on information security matters.
The Board administers its risk oversight responsibilities by delegating certain business and governance activities to the appropriate committees for more detailed consideration and evaluation. In performing this oversight function, each committee has full access to Management, as well as the ability to engage advisors or other experts it deems necessary in the performance of its duties. At each regularly-scheduled Board meeting, the Chair of each committee reports to the Board on the committee’s oversight activities, as needed.
The Company’s Management is responsible for the day-to-day identification, evaluation, management, and mitigation of the Company’s risk exposures. The Company manages these enterprise risks through a variety of policies, programs, committees, and internal controls designed to protect the Company’s assets, operations, and reputation, while ensuring compliance with applicable laws and regulations.

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The below chart summarizes the Board’s risk-governance framework:

Board of Directors
Oversees the management of risks inherent in the operation of the Company’s business and the implementation of its strategic plan.
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Management	Internal Audit
Oversees significant financial risks relating to accounting, foreign exchange, commodity exposures, contingent liabilities, reporting matters, cyber-security, insurance, natural disasters, environmental and ESG, regulatory requirements, and compliance with laws and regulations. Oversees the evaluation of internal control effectiveness and meets regularly with representatives of the Company’s independent auditors.	Oversees the Company’s human capital strategy and compensation policies and procedures, including the incentives that such policies create and factors that may reduce the likelihood of excessive risk taking, to annually assess whether such policies are reasonably likely to have a material adverse effect on the Company.	Oversees the Company’s governance matters including the development and maintenance of the Company’s Corporate Governance Principles and related policies and provides oversight of the Company’s ESG strategy, risk management and compliance.	Oversees the implementation, execution, and evaluation of policies, procedures, programs, and internal controls designed to identify and mitigate significant risks in order to provide reasonable assurance in the protection of Company assets and achievement of its strategic plans.	Assists and advises the Company’s Management in identifying, evaluating, improving, and monitoring risk management techniques and methodologies as part of the Company’s enterprise risk management and internal control framework. The Company’s Director, Internal Audit reports functionally directly to the Audit Committee.
Director Compensation
Non-employee directors receive compensation for their service that is designed to compensate them fairly for the time, effort, and accountability required of a director and to align their interests with our shareholders. In making its recommendation to the Board on non-employee director compensation, the Compensation Committee considered the results of an analysis of director compensation provided by Meridian Compensation Partners LLC (“Meridian”), the Compensation Committee’s independent compensation consultant. Meridian conducted a competitive assessment that included a review of annual cash retainers, annual equity grants, meeting fees, and committee fees compared to the Company’s Compensation Peer Group (as defined below; see page 53 regarding the Compensation Peer Group). The results of the assessment determined that non-executive director total compensation approximates the median of the Compensation Peer Group, and that the Company’s pay policies are aligned with market. In 2022, in connection with the separation of the roles of Board Chair and CEO and the formation of the CEO Succession Committee, the Board authorized annual compensation for the Board’s Non-Executive Chair of $80,000 and a one-time payment of $30,000 to each to the three members of the CEO Succession Committee (the “Special Committee One-Time Payment”). No other changes were made to the non-employee director compensation program in 2022.
Cash Compensation
In 2022, non-employee director compensation included the following cash fees for service:
•Annual cash retainer fee: $70,000
•Additional fees for those serving in role:
◦Audit Committee chair: $20,000
◦Compensation Committee chair: $15,000
◦NCG Committee chair: $10,000
◦Lead Director: $20,000
◦Non-Executive Chair: $80,000
In addition to the annual retainer, non-employee directors were paid in cash $1,500 for each standing Board committee meeting they attended in excess of eight meetings per year (May 1 – April 30). All accrued, but unpaid, director cash compensation payments are made twice annually, in May and November.
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Equity Compensation
In 2022, each non-employee director received an annual RSU award valued at $115,000 on the grant date. Such awards fully vest, all restrictions lapse, and the shares are paid out on the first anniversary of the grant date (May 12, 2022). During the one-year vesting period, quarterly dividends accrue in the form of additional RSUs (but are not vested or paid until the awards vest). RSUs granted to directors will immediately vest upon a change in control and in the event of the death or disability of the director.
Deferred Compensation
Pursuant to the Company’s Deferred Compensation Plan for Directors, every year, each non-employee director may elect to defer 50%, 75%, or 100% of his or her annual retainer for serving on the Board. Any fees paid to a director for attending meetings of any Board committee or for serving as a committee chair may not be deferred. No deferral elections were made in 2022.
Other Benefits and Coverage
Each non-employee director is covered by the Company’s director and officer liability insurance policy, has entered into an indemnification agreement with the Company, and is covered under the Company’s travel accident insurance policy.
Share Ownership Guidelines
The Company has established share ownership guidelines for non-employee directors to enhance their alignment with shareholders’ interests. The share ownership guidelines preclude the sale of shares by a director until he or she holds shares with a value equal to five times the annual Board retainer of $70,000. Directly held shares and unvested RSUs count toward attainment of the guideline. All non-employee directors are in compliance or on track to be in compliance with the share ownership guidelines.
Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Total
Bruce Brown	$118,000	$115,000	$233,000
Kathleen A. Dahlberg	$73,000	$115,000	$188,000
Kevin M. Fogarty(4)	$161,125	$115,000	$276,125
Marie T. Gallagher	$93,000	$115,000	$208,000
Darrel Hackett	$79,000	$115,000	$194,000
J. Robert Hall	$79,000	$115,000	$194,000
Lee C. Stewart(5)	$113,125	$115,000	$228,125
(1)Only non-employee directors receive compensation for service on the Board. Accordingly, our CEO, Thomas M. Fahnemann, and our former CEO, Dante Parrini, did not receive compensation for their services as directors in 2022. For information on Mr. Fahnemann’s and Mr. Parrini’s 2022 compensation, see the Summary Compensation Table on page 68.
(2)The amounts include annual retainer fees, meeting fees, the Special Committee One-Time Payment, and chair fees paid in cash.
(3)In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, the amount shown for all non-employee directors is based on the fair market value of $7.89 per share for RSUs granted on May 12, 2022, which vest one year after the grant date. As of December 31, 2022, the current non-employee directors held the following number of outstanding RSUs:

Director Name	Number of Restricted Stock Units Outstanding
Bruce Brown	14,575
Kathleen A. Dahlberg	14,575
Kevin M. Fogarty	14,575
Marie T. Gallagher	14,575
Darrel Hackett	14,575
J. Robert Hall	14,575
Lee C. Stewart	14,575

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(4)Mr. Fogarty’s compensation includes a pro-rated fee paid in cash for chairing the NCG Committee from January 1, 2022 to August 24, 2022 and for serving as Non-Executive Chair from August 24, 2022 to October 31, 2022.
(5) Mr. Stewart’s compensation includes a pro-rated fee paid in cash for serving as Lead Director from January 1, 2022 to August 24, 2022 and for chairing the NCG Committee from August 24, 2022 to October 31, 2022.
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SUSTAINABILITY

Enhancing Everyday Life®…Sustainably
Overview
Our commitment to sustainability and responsible corporate citizenship has been an essential part of Glatfelter since our founding in 1864. Today, it is reflected in our Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility. We strive to engineer products that meet the sustainability and performance requirements of our customers, while operating our business in line with our Core Values. We are proud of our role in contributing to the health, well-being, and everyday living of millions of people around the world.
In December 2022, we published our 2021-2022 Sustainability Report as our second formal update on our ESG activities and priorities. For this report, we refreshed our material topics, introduced short- and long-term goals in each priority area (Environmental Impact, Social Responsibility, and Governance and Ethics) and introduced two reporting references: the Global Reporting Initiative (“GRI”) standard and the United Nations Sustainable Development Goals (“UN SDGs”). The goals were established with strategic input from the Board, senior executive team, and functional leaders throughout the organization. In addition, we are proud to have achieved EcoVadis Silver status in 2022.
Since 2019, Glatfelter has implemented the following measures to formalize its sustainability program under the ESG pillars:
•Established an executive leadership role with dedicated responsibility for advancing the Company’s ESG program aligned to its long-term growth strategy.
•Formed a cross-functional ESG Steering Committee (led by the Commercial and Innovation function), whose primary role includes setting the sustainability/ESG strategy for the Company and providing implementation support to Glatfelter’s functions and sites.
•Created and published a formal Sustainability Policy, which complements our existing Global Health and Safety Policy, Environmental Policy, Quality Statement, Glatfelter Code of Business Conduct, and other corporate governance documents, all of which are available on our website.
•Conducted a materiality assessment process to identify our ESG priorities. Our process included peer and industry research, internal stakeholder interviews, an ESG Steering Committee workshop, analysis of ESG ratings and sustainability standards (most notably the GRI, Sustainability Accounting Standards Board framework, and UNSDGs), and application of best practices. We evaluated topics based on their potential impact on Glatfelter, our ability to impact them, and our stakeholders’ interest in the topics.We settled on seven priorities, which are organized along the ESG pillars (see below).
•Updated the Sustainability section of our website to reflect the formal Glatfelter ESG program.
•Published a Human Rights Policy on our website that expanded on the human rights declarations already existing in our Glatfelter Code of Business Conduct.
•Issued our first Sustainability Report for 2019-2020 – “Enhancing Everyday Life® . . . Sustainably,” to share Glatfelter’s ESG priorities and progress. Subsequently, we issued our second Sustainability Report for 2021-2022, with our first-ever short- and long-term ESG goals.
•Expanded our Human Resources programs to include market-competitive offerings aimed at ensuring the programs remain relevant and cost-competitive given the evolving dynamics of the global workforce.
•Determined the NCG Committee of the Board will have ultimate oversight of ESG for the Company, with regular reporting to the full Board.
•Glatfelter completed the acquisition of Jacob Holm in October 2021. This acquisition contributed to positioning Glatfelter among the leading manufacturers of sustainable nonwovens. Like Glatfelter, Jacob Holm had a track record of commitments to sustainability and environmentally responsible products. Jacob Holm published its first Corporate Sustainability Report in 2021 and conducted its own materiality assessment. Material topics have a significant overlap with those identified by the legacy Glatfelter business.
•The additional scale achieved through acquisition allowed us to create dedicated roles focused on ESG, which enable us to accelerate the execution of our ESG strategy going forward.

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Glatfelter’s ESG Steering Committee is responsible for setting the sustainability/ESG strategy for the Company and providing implementation support to the business and individual facilities. The ESG Steering Committee is composed of members from Legal, Investor Relations, Human Resources, Supply Chain, Finance, Marketing/Business Development, Product Innovation, and EHS (Environmental, Health & Safety) to encourage cross-functional insight and expertise. The ESG Steering Committee reports to the CEO and also provides ESG updates to the NCG Committee, which has oversight for ESG strategy, at least bi-annually. The Board also receives an annual update on ESG and EHS progress.
Environmental Impact
Glatfelter is committed to operating as a responsible steward of the environment and creating a more sustainable world for future generations. As stated in our Environmental Policy, our concern for the environment guides everything we do in our business. The Environmental Policy further reflects our commitment to comply with applicable environmental laws and regulations, practice pollution prevention, and improve our environmental performance. Instituted in 1997 as part of the ISO 14001 certification process, our Environmental Policy is the foundation for our Environmental Management Systems and reflects one of our Core Values – Environmental Responsibility.
Glatfelter strives to deliver engineered products that perform well, use natural materials responsibly, and contribute to waste reduction in both the manufacturing process and following their end use. Our environmental pillar is focused in two areas that impact our business and where we can make a difference for our stakeholders: (1) Environmental Management in our Operations; and (2) Innovation and Environmentally Responsible Products.
Environmental Management
Glatfelter focuses its environmental management on maintaining compliance with all environmental laws and regulations in the regions where we operate, as well as developing programs and continuous improvement initiatives that address areas such as natural resource management, energy-efficient processes, and waste reduction.
Natural resource management: Natural materials are the most significant feedstock in our manufacturing processes. Glatfelter has achieved Forest Stewardship Council certification at all our manufacturing facilities – maintaining a strong chain of custody to ensure that 100% of the wood fibers we use come from well-managed, sustainable forests. In addition, as the world’s top purchaser of abaca fiber, Glatfelter monitors its farmers and traders to ensure they follow local compliance requirements and Glatfelter’s Supplier Code of Conduct. We also partner with the Rainforest Alliance™ and Sustainable Agricultural Network to ensure abaca farms meet both organizations’ standards for environmental, social, and economic sustainability.
Water is a significant natural resource input for our Composite Fibers and Spunlace businesses. Water is used within the manufacturing process, for equipment cleaning and in a few cases, for cooling purposes. Apart from the cooling water, all water used in our manufacturing process is recycled at least once. For water that can no longer be used in the manufacturing process, each manufacturing facility has a dedicated wastewater treatment process to remove solids and biodegradable materials to ensure the final effluent discharged back into the water system meets or exceeds regulatory requirements. We also seek to identify manufacturing efficiency measures that reduce the amount of water required. We regularly discuss water-related risks with public officials and local authorities. Our Airlaid Materials products are manufactured with a dry forming process where water is not a significant natural resource. Overall, our operations used 72.5 m3 of water per tonne of production in 2022.
Energy usage: One of the byproducts of transforming our business into a leading global supplier of engineered materials is that we have become a less-energy-intensive, lower-emissions company. Nonetheless, in 2022, direct energy spend accounted for low double-digit percentage of our cost of goods sold, and we seek to drive efficiencies through equipment upgrades and process improvements, where feasible. Five of our European sites comply with formal energy management systems (ISO 50001) to drive energy efficiency. At several of our Composite Fibers facilities, we produce a significant amount of electricity through co-generation, which produces useful heat that can be used in the manufacturing process. In 2022, a total of 50,764 megawatt hours of electricity was produced by co-generation and our operations consumed 1.57 megawatt hours of electricity per tonne of production. Approximately 89.2% of our consumed electricity came from the grid in 2022. We continue to look for opportunities to drive efficiencies and reduce our use of nonrenewable energy.
Greenhouse gas emissions: We are working to lower our greenhouse gas emissions by reducing our carbon dioxide emissions and increasing our energy efficiency across our operations. In addition to using the co-generation process and complying with ISO 50001, other efforts include driving improvements in efficiency and investing in more efficient equipment and processes, such as variable speed drives on motors, improved heat recovery, installation of LED lighting, and better control processes. Our greenhouse gas emissions in 2022 were 0.60 tonnes per metric tonne of production, which represents approximately the same performance as 2021.
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SUSTAINABILITY
Waste: Consistent with our application of Lean Manufacturing and Six Sigma principles, we view waste as an opportunity to improve efficiency and cost effectiveness, while reducing our environmental impact. We have had waste reduction and recycling success in all three of our business segments. For example, a significant volume of off-spec material in Composite Fibers is used for lower-grade applications. In Airlaid Materials, we strive for zero waste to landfill by recycling materials and finding buyers who value our byproducts’ high-absorbency performance. In Spunlace, technology-based engineering improvements were implemented to ensure greater precision and significantly reduced manufacturing waste. Overall, we have dedicated resources focused on repurposing our by-products across all three segments. We also have general business waste recycling efforts in place at our corporate headquarters and several of our major locations.
Innovation and Environmentally Responsible Products
We believe our commitment to innovation and environmentally responsible products gives us a competitive advantage in an environment of elevated sustainability awareness. We collaborate and work directly with our customers to help them achieve their sustainability goals and demonstrate their environmental commitments to their customers.
To capitalize on these opportunities, we are focused on two primary areas: (1) Helping our customers and markets appreciate the full sustainability benefits of our existing products, which are mostly plant-based; and (2) Developing new products with enhanced sustainability profiles, such as replacing oil-based plastic ingredients with recycled polymers or plant-based materials. These developments consider a product’s end of life, providing improved recyclability, biodegradability, and compostability.
Environmentally responsible products: Plant-based materials are the most significant raw material input in all our products. In fact, an average of 64% to 76% of our Airlaid Materials and Composite Fibers product content is wood-based cellulose fiber, with many containing 100% plant-based materials. Any remaining materials in our products consist of a combination of binders, coatings, and adhesives – some of which are derived from petroleum products. In our Spunlace segment, plant-based fibers represent the primary input for most products. Our proprietary airlaid-hydroentangled technology allows the production of products that are highly dispersible and are typically ranked as best-in-class solutions in terms of performance, flush-ability, and dispersibility in personal care applications. A blend of plant-based and polymer-based fibers characterizes the portfolio directed to industrial and healthcare or institutional customers, where high performance is paramount and the disposal of the products after use happens in a regulated environment. Our proprietary Sontara® process technology ensures the performance of these products for highly engineered applications is unparalleled. Environmental considerations are an ongoing part of product line discussions internally and with customers and suppliers in all our segments.
Innovation: Sustainability considerations have consistently been part of every new product development program at Glatfelter. Our research and development (“R&D”) scientists and product developers are actively and systematically evaluating ideas for products and applications that have a smaller environmental impact. This includes ways to further reduce the use of virgin plastics in our finished goods, such as increasing bio-based content in wipes, tabletop, and feminine hygiene products, and studying alternative materials for food and beverage filter media applications. Given that many of our products already have a relatively high percentage of natural content, we believe we have an advantage in developing next-generation solutions that are environmentally sustainable to further differentiate Glatfelter in the marketplace.
Through the acquisition of the Spunlace business, we now have a leading position as a nonwoven supplier of Personal Protective Equipment (“PPE”) to various critical first responders, from nurses and doctors using spunlace drapes, gowns, and other protective equipment, to fire fighters using fire blocking equipment containing Sontara® high performance nonwovens.
Social Responsibility
Social Responsibility is a Glatfelter Core Value, and we have a consistent record of following through on our commitments and supporting communities where we work and live. We have three areas of focus in the “S” pillar: (1) Occupational Health and Safety; (2) Product Safety and Quality; and (3) Community and Employee Engagement.
Occupational Health and Safety
We view health and safety as everyone’s responsibility and involve all employees at every level of the organization in our programs.
Safety first: Glatfelter sites are striving to be “injury free every day” through implementation of our Global Health & Safety Policy, a focus on regulatory compliance, site-specific safety plans and safety resources/training, and an ongoing risk

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assessment and safety auditing program. Eight of our 15 manufacturing facilities and one of our specialty fiber facilities are third-party certified under the Occupational Health and Safety management standard ISO 45001.
Safety performance: We track multiple critical safety metrics, including total case incident rate (“TCIR”), to encourage and ensure continuous improvement and mitigation of potential safety risks. In recent years, Glatfelter’s TCIR has consistently ranked in the top quartile of safety performance in our industry. For 2022, Glatfelter continued to deliver top quartile safety performance with a TCIR of 0.90. TCIR represents the average number of work-related injuries incurred by 100 full-time employees working 200,000 hours per year (40 hours/week for 50 weeks). A number of our facilities have multi-year incident free records demonstrating excellent continuing safety performance.
Product Safety and Quality
People around the world rely on Glatfelter’s solutions for their most important daily needs – from their morning cup of coffee or tea to the cleaning wipes used to keep their families healthy. We take pride in our role in Enhancing Everyday Life®.
Compliance: Ensuring a consistent, high level of product safety and quality is critical given our leading positions in several food-grade, personal hygiene, and medical categories. Our regulatory obligations with various products include complying with requirements and guidelines from the U.S. Food and Drug Administration, U.S. Federal Trade Commission, European Union, and ISO 9001 quality standards. We conduct extensive product testing during both the development and commercialization stages, and have an ongoing program to make sure that, first and foremost, our products continue to meet or exceed product safety requirements and quality specifications. For the fourth consecutive year, the Company had no product recalls due to product safety or quality concerns.
Supply chain: We strive to partner with stable, trusted, high-quality suppliers and contractors who uphold our standards of safety and quality as outlined in Glatfelter’s Supplier Code of Conduct and Glatfelter’s Human Rights Policy, and we encourage them to expect the same of their suppliers and contractors. Our questionnaire for qualifying suppliers looks at a wide variety of factors, including their safety, compliance, and quality.
Community and Employee Engagement
Glatfelter owes its success in large part to the dedication of its employees and support from the communities where we operate. We aim to provide current and potential employees around the globe with good paying jobs and meaningful work, close to home.
Community: Glatfelter has a long history of positively impacting our local communities and groups through philanthropy, volunteer work, and other charitable initiatives. We believe our efforts help to improve the quality of life for the communities in which we live and work, and we value the relationships we have built with government entities, community leaders, business partners, and nonprofit and volunteer organizations. We focus our support for nonprofit giving in four key areas: Education, Civic, Environment, and Arts and Culture. Our leadership team encourages each business location to identify and support local initiatives in these four areas.
Employees: Glatfelter people are an essential component of our success and ability to drive growth and innovation. Even as our organization has undertaken substantial change in recent years, our culture and our Core Values have remained strong. We are always working to implement and integrate enterprise-level systems for talent attraction, career development, and training. We are a global company embracing different cultures and backgrounds. Our people, including our Management team, are diverse. We rely on in-country hiring for both salaried and production positions to ensure we are aligned with local laws and culture. Additional details of our employee engagement initiatives are provided in the Human Capital Management section.

Governance and Ethics
The pursuit of our vision to be the leading global supplier of engineered materials is supported by strong corporate governance standards, the Glatfelter Code of Business Conduct, and a variety of policies and principles, including a specific policy demonstrating our commitment to human rights. Our “G” priorities are: (1) Corporate Governance; and (2) Ethics and Integrity.
Corporate Governance: Our commitment to sustainability and responsible corporate practice begins with our Board. As discussed elsewhere in this proxy statement, our directors have a varied and balanced combination of backgrounds and experiences that span a broad range of industries in the public, private, and not-for-profit sectors. The slate of director nominees has 25% gender diversity and 12.5% racial/ethnic diversity (based on self-identification information). Four of our eight director nominees have environmental/sustainability skills and experience, and all Board members have skills and
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experience in corporate governance, compliance, and risk management. In 2020, the Board determined that the NCG Committee should have ultimate oversight of ESG strategy for the Company, although each Board committee has identified ESG responsibilities incorporated into their respective committee charters. The Board received several reports from Management in 2022 on ESG-related matters, including details on our progress to determine and define ESG targets and commitments, our social responsibility work, and the systems and training tools installed to ensure adequate cybersecurity protections.
Ethics and Integrity: Glatfelter’s expectation is that our personal and business ethics should be above reproach. We believe our accomplishments, as well as our prospects, are based not just on what we have done, but how we have done it. The decisions we make and why we make them are key to our continued success as a high-integrity company. The Glatfelter Code of Business Conduct aligns with our Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility, and defines appropriate conduct and behaviors for our organization and conducting business. Every quarter, we provide compliance and ethics training for salaried employees, who are required to pass a test with a score of 80% or better to complete the training. We expect, and regularly achieve, 100% participation in the training by the completion deadline.
As we rely more and more upon electronic systems to conduct our business, cyber-security and protection of the Company's information and personal data has grown in importance. To address the human element of data protection, our employees with access to our electronic systems complete information security and compliance training annually. Additionally, employees are subject to intermittent phishing tests throughout the year that can result in supplemental training for those who do not take the appropriate actions.
We have controls in place for our employees and outside partners to report and address critical concerns. Our Integrity Helpline provides a free, anonymous, and confidential way to make a report and is available 24 hours a day, seven days a week, in multiple languages to support our global population. Concerns may also be shared directly with our Legal Department or the Audit Committee Chair.
In 2020, we officially adopted and published our Human Rights Policy, which expanded on the human rights language that has been part of the Glatfelter Code of Business Conduct and other employment policies for years. This policy demonstrates our commitment to ensure our business and supply chain adhere to high ethical standards to protect human rights. Our Human Rights Policy covers a range of topics including safety and health, prohibition of child labor, diversity/equal opportunity, and the right to water.

2023 PROXY STATEMENT › 43

Human Capital Management
Our business is guided by our diverse Board of Directors and Management team comprised of leaders with extensive business and industry experience. Additional information on our leadership team is set forth within our 2022 Form 10-K for the fiscal year ended December 31, 2022 under the caption “Executive Officers.” As of December 31, 2022, we employed approximately 3,250 people worldwide, the substantial majority of whom are skilled personnel responsible for the production and commercialization of our composite fibers, airlaid materials, and spunlace products. Our facilities are a continuous flow manufacturing operation, with approximately 67.8% of our employees represented by local works councils or trade unions in the European Union, the United Kingdom, Canada, and the Philippines.
The daily work of Glatfelter employees is rooted in the Company’s longstanding Code of Business Conduct and Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility. We understand how important it is to be a good neighbor, employer, and corporate citizen, as we aim to provide current and potential employees around the globe with good paying jobs and meaningful work, close to home.
Throughout 2022, we took several key actions to ensure ongoing business continuity in response to the highly-competitive labor market. Examples include the retention of key management; continuation of contemporary work arrangements, including hybrid and remote constructs, where feasible; assessment of competitive production labor rates and compensation offerings; expansion of employee well-being programs; and progress with enhancing the Company’s culture of diversity, equity, and inclusion.
Employee Health and Safety
The safety, health, and overall well-being of our employees remain a top priority. We have a well-established safety management system aimed at sustaining our top-quartile industry safety performance, and we continue to provide confidential mental health resources accessible to employees and their family members.
We view health and safety as everyone’s responsibility and involve all employees at every level of the organization in our programs. Glatfelter facilities are striving to be “injury free every day” through the implementation of our Global Health & Safety Protocol, regulatory compliance, site-specific safety plans, safety resources and training, ongoing risk assessment, and a safety auditing program. We track multiple safety metrics to encourage and ensure continuous improvement and mitigation of potential safety risks.
Talent Attraction, Retention, and Development
Our employees make essential contributions to our success and ability to drive growth and innovation. Even as the organization has undertaken substantial change in recent years, our vision and Core Values remain the center of our steadfast compliant culture. We are always working to enhance our human resources programs by implementing and integrating enterprise-level processes for talent attraction, career development, and training. Creating a best-in-class, globally consistent process for these employee experiences has become even more important as part of our efforts to compete for talent in the highly-competitive labor market. Glatfelter’s Performance Management program is one of the key tools we use to provide direction, coaching, performance feedback, and encouragement to motivate employees and improve overall individual and Company performance. This is done by linking employee goals, feedback, and rewards to key business objectives. This approach ensures we remain focused on generating value for our customers and shareholders.
Glatfelter supports its team by providing fair and competitive wages, comprehensive benefits, multi-faceted wellness programs, and other programs to enhance the lives of our employees. We regularly review our employee offerings to ensure we are positioned to attract, support, and retain world-class talent. In 2022, we continued to provide flexible work arrangements for jobs that are conducive to working a combination of remotely and in the office, and an employee referral program for our U.S.-based staff and production jobs.
Employee Training
Training and professional growth are central to developing our workforce and driving long-term success for our organization. Global training encompasses a variety of programs, from apprenticeships and machine-specific skill development, grant-funded partnerships, Lean Six Sigma principles training, leadership development, and compliance training. To ensure we continue to have the necessary resources with the skills needed to support the production of increasingly sophisticated engineered materials, we invest in the development of skills required to operate our machinery, including operational apprenticeship programs in many of our global locations.
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HUMAN CAPITAL MANAGEMENT
Diversity, Equity, and Inclusion
We are a global company that encourages and embraces different cultures and backgrounds. Our employees, including our Management team, are diverse. Our facilities hire locally for leadership positions, as well as salaried and production positions at all levels. We strive to create an inclusive culture and provide opportunities for people of all backgrounds to share their unique viewpoints and contribute to our success. The global nature of our business helps drive our inclusive corporate environment, as we regularly collaborate with colleagues who have different backgrounds, ethnicities, and world views.
We are committed to ensuring our Company is diverse and an inclusive place to work, while also strengthening the communities in which we live. In 2022, we continued to enhance our training offerings through content that reinforces the importance of a diverse, equitable, and inclusive culture, and we allocated a portion of our charitable contributions to support community partners whose missions address social inequities and racial injustice.
Supporting Our Communities
Through philanthropy and volunteerism, Glatfelter positively impacts many communities and groups across our footprint. We believe that supporting our communities not only involves financial contributions, but also extends to partnering with community organizations, giving time and talent to those who need our help, and supporting causes important to Glatfelter people. We focus our support for nonprofit organizations in four key areas:
1.Education: We encourage the development of knowledge for individuals and application of knowledge for the betterment of society.
2.Civic: We engage in challenges and opportunities that impact the local community, and, where possible, we find opportunities to lead by example.
3.Environment: We support programs that protect and conserve the natural environment, including critical habitats and waterways.
4.Arts and Culture: We recognize the importance of experiences with culture and the arts and help enhance the participation and exposure for local programs.
The Glatfelter leadership team encourages each site to identify and support local initiatives in these four key areas. Employees are encouraged to participate in Glatfelter’s Charitable Giving program and may request support for local nonprofit organizations that are important to them and reflect the Company’s Core Values and community priorities.
In 2022, Glatfelter recorded donations of approximately $100,000 to organizations in communities where we operate and whose mission is aligned to the four key areas. Contributions included $42,000 to support several organizations with a focus on social and racial justice and $30,000 to Doctors Without Borders to assist with their emergency response efforts toward the humanitarian crisis in Ukraine and eastern Europe.
In 2022, we continued our partnership with Aakar Innovations (“Aakar”). Through this joint project, we work to supply repurposed material to be converted into menstrual hygiene products in India by village level entrepreneurs, raising awareness and increasing access to products for menstrual hygiene management in India and the surrounding regions. The project also supports small micro-enterprises in small towns producing pads and creating sustainable employment for rural women. In 2022, we completed several shipments of materials to Adgaon, India, creating around 3 million pads to ensure nearly 30,000 local girls and women are period secure for one year.
In the Philippines, we facilitate an abaca sustainability initiative aimed at improving people’s lives. Since its inception, the program has offered agricultural education, training, and certification coordination for hundreds of local farmers, and it has established and supported a women’s handicraft group. Glatfelter’s Philippines team has also donated water, food, and personal hygiene supplies to the Marawi Relief Operation and Relief Center.

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Executive Compensation
Compensation Discussion and Analysis

INTRODUCTION
This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation philosophy and programs, the 2022 compensation decisions made by the Compensation Committee, and the factors influencing its decisions.
The CD&A focuses on the 2022 compensation of the following NEOs:
•Thomas M. Fahnemann, President and Chief Executive Officer (“CEO”)(1)
•Ramesh Shettigar, Senior Vice President (“SVP”), Chief Financial Officer (“CFO”) & Treasurer(2)
•Christopher W. Astley, Senior Vice President (“SVP”), and Chief Commercial Officer
•Wolfgang Laures, Senior Vice President (“SVP”), Integrated Global Supply Chain and Information Technology
•David C. Elder, Vice President (“VP”), Finance and Chief Accounting Officer
•Dante C. Parrini, Former Chairman of the Board and CEO(3)
•Samuel L. Hillard, Former Senior Vice President (“SVP”), and CFO(4)

(1) Mr. Fahnemann was appointed President and CEO effective August 24, 2022.
(2) Mr. Shettigar was appointed SVP, CFO & Treasurer effective May 6, 2022.
(3) Mr. Parrini served as the Company’s CEO until August 24, 2022.
(4) Mr. Hillard served as the Company’s CFO until May 6, 2022.

SAY-ON-PAY VOTE
An advisory shareholder vote on the Company’s executive compensation practices (“Say-on-Pay”) was held at the 2022 Annual Meeting of Shareholders, with 92% of the shares voting in favor of the Company’s NEO compensation. In determining 2022 compensation, the Compensation Committee considered the outcomes of the 2022 Say-on-Pay vote and built upon the actions taken in 2020 and 2021 by continuing to evaluate the Company’s executive compensation programs to ensure alignment with the Company’s long-term strategy and shareholder expectations. We value our shareholders’ feedback and will continue to review and take into consideration the results of our Say-on-Pay proposals.
EXECUTIVE SUMMARY
2022 Year in Review
Executive Leadership Changes
The Board entered 2022 with a view that Glatfelter has the right combination of business segments serving attractive, growth-oriented markets and customers, with sustainable product offerings to address fundamental challenges in today’s changing world. Nevertheless, unprecedented global inflationary challenges, and the geopolitical conflicts in Russia/Ukraine, yielded major challenges impacting Glatfelter’s financial performance. As the year progressed, the Board was unanimous in their view that new leadership was needed to address these specific concerns, while charting a new direction to unlock the full value fundamentally unique to Glatfelter. As a result, effective August 24, 2022, the Board
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EXECUTIVE COMPENSATION
appointed Mr. Thomas M. Fahnemann as President and CEO, replacing Mr. Dante C. Parrini, whose employment was terminated after a 25-year career at Glatfelter (the “CEO transition”).
In addition to the CEO transition, the Board promoted Ramesh Shettigar to the role of Senior Vice President, Chief Financial Officer & Treasurer, effective May 6, 2022. Mr. Shettigar’s appointment followed the resignation of Samuel Hillard, the Company’s former SVP and CFO, as he left to pursue other career opportunities.
The changes in executive leadership were not related to Glatfelter’s operations, financial reporting or controls, or personal conduct.
Key Compensation Changes Resulting From CEO Transition
The Board and Compensation Committee used the CEO transition as a foundation to further align the Company’s executive compensation programs with market-competitive offerings aimed at ensuring the programs remain relevant and cost-competitive given the ongoing dynamics of the business. Their assessment was aimed at streamlining legacy program provisions, and eliminating those that were no longer relevant in today’s market. The Board utilized the input of the Compensation Committee’s independent compensation consultant and guidance from external legal counsel when evaluating the programs and determining appropriate changes.

The below program changes are currently applicable to Mr. Fahnemann and a review is underway to extend these benefits to the remainder of the Senior Executive Team. Additional details are also contained in the compensation tables within the CD&A.

Plan Provision	Prior Legacy Provision	Key Change(s)
Severance Benefits	•Based on years of Company service, with CEO receiving up to 24 months of severance •Bonus component is greater of target or average of prior three years	CEO to receive 12 months of severance (base salary + target bonus)
CIC Equity Treatment – Value Restoration Payment	In event of a CIC, lost equity value under new ownership would be protected for up to a maximum of three years	Eliminated for all equity awards granted starting in August
CIC Excise Tax Gross-up (1)	Excise Tax Gross-up provided to CEO in the event of a CIC	Eliminated from CEO CIC Agreement (as defined below)
(1) The Company has only one remaining CIC Agreement with an excise tax gross-up provision for Mr. David Elder, whose agreement was entered into prior to 2011, when the Company discontinued the provision for any new CIC Agreements.

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EXECUTIVE COMPENSATION

2022 Compensation Overview
The elements of our executive compensation programs for 2022 included base salary, short-term incentive cash compensation and long-term incentive equity compensation, and other benefits, as summarized in the following table:

Primary Elements of Compensation
Element	Form	Relation to Performance
Base Salary	Fixed Cash	Reflects each NEO’s performance, responsibilities, skills, and value to the Company
Short-Term Incentive (“STI”)	Annual Cash Bonus (Management Incentive Plan (“MIP”))	Variable pay motivates and rewards NEOs for achieving annual financial results
Long-Term Incentives (“LTI”)	Performance Share Awards (“PSAs”)	Variable pay motivates and rewards NEOs for achieving cumulative business and financial results derived from the Company’s strategic plan; directly aligns the NEOs’ interests with shareholders’ interests
	Restricted Stock Units (“RSUs”)	Promotes retention of key NEOs that is aligned with Company stock price and supports execution of the Company’s strategic plan
Other Benefits	401(k) plan, non-qualified deferred compensation plan, health and welfare benefits, severance arrangements, and minimal perquisites	Market-competitive offerings to attract and retain high-caliber NEO talent
2022 CEO Compensation Highlights
Each year, the Board conducts an annual performance evaluation of the CEO’s performance for the prior business cycle. As discussed above, Mr. Parrini served as the CEO until August 24, 2022, when Mr. Fahnemann was appointed as our CEO. Accordingly, a CEO performance evaluation for Mr. Parrini was conducted for the fiscal year ended December 31, 2021. As a result of this annual performance evaluation, no changes were made to Mr. Parrini’s base salary or short term incentive targets. Mr. Parrini’s annual LTI equity award was granted in February 2022 to drive accountability for delivering results; however, this 2022 equity award was subsequently forfeited upon his termination.
On September 13, 2022, following Mr. Parrini’s termination from the Company and resignation from the Board, he entered into a Separation Agreement (as defined below) with the Company. Under the terms of the Separation Agreement, the Company agreed to (1) enter into a consulting arrangement with Mr. Parrini for three months valued at $300,000, (2) provide a cash payment in lieu of outplacement valued at $40,000, (3) provide severance to be paid over 24 months valued at $4.2 million, (4) provide subsidized medical benefits over the 24-month severance period estimated to be valued at approximately $115,168, and (5) provide a cash payment for earned but unused vacation valued at $100,962. The provisions related to Mr. Parrini’s medical benefits and payment for unused vacation were generally consistent with the program provided to long-service employees of the Company. Mr. Parrini was not eligible to receive an annual cash bonus for 2022 based on the terms of his separation agreement, and he forfeited certain equity awards, consistent with the terms of the applicable award agreements. Additional details regarding Mr. Parrini’s separation compensation can be found on page 64 under “Additional Compensation Policies and Practices.”
In establishing Mr. Fahnemann’s compensation in connection with his appointment as President and CEO, the Board established compensation levels consistent with this role and in line with market, including the base salary, STI target, and annual LTI equity award value. In addition, Mr. Fahnemann received a one-time, sign-on equity award (the “Fahnemann Initial Equity Award”), comprised of 240,000 time-based RSUs (the “Fahnemann Initial RSU Award”) and 360,000 PSAs (the “Fahnemann Initial PSA Award”). In order to reinforce the importance of driving earnings and improving the financial position of the company, including the Company’s stock price performance, the Fahnemann Initial PSA Award will be earned only if certain stock price hurdles are achieved and maintained for 20 consecutive days during the three-year performance period. In addition, the Board committed to an annual LTI grant value valued at $3,000,000 for Mr. Fahnemann starting in February 2023. Mr. Fahnemann also received a one-time sign-on relocation supplemental cash payment (“Initial Relocation Bonus”) of $250,000 to off-set costs associated with his transition to the Company’s Charlotte,
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EXECUTIVE COMPENSATION
North Carolina headquarters (the “Initial Relocation Bonus”). The Initial Relocation Bonus is subject to a three-year repayment provision, pursuant to which Mr. Fahnemann would be obligated to reimburse the Company on a pro-rata basis if he voluntarily terminates his employment during the three-year period. No tax gross-up was provided. Mr. Fahnemann is an eligible participant in the Company’s Non-Qualified Deferred Compensation Plan where he will receive a contribution of 7% of eligible earnings above the annual earnings limit set forth in the Code. Mr. Fahnemann was also eligible to receive a pro-rated annual cash bonus for 2022; however, as discussed in greater detail below, the Company’s performance did not meet the required threshold, so no payout was earned.
2022 NEO Compensation Overview and Highlights
2022 was an important year for Glatfelter, as we continued to align senior leadership to focus on driving operational improvements and sustainable profitability amidst a very challenging environment. The Compensation Committee reinforced the importance of driving financial performance, operational excellence, and commercial strategy through targeted compensation actions for certain NEOs.
On May 6, 2022, the Company announced the promotion of Ramesh Shettigar to Senior Vice President, Chief Financial Officer and Treasurer, following the resignation of Samuel L. Hillard, who left to pursue a new career opportunity. Mr. Shettigar joined Glatfelter in 2014 and has served in leadership roles with increasing responsibilities critical to the Company’s investor relations, treasury, corporate development, and strategic initiatives. Mr. Shettigar’s extensive financial acumen, credit experience, and strategic decision-making skills position him to play a critical role in the Company’s long-term business strategy, while simultaneously maintaining the Company’s commitment to financial discipline.
The NEOs received the following compensation and benefits, with short- and long-term incentives linked to Company performance:
•Base salaries: Salary increases ranging between 3%-13% were awarded effective February 1, 2022, consistent with market benchmarking and in acknowledgement of the NEO’s role in driving the Company’s business transformation. Messrs. Astley, Elder, and Laures each received a 3% base salary market adjustment. Mr. Astley was also provided a $6,000 monthly stipend from February 2022 through August 2022 for his adjunct role leading the team dedicated to delivering step-change improvements in the Spunlace segment. In addition, Mr. Hillard received a 13% base salary increase, aligning him to market and to acknowledge his overall performance. Following Mr. Hillard’s resignation in May 2022, a 27% base salary increase was awarded to Mr. Shettigar in recognition of his promotion to SVP, CFO, and Treasurer. This increase was in addition to Mr. Shettigar’s 3% base salary market increase administered in February 2022 when he was serving in his former role.
•Short-term incentive awards payable under the Management Incentive Plan (“MIP”): The NEOs’ annual incentives under the MIP were contingent on the Company’s achievement of Adjusted EBITDA and Adjusted Free Cash Flow performance targets to encourage the NEOs to focus on earnings and cash flow generation at the corporate level.
–Individual STI target bonus opportunities were unchanged for 2022, except for Messrs. Astley, Shettigar, and Hillard. Mr. Astley’s target was increased from 55% to 60% to recognize his leadership and commitment to addressing the commercial business challenges, and Mr. Shettigar’s target was increased from 45% to 60% in conjunction with his promotion to SVP, CFO, and Treasurer. Mr. Hillard's target was increased from 60% - 70% however he was ineligible to receive any payout due to his resignation from the Company in 2022.
–The combined result for Adjusted EBITDA and Adjusted Free Cash Flow fell short of achieving the threshold performance level established by the Compensation Committee, yielding a 0% payout for the annual cash bonuses for 2022.
•Long-term Incentives (“LTI”): The Company provided all NEOs with market-competitive equity awards. Consistent with 2021, each NEO’s annual LTI award consisted of 40% time-based RSUs and 60% PSAs. In 2022, LTI target values were increased for Messrs Parrini, Hillard, Astley, and Laures to provide upside opportunity for earning Glatfelter equity and to reinforce the importance of their leadership and accountability to deliver on the Company’s financial and operational expectations. However, as discussed above, 2022 equity awards for Messrs. Parrini and Hillard were subsequently forfeited upon their respective separations.

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EXECUTIVE COMPENSATION
–2022 RSUs and the Fahnemann Initial RSU Award:
▪The time-based RSUs granted to the NEOs (other than to Mr. Fahnemann) in 2022 (the “2022 RSUs”) will vest equally in 1/3rd increments on the first, second, and third anniversary of the grant date.
▪The Fahnemann Initial RSU Award will vest 50% on the second anniversary and 50% on the third anniversary of the grant date.
–2022 PSAs and the Fahnemann Initial PSA Award:
▪The LTI program is designed to be primarily performance-based, with 60% of each NEO’s grant date equity value (at target) awarded in PSAs that are tied directly to the Company’s achievement of financial and relative TSR performance goals derived from the Company’s strategic plan. In 2022, the plan metrics were changed to reinforce Management’s focus on earnings growth and to align with a metric more closely tied to managing the business. As such, Adjusted EBITDA was included as a financial metric since it is viewed as an important factor for improving the Company’s financial performance in the near-to long-term. In addition, 2022 PSAs continued to include ROCE and Relative TSR in the plan.
▪The PSAs granted to the NEOs (other than to Mr. Fahnemann) in 2022 (the “2022 PSAs”) have a three-year vesting period and provide an opportunity to receive shares of Company common stock contingent upon the achievement of two-year performance goals tied to cumulative Adjusted EBITDA (weighted 50%) and average Return on Capital Employed (“ROCE”) (weighted 25%) (each discussed and defined below) and a three-year TSR metric relative to the S&P Small Cap 600 Index (weighted 25%).
▪For the PSAs granted in 2020 (the “2020 PSAs”), a payout of 53.6% of target was achieved based on the Company’s two-year average ROCE and cumulative Adjusted EBITDA performance during the period ended December 31, 2021. However, the Company’s cumulative TSR for the performance cycle ranked below the 25th percentile (threshold), and as such, the three-year relative TSR modifier resulted in a negative 25% modification to the payout. Accordingly, the final payout percentage for the 2020 PSAs was 40.2% of target. The 2020 PSAs vested on December 31, 2022, subject to continued service through such date, except for Mr. Parrini, who had a continuous vesting provision that provided for continued vesting upon termination of employment after retirement eligibility, as long as he continued in employment for 12 months after the date of grant.
▪For the PSAs granted in 2021 (the “2021 PSAs”), a potential payout of 0% of target was achieved based on the Company’s two-year average ROCE during the two-year performance period ended December 31, 2022. The foregoing potential payout is subject to the three-year relative TSR performance for the 2021-2023 period and continued service through December 31, 2023 for vesting.
▪The Fahnemann Initial PSA Award is designed to foster the realignment of the business strategy to drive stock price appreciation. It will cliff vest after three years and will be earned if and only if certain stock price hurdles are achieved over the three-year performance period ending August 23, 2025. Specifically, 50% of the Fahnemann Initial PSA Award will be earned if a stock price of $10 per share is reached and maintained for 20 consecutive trading days throughout the performance period. The remaining 50% will be earned if a stock price of $18 per share is reached and maintained for 20 consecutive trading days through the performance period.

•Retirement Programs:
–The Company maintains a qualified 401(k) plan, which includes a discretionary Company contribution on eligible earnings (base salary and earned annual short-term incentive). The Company contribution for 2022 was 7.5% of earnings, capped at the required Code limits and administered consistent with the Code requirements for allocating excess pension assets received by the 401(k) plan upon termination of the Company’s Retirement Plan in 2019.
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EXECUTIVE COMPENSATION
–The Company maintains a non-qualified deferred compensation plan (“NQDCP”) that aligns with contemporary market practice, which replaced the Supplemental Executive Retirement Plan (“SERP”) that was frozen effective December 31, 2019. The NQDCP coordinates with the Company’s 401(k) plan, and participants will receive a Company contribution of up to 7% on earnings in excess of the annual Code earnings limit. Accrued benefits from the frozen SERP were converted to opening balances under the new NQDCP as of January 1, 2020, which will be credited with a market rate of interest until distribution.
–With respect to Mr. Laures, a defined contribution plan was implemented for all Swiss employees, which provides the mandatory minimum contribution rates based on age, paid 50% by the employer and 50% by the employee.
•Relocation Benefits: In 2020, the Company operationalized the corporate headquarters office in Charlotte, North Carolina and commenced the relocation of several senior executives. In preparation for these relocations, the Compensation Committee engaged the Company’s third-party relocation administrator to review the relocation program and benefit coverage to ensure that the relocation benefits were market competitive.
–Mr. Parrini, our former CEO, completed his relocation in June 2022.
–Under the terms of his employment arrangement, Mr. Fahnemann, our current CEO, is not expected to relocate his principal home to Charlotte, NC at this time, but agreed to relocate himself and secure immediate temporary housing. As a result, the Company provided a one-time supplemental cash payment (“Initial Relocation Bonus”) in the amount of $250,000 to off-set any/all initial or ongoing incidental costs associated with his residency in Charlotte. Should Mr. Fahnemann choose to voluntarily resign within three years, he will be required to reimburse the Company on a pro-rata basis.
Additional details regarding the compensation programs are included in the “Compensation Programs and Elements of Compensation” and the “Target Pay Mix” sections of this CD&A.

COMPENSATION PROGRAMS
Compensation Program Objectives
The objectives of the Company’s executive compensation programs are to attract, retain, motivate, and reward those executives crucial to the success of the Company and to create long-term shareholder value.
Our programs are organized around three principles:

Pay for Performance	Pay at Risk	Shareholder Alignment
Rewarding achievement of financial outcomes that increase shareholder value	Providing a mix of compensation with strong emphasis on short- and long-term incentives tied to the Company’s financial performance	Requiring executives to own a meaningful personal stake in the Company

Overview
The Compensation Committee believes compensation should reflect the Company’s financial performance and be competitive based on a person’s responsibilities, individual performance, and ability to exemplify the Company’s Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility.  The Compensation Committee recommends approval of the Company’s compensation philosophy to the Board and oversees the compensation programs for the NEOs and other executive officers of the Company.  All compensation decisions impacting the CEO are approved by the Compensation Committee and require the ratification and approval of the independent members of the Board.
Total compensation for the NEOs and other Company executive officers consists of base salary, short- and long-term incentives, retirement and other benefits, and minimal perquisites.  The Company’s executive compensation programs

2023 PROXY STATEMENT › 51

EXECUTIVE COMPENSATION
generally target total compensation at a reasonable range around the size-adjusted 50th percentile of the peer group.  A significant portion of each NEO’s compensation is tied to the Company’s financial performance. The opportunity to earn incentive compensation, and the level of pay at risk, generally increases commensurate with the NEO’s level of responsibility.
The Compensation Committee reviews the incentive plans annually, as discussed in the “Risk Oversight” section of this proxy statement, to determine whether they present undue risk to the Company. Based on this review of the incentive plans and input from the independent compensation consultant, the Compensation Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.
Determination of Compensation Levels
The Compensation Committee seeks input from certain NEOs, external advisors, and other Company executives when determining compensation decisions. Specifically:

The Compensation Committee retains an independent compensation consultant (the “Consultant”) that regularly meets with the Compensation Committee in executive session to provide advice, information, and analysis on executive compensation and benefits.

The Compensation Committee confers with the Consultant, the CEO, the CFO, and the Vice President of Global Human Resources and Administration to design compensation programs and obtain background on the Company’s key financial objectives, metrics, and performance, and design of the Company’s short- and long-term incentive compensation programs.

Compensation decisions pertaining to the CEO are ratified by the independent members of the Board, based on recommendations by the Compensation Committee and guidance from the Consultant.
Compensation decisions pertaining to the NEOs, other than the CEO, are made by the Compensation Committee with consideration of recommendations from the CEO and guidance from the Consultant.
The Company’s legal counsel and Human Resources staff provide legal, governance, and technical input to the Compensation Committee with oversight by the Consultant.
The Compensation Committee may invite NEOs or other executive officers to attend portions of its meetings; however, the Compensation Committee meets in executive session alone and with and without the Consultant to reach final decisions regarding NEO compensation. Additionally, while the CEO makes recommendations to the Compensation Committee on the other NEOs’ compensation, he does not provide input or partake in the discussions and deliberations regarding his own compensation.
To assist with reviewing NEO compensation, the Compensation Committee considers market benchmark data, pay history, tally sheets, vested and unvested equity holdings, and required share ownership.  The Compensation Committee uses this information, in addition to market compensation data, individual NEO and Company performance, and the Company’s succession planning when making compensation decisions for each NEO.
Consistent with the prior year, the Compensation Committee continued to retain the services of Meridian as the Consultant during 2022.
The role of the Consultant is to assist with:
•providing competitive compensation market data
•assessing the competitiveness of the executive compensation programs
•making recommendations regarding program design based on prevailing market practices and business conditions
•advising the Compensation Committee on:
–the level of each NEO’s compensation
–the composition of the compensation peer group
–incentive plan performance metrics and design
–external trends and regulatory developments
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EXECUTIVE COMPENSATION
–changes or enhancements to the Company’s executive compensation policies
–Say-on-Pay guidance and input
Compensation Peer Group and Benchmarking Process
To determine market levels, the Company targets a reasonable range around the size-adjusted 50th percentile of the Company’s peer group companies (“2022 Compensation Peer Group”), and the Compensation Committee reviews target total compensation for similarly situated executives from the 2022 Compensation Peer Group where data is available, as well as from multiple nationally-recognized compensation survey sources including:
•William H. Mercer’s Executive Compensation Database
•Willis Towers Watson’s Executive Compensation Database
A market analysis is performed annually for the CEO and CFO and biennially for the remaining NEOs unless market conditions warrant a market study for additional executive roles for the year. For 2022 compensation decisions, the market review included the total compensation of the CEO and CFO, and all other NEOs.
The Compensation Committee annually reviews the Company’s peer group companies to ensure that they are a relevant and appropriate peer group. The Compensation Committee believes the historical Compensation Peer Group was appropriate for 2022 as it continued to consist of size-appropriate companies that share common industry and financial characteristics and compete with the Company for executive and employee talent. No changes were made to the peer group used in 2021. Accordingly, the Compensation Committee used the following companies in determining 2022 compensation (the “2022 Compensation Peer Group”):

2022 Compensation Peer Group(1)
Aptar Group, Inc.	Neenah, Inc.
Balchem Corporation	PotlatchDeltic Corporation
Clearwater Paper Corporation	Quaker Chemical Corporation
GCP Applied Technologies Inc.	Rayonier Advanced Materials Inc.
H.B. Fuller Company	Rayonier Inc.
Innospec Inc.	Resolute Forest Products, Inc.
Kaiser Aluminum Corporation	Schweitzer-Mauduit International, Inc.
Lydall, Inc.(1)	Tredegar Corporation
Mercer International Inc.	Verso Corporation
Myers Industries, Inc.
(1) Lydall, Inc. was included for purposes of peer group benchmarking in 2022 given the timing of its acquisition.
Recognizing that the median annual revenue of the Company’s 2022 Compensation Peer Group is greater than the Company’s annual revenue, the Company targets the size-adjusted revenue regressions at the 50th percentile. The Compensation Committee believes the methodology of benchmarking pay to regressed peer compensation levels is widely accepted and appropriate.
The Compensation Committee proactively reassessed the Company’s peer group in preparation for the 2023 compensation cycle and made changes appropriate to the current market. The new peer group continues to be comprised of size-appropriate peer companies that share common industry and financial characteristics and compete with the Company for executive and employee talent. The changes in the peer group were the result of merger/acquisition activity, causing executive pay data for certain peer companies to no longer be publicly available.
The Compensation Committee used the following list of companies to establish 2023 compensation decisions:

2023 PROXY STATEMENT › 53

EXECUTIVE COMPENSATION

2023 Compensation Peer Group(1)
Aptar Group, Inc.	Neenah, Inc.
Balchem Corporation	PotlatchDeltic Corporation
Clearwater Paper Corporation	Quaker Chemical Corporation
GCP Applied Technologies Inc.	Rayonier Advanced Materials Inc.
H.B. Fuller Company	Rayonier Inc.
Innospec Inc.	Resolute Forest Products, Inc.
Kaiser Aluminum Corporation	Schweitzer-Mauduit International, Inc.
Mercer International Inc.	Tredegar Corporation
Myers Industries, Inc.
(1) Lydall, Inc. and Verso Corporation were removed from the 2023 compensation peer group, as executive pay data for these companies is no longer publicly available.

TARGET PAY MIX
Annually, the Compensation Committee reviews each NEO’s compensation mix of base salary, STI, and LTI, which comprises total target direct compensation for each NEO, to ensure that an appropriate level of the NEO’s recurring target compensation is tied to Company performance.  The Compensation Committee believes this approach is appropriate to provide year-over-year consistency in analyzing the pay mix when compared to the peer group.
The targeted annual pay mix of compensation varies for each NEO, with an average of 67% of target pay considered at-risk for the NEOs (excluding the CEO’s). This average does not include one-time equity grants or other health, welfare, or retirement benefits.  During the period in which he served as CEO in 2022, Mr. Parrini had the highest level of STI and LTI opportunity compared to the other NEOs, with 79% of his annualized total target direct compensation considered at-risk and variable, excluding any compensation received in connection with his termination. As Mr. Fahnemann was appointed as CEO in August 2022, the below “Current CEO Compensation Mix” reflects his annualized compensation at target and excludes the Fahnemann Initial Equity Award and the Initial Relocation Bonus. Accordingly, on an annualized, at-target basis, Mr. Fahnemann’s compensation mix is consistent with that of the former CEO’s annualized target pay mix, with 79% of his total target direct compensation considered at-risk and variable.  The Compensation Committee believes this level is appropriate for Mr. Fahnemann given his responsibility as CEO to deliver on the Company’s turnaround strategy and long-term shareholder value.

Fixed 21% Variable 79%	Fixed 21% Variable 79%	Fixed 33% Variable 67%

Base Salary
The Compensation Committee believes base salary, which contributes to the Company’s compensation objectives of attracting and retaining talented executives, is an important element of compensation. The base salaries of the NEOs are reviewed and approved annually by the Compensation Committee and, in the case of the CEO, ratified by the
2023 PROXY STATEMENT › 54

EXECUTIVE COMPENSATION
independent members of the Board. The Compensation Committee considers several factors, without any assigned relative weightings, when determining base salary increases for NEOs:
•Salary recommendations from the CEO for the NEOs other than himself
•Company and individual NEO performance
•Accountability and complexity of the NEO’s role in attaining Company objectives
•External competitiveness of the NEO’s compensation
•Executive succession planning
•Internal equity and retention considerations
In 2022, salary increases were awarded effective February 1, 2022, and were consistent with benchmarking. The Compensation Committee believes that the 2022 salary increases were appropriate when compared to market, and in light of the NEOs’ roles and the value they provide in overcoming the business challenges. A key input into the Compensation Committee’s pay decisions for 2022 was the need for ongoing continuity of the existing Management team given the headwinds faced by the Company. The below table provides the details related to the NEOs 2022 base salary changes.

NEO Base Salaries (Annualized)(1)
NEO	2021 Base Salary (effective February 1, 2021)	2022 Base Salary (effective February 1, 2022)	% change
Fahnemann	$0	$1,050,000	—%
Shettigar(2)	$325,000	$425,000	27%
Astley	$454,137	$467,761	3%
Laures(3)	$454,634	$468,273	3%
Elder	$325,640	$335,410	3%
Parrini	$1,050,000	$1,050,000	0%
Hillard	$421,313	$477,000	13%

(1)See Summary Compensation Table on page 68 for the base salary amounts actually earned by the NEOs in 2022.
(2)Mr. Shettigar’s salary was increased by 3% to $334,750 effective February 1, 2022. Effective May 6, 2022, Mr. Shettigar received a 27% base salary increase to $425,000 in connection with his promotion to CFO.
(3)Mr. Laures’s salary was paid in Swiss Francs (CHF) and converted to USD using an exchange rate of 1.0481 $/CHF.
Short-Term Incentives: The Management Incentive Plan
The Company provides an annual STI bonus opportunity to the NEOs under the Company’s MIP. The Compensation Committee approves a target bonus for each NEO expressed as a percentage of the NEO’s base salary. Generally, the Compensation Committee establishes target bonuses for the NEOs at the 50th percentile of the Company’ compensation peer group. Individual STI target bonus opportunities were unchanged for 2022, except for Messrs. Astley, Shettigar, and Hillard. Mr. Astley’s target was increased from 55% to 60% to recognize his leadership and commitment to addressing the Company’s commercial business challenges and Mr. Shettigar’s target increased from 45% to 60% in conjunction with his promotion to SVP, CFO, and Treasurer. Mr. Hillard's target was increased from 60% to 70% however he was ineligible to receive any payout due to his resignation from the Company in 2022. In setting Mr. Fahnemann’s STI bonus opportunity, the Compensation Committee maintained the target in place for the former CEO.

2023 PROXY STATEMENT › 55

EXECUTIVE COMPENSATION

NEO MIP Target Bonus
NEO	2021 Target Bonus (as a percentage of 2021 Base Salary)	2022 Target Bonus (as a percentage of 2022 Base Salary)
Fahnemann	N/A	100%
Shettigar	45%	60%
Astley	55%	60%
Laures	55%	55%
Elder	45%	45%
Parrini	100%	100%
Hillard	60%	70%
In February of each year, the Compensation Committee, in consultation with the Audit Committee Chair, determines the degree to which the pre-established MIP performance metrics have been met with respect to the prior fiscal year. The Compensation Committee then decides whether, and if so, at what percentage level, to award bonuses to the NEOs. The amount ultimately earned by the NEOs depends on the achievement of performance metrics; provided, however, the Compensation Committee may, in its discretion, adjust downward any bonus of an NEO based on its judgment of management’s achievement of the financial outcomes. Any downward adjustment to the CEO’s bonus requires ratification and approval by the independent members of the Board.
For 2022, the Compensation Committee adopted a MIP design that was weighted consistently with the design used in 2021, with a floor of 80% achievement of target performance (which pays 50% of the target award) and a ceiling of 140% achievement (which pays 200% of the target award). Performance below threshold levels results in a zero payout.
Consistent with 2021 and to continue to ensure the alignment of the interests of stakeholders and tie the Company’s annual operating budget for the STI plan, the Compensation Committee adopted the following metrics for the 2022 MIP:
•Adjusted EBITDA (weighted 80%) - Adjusted EBITDA (“Adj EBITDA”), a non-GAAP measure, is defined as the Company’s revenues minus its costs, after excluding from such costs interest expense, taxes, depreciation, and amortization subject to adjustment (such as foreign exchange adjustments and timberland sales) as determined by the Compensation Committee.
•Adjusted Free Cash Flow (weighted 20%) - Adjusted Free Cash Flow (“Adj FCF”), a non-GAAP measure, is defined as cash flows from operations determined in accordance with GAAP less capital expenditures, adjusted to exclude spending related to strategic initiatives and certain other items (such as foreign exchange adjustments and the termination of a legacy Spunlace factoring program) as specified by the Compensation Committee.
These metrics are intended to focus the NEOs on generating earnings and effectively managing cash flow.
In 2022, the performance metrics were weighted as follows for all NEOs:
The targeted performance levels of Adjusted EBITDA and Adjusted Free Cash Flow were derived from the Company’s 2022 budgeted levels as approved by the Board. Developing the budget involves a variety of factors and assumptions, including the Company’s strategic planning process and an assessment of the future business environment. The
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EXECUTIVE COMPENSATION
Compensation Committee incorporates a requirement that the Company achieve minimum performance, or the threshold, for each metric separately before any bonus may be earned on the respective portions of the overall award.
The Compensation Committee set a rigorous 2022 MIP goal for Adjusted EBITDA, with the target above the prior year’s actual results to emphasize the importance of year-over-year earnings growth and the anticipated contributions from the Spunlace segment. The 2022 financial target for Adjusted Free Cash Flow was lower than the actual achievement in 2021 to account for certain budgeted capital expenditures for strategic projects and acquisition integrations, as well as estimated cash taxes related to higher 2022 budgeted earnings, including increased earnings expected in high tax jurisdictions. In setting performance goals for 2022, the Compensation Committee considered, among other factors, expectations of projected growth in certain markets with a focus on engineered materials and the overall future business environment.
Consistent with historic practice, all financial performance targets were established at the start of the year and maintained. Although the Compensation Committee assessed the impact of the ongoing inflationary and energy price pressures and their impact to the business throughout the year, the Compensation Committee determined not to adjust the pre-determined performance targets. Accordingly, no adjustments were made to lower the performance targets, or otherwise, on account of the impacts from the external business conditions.
The following table outlines the approved threshold, target, and maximum payment opportunities and financial goals for the NEOs under the 2022 MIP, as well as the weighted payout results based on the performance metric weights.

NEO MIP Performance Metrics and Payout Levels
	Plan Goals				2022 Results
	Below Threshold (0% Payout)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Achievement Factor	Weighted MIP Payout %
Achievement against Financial Goals	< 80%	80%	100%	140%
Performance metric (millions)
Adjusted EBITDA (1)	< $118.2	$118.2	$147.7	$206.8	$99.5	0%	0%
Adjusted Free Cash Flow (1)	< $28.6	$28.6	$35.7	$50.0	$(49.2)	0%
(1)NEO metric weighting: 80% Adjusted EBITDA and 20% Adjusted Free Cash Flow.
The combined result for Adjusted EBITDA and Adjusted Free Cash Flow fell short of achieving the thresholds established by the Compensation Committee, yielding a 0% payout.
The 2022 MIP target bonuses and payouts for the NEOs are shown below:

NEO MIP Payments
NEO	2022 Target Bonus (as a percentage of 2022 Base Salary)	Eligible Salary	2022 MIP Target Bonus	2022 MIP Payout Percent	2022 MIP Payout
Fahnemann(1)	100%	$350,000	$350,000	0%	$0
Shettigar(2)	45%	$111,583	$50,213	0%	$0
	60%	$283,333	$170,000	0%	$0
			$ 220,213(3)	0%	$0
Astley	60%	$467,761	$280,657	0%	$0
Laures(4)	55%	$468,273	$257,551	0%	$0
Elder	45%	$335,410	$150,935	0%	$0
Parrini(5)	100%	$1,050,000	$1,050,000	0%	$0
Hillard(5)	70%	$477,000	$333,900	0%	$0
(1)As Mr. Fahnemann was appointed as CEO in August 2022, his 2022 MIP target bonus was prorated to reflect the period during 2022 that he served as CEO.

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EXECUTIVE COMPENSATION
(2)As discussed above, Mr. Shettigar was promoted to CFO in May 2022, and in connection therewith, his base salary and target bonus opportunity were increased. Accordingly, Mr. Shettigar’s 2022 MIP target bonus was prorated to reflect his service as Vice President, ESG, Investor Relations and Corporate Treasurer from January 1, 2022 to May 5, 2022 and his service as SVP and CFO from May 6, 2022 to December 31, 2022.
(3)Represents Mr. Shettigar’s total 2022 MIP target bonus opportunity.
(4)Mr. Laures’s bonus is paid in CHF and converted to USD using a foreign exchange rate of 1.0481 $/CHF. Target bonus opportunity in local currency is 245,731CHF.
(5)As Mr. Parrini and Mr. Hillard ceased to be employed by the Company during 2022, they were not eligible to receive any 2022 MIP payout.
Long-Term Incentives:
The Compensation Committee believes long-term compensation provides strong incentives for executives to deliver and sustain long-term financial performance to the Company’s shareholders. Annually, the Compensation Committee determines the target opportunity of LTI compensation to be granted to executives by targeting the size-adjusted 50th percentile of the market, but reserves discretion to deviate from the target.
The Company provided NEOs an annual LTI award comprised of 40% time-based RSUs and 60% PSAs. Mr. Fahnemann’s sign-on grant consisted of the same vehicle mix of 40% time-based RSUs and 60% PSAs. In 2022, LTI values were increased for Messrs Parrini, Hillard, Astley, and Laures to provide upside opportunity for earning Glatfelter equity and to reinforce the importance of their roles and leadership given the business challenges.
To further support the alignment of the interests of NEOs and shareholders and to tie in the Company’s annual operating budget for its three-year strategic plan, the 2022 LTI program consisted of:

–2022 RSUs and the Fahnemann Initial RSU Award:
•The 2022 RSUs are time-based and will vest equally in 1/3rd increments on the first, second, and third anniversary of the grant date.
•The Fahnemann Initial RSU Award will vest 50% on the second anniversary and 50% on the third anniversary of the grant date.
–2022 PSAs and the Fahnemann Initial PSA Award:
•The LTI program is designed to be primarily performance-based, with 60% of a NEO’s equity value (at target) awarded in PSAs tied directly to the achievement of financial and relative TSR performance goals derived from the Company’s strategic plan. In 2022, the plan metrics were changed to reinforce Management’s focus on earnings growth and to align with a metric more closely tied to managing the business. As such, Adjusted EBITDA was included as a financial metric since it is viewed as an important factor for improving the Company’s financial performance in the near-to long-term. In addition, 2022 PSAs continued to include ROCE and Relative TSR in the plan.
•The 2022 PSAs have a three-year vesting period and provide an opportunity to receive shares of Company common stock contingent upon the achievement of two-year performance goals tied to cumulative Adjusted EBITDA (weighted 50%) and average ROCE (weighted 25%) and a three-year TSR metric relative to the S&P Small Cap 600 Index (weighted 25%).
▪The Fahnemann Initial PSA Award is designed to foster the realignment of the business strategy to drive stock price appreciation. It will cliff vest after three years and will be earned if and only if certain stock price hurdles are achieved over the three-year performance period ending August 23, 2025. Specifically, 50% of the Fahnemann Initial PSA Award will be earned if a stock price of $10 per share is reached and maintained for 20 consecutive trading days during the performance period. The remaining 50% will be earned if a stock price of $18 per share is reached and maintained for 20 consecutive trading days during the performance period.
2023 PROXY STATEMENT › 58

EXECUTIVE COMPENSATION
The 2022 LTI program design is summarized below:

2022 Annual LTI Program Design
Equity Vehicle (Weight)	Compensation Opportunity	Financial Performance Metrics	Objective
PSAs (60%)
–Ability to earn shares of Company common stock upon the attainment of a pre-established two-year performance goal based on Adjusted EBITDA and ROCE (January 1, 2022 through December 31, 2023) and a three-year relative TSR performance goal (January 1, 2022 through December 31, 2024).
–Vesting occurs at the end of the three-year period, subject to continued employment.
–Threshold performance level: 60% achievement results in a 20% of target payout.
–Maximum performance level: 140% achievement results in a 200% of target payout.
		–Weighted 50% on two-year cumulative Adjusted EBITDA –Weighted 25% on two-year average ROCE –Weighted 25% on the three-year relative TSR metric (S&P Small Cap 600 Index).	–Align NEOs’ and shareholders’ interests to drive stock price appreciation. –Drive long-term earnings growth and effective utilization of capital.
RSUs (40%)
–Ability to earn shares of Company common stock based on continued employment through the vesting date(s).
–Pro-rata, time-based vesting: 1/3rd increments on the first, second, and third anniversary of the grant date.
		–Value increases as the Company stock price increases.	–Promote retention of NEOs to support execution of the Company’s strategic plan. –Provide opportunity to obtain share ownership
Adjusted EBITDA is a commonly used measure of the cash earnings that are generated. ROCE measures how effectively capital is being employed and the return from capital management decisions. ROCE, in general terms, is a non-GAAP measure calculated as net adjusted operating profit after tax, divided by the last 12 month average capital base. TSR is a measure of financial performance, indicating the total amount a shareholder reaps from an investment. These metrics are appropriate due to the focus on generating earnings, efficient use of resources, and profitability across the business, as well as aligning the interests of shareholders with those of the NEOs and rewarding for out-performance compared to peers.
2022 PSAs - All NEOs Other Than Mr. Fahnemann
The 2022 PSAs have a two-year Adjusted EBITDA and ROCE performance period and a three-year relative TSR performance period. The three-year relative TSR metric is measured against the S&P Small Cap 600 Index at the end of the vesting period.

2023 PROXY STATEMENT › 59

EXECUTIVE COMPENSATION
The Compensation Committee believes that a two-year Adjusted EBITDA and ROCE performance period is appropriate for the 2022 PSAs at this time, in order to give more accurate visibility to goal setting. In setting a two-year Adjusted EBITDA and ROCE performance measurement period for the 2022 PSAs, the Compensation Committee considered: (1) the need to provide line-of-sight to incentivize the NEOs to achieve capital productivity and earnings goals; and (2) the inability to forecast ROCE performance goals beyond the two-year period due to the nature of our business. The Compensation Committee decided to set a three-year relative TSR metric, in order to promote sustained performance focus and encourage long-term retention.
Given its relationship to our annual operating plan and business strategy, the pre-established Adjusted EBITDA and ROCE goals and their specific target levels for the 2022-2023 performance period are confidential and commercially-sensitive information that we do not publicly disclose until after the performance period is completed. We believe that such information would provide our competitors, customers, and other third parties with significant insights regarding our confidential business strategies and could cause us substantial competitive harm. The relative TSR metric is measured against the S&P Small Cap 600 Index at the end of the three-year performance period.
2022 RSUs - All NEOs Other Than Mr. Fahnemann
The 2022 RSUs vest equally in 1/3 increments on the first, second, and third anniversary of the grant date. The Compensation Committee determined that pro-rata vesting is appropriate for the 2022 RSUs because it aligns fosters employee share in the business and is a more market-competitive vesting schedule.
The Fahnemann Initial Equity Award
As discussed above, Mr. Fahnemann did not receive a 2022 LTI award and instead was granted the Fahnemann Initial Equity Award in connection with his appointment as CEO in August 2022. The Fahnemann Initial Equity Award is comprised of 240,000 time-based RSUs and 360,000 PSAs.
The Fahnemann Initial PSA Award will cliff vest after three years and earned if and only if certain stock price hurdles are achieved over the three-year performance period ending August 23, 2025. Specifically, 50% of the Fahnemann Initial PSA Award will be earned if a stock price of $10 per share is reached and maintained for 20 consecutive trading days during the performance period. The remaining 50% will be earned if a stock price of $18 per share is reached and maintained for 20 consecutive trading days during the performance period.
The Fahnemann Initial RSU Award is subject to pro-rata, time-based vesting, with 50% of shares vesting on the second anniversary and 50% vesting on the third anniversary of the grant date, assuming continued employment through the respective vesting date.

The Fahnemann Initial Equity Award Design
PSAs (60%)
–Ability to earn shares of Company common stock upon the attainment of certain stock price hurdles during the three-year performance period.
–Vesting occurs at the end of the three-year period, subject to continued employment.

–50% of shares earned if $10 stock price is achieved during the performance period and maintained for 20 consecutive trading days.
–50% of shares earned if $18 stock price is achieved during the performance period and maintained for 20 consecutive trading days.
–Align CEO’s’ and shareholders’ interests to drive stock price appreciation. –Drive long-term earnings growth and effective utilization of capital.
RSUs (40%)	–Ability to earn shares of Company common stock based on continued employment over the vesting period(s). –Pro-rata, time-based vesting - 50% on second anniversary and 50% on third anniversary.	–Value increases as the Company stock price increases.	–Accelerate operational and financial improvements despite continued inflationary and energy price headwinds. –Provide opportunity to attain share ownership
2023 PROXY STATEMENT › 60

EXECUTIVE COMPENSATION
The 2022 RSUs and 2022 PSAs were based on the NEOs’ overall responsibilities and individual performance, and information provided by the Consultant based on a market benchmarking for each position.
As noted above, Messrs. Parrini, Hillard, Astley, and Laures received increased LTI values in order to reinforce the importance of their continued leadership and accountability to deliver on the financial and operational expectations despite anticipated business challenges. Messrs. Parrini and Hillard forfeited their respective 2022 RSUs and 2022 PSAs, as they separated from service before such awards vested.
The following table provides a summary of the 2022 RSUs, 2022 PSAs (at target), the Fahnemann Initial RSU Award, and the Fahnemann Initial PSA Award (at target).

2022 LTI Grants (1)
			PSAs
NEO	Total Shares (2)	Time Based RSU's	Minimum Shares (0% payout below threshold)	Performance Share Target (100% payout)	Maximum Shares (200% payout at Maximum)
Fahnemann(3)	600,000	240,000	—	360,000	N/A
Shettigar	47,642	18,924	—	28,718	57,436
Astley	63,542	26,335	—	37,207	74,414
Laures	44,926	18,619	—	26,307	52,614
Elder	49,556	19,791	—	29,765	59,530
Parrini(4)	206,084	85,409	—	120,675	241,350
Hillard(4)	69,381	28,754	—	40,627	81,254
(1)Additional details regarding the NEOs’ 2022 LTI grants can be found in the Grants of Plan-Based Awards table on page 70
(2)Total shares reflect the time-based RSUs and PSAs assuming target performance.
(3)Mr. Fahnemann’s PSAs reflect the Fahnemann Initial PSA Award, which is tied to meeting certain stock price hurdles during the performance period and is not eligible for payout above target.
(4)Messrs. Parrini and Hillard separated before meeting the vesting requirements for the 2022 LTI grants, and therefore, all reflected 2022 PSAs and 2022 RSUs were forfeited.
Vesting of Previous Performance Share Grants
The 2020 PSAs vested based on two-year performance goals tied to ROCE and Adjusted EBITDA and were subject to a cumulative three-year relative TSR modifier. The relative TSR modifier applied a positive or negative 25% modifier if the Company’s TSR was in the first or fourth quartile, respectively, and the overall maximum payout was capped at 200%. In 2021, the Company shifted metrics to be primarily weighted on ROCE to drive accountability related to the Company’s anticipated growth through acquisition. In addition, the 2021 PSAs introduced a 3-year relative TSR metric. In 2022, the plan metrics were changed to reinforce Management’s focus on earnings growth and to align with a metric more closely tied to managing the business. As such, Adjusted EBITDA was included as a financial metric since it is viewed as an important factor for improving the Company’s financial performance in the near-to long-term. In addition, 2022 PSAs continued to include ROCE and Relative TSR in the plan.
The chart below illustrates the overlapping performance cycles for 2020 PSAs, 2021 PSAs, and 2022 PSAs.

2023 PROXY STATEMENT › 61

EXECUTIVE COMPENSATION
PSAs that were granted in 2020 vested on December 31, 2022, following the conclusion of a two-year performance period ended December 31, 2021, and were subject to adjustment based on a three-year cumulative relative TSR modifier for the 2020-2022 period and a three-year vesting requirement. Glatfelter was ranked in the first quartile of S&P 600 Small Cap companies for shareholder return; this achievement resulted in a negative 25% downward adjustment to the earned PSAs.
The following table illustrates the pre-determined performance goals, as well as the final results and payout level based on actual performance delivered during the performance period for the 2020 PSAs:

2020 Performance Awards
	ROCE - Weighted 60%	Adjusted EBITDA - Weighted 40% (millions)
Maximum	7.8%	$350.6
Target	5.6%	$250.5
Threshold	3.3%	$200.4
Actual	4.4%	$230.1
Percent Achievement	23.3%	30.3%
Financial Performance	53.6%
3 year relative TSR Modifier result (1)	(25%)
Final Payout	40.2%
(1)Final payout reflects a negative 25% downward adjustment due to three-year relative TSR modifier outcome.

The resulting payouts from the 2020 PSAs reflecting performance against the goals are shown below.

NEO Performance Shares Earned from 2020 Grant
NEO	Target Performance Shares	Payout (as a % of Target) (1)	Actual Shares Awarded (2)
Fahnemann(3)	N/A	N/A	N/A
Shettigar	4,669	40.2%	1,877
Astley	15,632	40.2%	6,284
Laures	10,394	40.2%	4,178
Elder	9,136	40.2%	3,672
Parrini(4)	67,978	40.2%	27,327
Hillard(5)	N/A	N/A	N/A
(1)Reflects final payout after negative 25% downward adjustment due to the relative TSR modification is applied.
(2)Actual shares earned include dividends accrued during the performance period, as applicable, and represent the number of underlying PSAs earned, prior to the withholding of shares to satisfy taxes.
(3)Mr. Fahnemann did not join the Company until 2022.
(4)Mr Parrini’s 2020 PSA agreement included a continuous vesting provision, which was satisfied in February 2021, prior to his separation.
(5)Mr. Hillard separated employment prior to the three-year vesting date and therefore forfeited all 2020 PSAs.

For more information regarding the 2020 PSAs, see pages 46-47 of our proxy statement filed on March 31, 2021.
2023 PROXY STATEMENT › 62

EXECUTIVE COMPENSATION
The 2021 PSAs vest on December 31, 2023, and are based on a two-year performance goal tied to Average ROCE (weighted 70%), ending December 31, 2022, and three-year cumulative relative TSR (weighted 30%) for the 2021-2023 period and a three-year vesting requirement.
The following table illustrates the pre-determined ROCE performance goal, as well as the results and the potential payout level based on actual performance delivered during the two-year performance period:

2021 Performance Goals
	Two-Year Average ROCE Weighted 70%	Three-Year Relative TSR Weighted 30%
Maximum	8.4%	>75th
Target	6.0%	50th
Threshold	3.6%	25th
Actual	2.4%	TBD
Percent Achievement	0%	TBD
Financial Performance	0%	TBD
Final Performance (including TSR)	TBD
(1)Final performance will include the three-year relative TSR outcome (weighted 30%).

For more information regarding the 2021 PSAs, see pages 60-61 of our proxy statement filed on March 31, 2022.
PERQUISITES
The Company provides limited perquisites. The Compensation Committee believes perquisites should be a minimal part of executive compensation. All NEOs, including Mr. Fahnemann, are eligible to receive a Company-paid executive physical and executive long-term disability coverage, as well as relocation benefits coincident with the move of the corporate headquarters to Charlotte, North Carolina. Additionally, Mr. Parrini’s perquisites, while employed as CEO, included a club membership. This perquisite was discontinued with the CEO transition in 2022. In preparation for the relocation to Charlotte, the Compensation Committee engaged the Company’s third-party relocation administrator to review the relocation program and benefit coverage to ensure that the relocation benefits were market competitive. The Compensation Committee determined that the relocation benefits were at market and appropriate. More information on the perquisite costs can be found in the Summary Compensation Table.
POST-EMPLOYMENT RETIREMENT COMPENSATION
The Compensation Committee believes offering post-employment compensation allows the Company to attract, retain, and motivate qualified employees and executives in the current competitive marketplace.
During 2022, the Company provided a qualified 401(k) plan for U.S.-based employees and other arrangements for those outside of the U.S..
Effective January 1, 2020, the Company began offering the NQDCP to replace the Supplemental Executive Retirement Plan (“the SERP”), which was frozen effective December 31, 2019. The NQDCP coordinates with the 401(k) plan by providing a Company contribution related to compensation in excess of the 401(k) plan limits, with a maximum non-qualified contribution of 7% of such excess compensation. Executive officers can elect to defer compensation under the NQDCP. All of the NEOs, other than Mr. Laures, were participants in the NQDCP in 2022. Mr. Fahnemann became an eligible participant in the NQDCP as of September 1, 2022.
Information regarding the frozen SERP balance is reflected in the Pension Benefits section on page 75. Information regarding Company contributions under the NQDCP is reflected in the Non-Qualified Deferred Compensation section on page 76. Please also refer to the Summary Compensation Table on page 68.
Mr. Laures participates in a Swiss defined contribution plan, which provides the mandatory minimum benefit based on age, paid 50% by the employer and 50% by the employee.

2023 PROXY STATEMENT › 63

EXECUTIVE COMPENSATION

ADDITIONAL COMPENSATION POLICIES AND PRACTICES
Executive Severance Guidelines
The Company has executive severance guidelines to serve as the basis for determining the severance benefits available to the CEO, EVPs, SVPs, and other VPs in the case of certain terminations of employment from the Company (other than for cause, resignation, death, or disability, each as defined in the executive severance guidelines). The severance guidelines do not apply in circumstances in which the CIC Agreements (as defined below) apply. The Compensation Committee retains the authority to modify or terminate severance arrangements, in its discretion, as circumstances may warrant. Additional details on severance guidelines and potential payments in the event of a termination of employment are discussed in the “Potential Payments upon Termination or Change in Control” section on page 77.
Parrini Separation Agreement and Consulting Agreement
On August 24, 2022, the Company announced the termination of employment for Mr. Parrini. As a result, on September 13, 2022, Mr. Parrini entered into a Separation Agreement and General Release (“Separation Agreement”) with the Company. Under the terms of the Separation Agreement, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Parrini. The Separation Agreement states that (1) the duration of the Consulting Agreement will be for three months during which time Mr. Parrini shall be compensated at a rate of $100,000 per month and (2) during the term of the Consulting Agreement, Mr. Parrini will be available to the Company as needed, but in no event shall the level of services Mr. Parrini performs be more than 20% of the average level of services he performed for the Company over the 36-month period immediately preceding the termination date. In addition, the Company agreed to waive its policy for Mr. Parrini that all severance payments be reduced by 50% upon obtaining new employment during the payout period.
Consistent with the executive severance guidelines, Mr. Parrini will receive the following:
a.) $4,200,000 in severance, which represents 24 months of base salary and bonus which will be paid in installments (and lump sum catch up payment for delayed payments) over the 24-month period following the separation date and following a six-month delay for specified employees.
b.) Reimbursement for retiree medical/COBRA premiums for continued medical, prescription drug, dental, and vision coverage for the 24-month period following the separation date and following a six-month delay for specified employees. Reimbursement will consist of the difference between Active Employee rates versus Retiree/COBRA rates (estimated to be approximately $115,168 during the severance period based on current enrollment; however, reimbursement amount will vary depending on benefits plans selected).
c.) $40,000 cash payment in lieu of outplacement.
In addition, under the terms of the Separation Agreement, the Company agreed to enter the Consulting Agreement for three months following execution of the Separation Agreement. Under this Consulting Agreement, the following was paid in 2022:
d.) $300,000 in consulting fees for the three months ($100,000 per month) after entering into the agreement.
Per our policy, Mr. Parrini was paid $100,962 in earned but unused vacation. All outstanding equity grants that had vested as of Mr. Parrini’s separation date will be payable or exercisable, as applicable, in accordance with the terms of the applicable long-term incentive plan and the applicable grant agreements. Mr. Parrini’s non-qualified retirement benefits, including his frozen SERP benefits, will be paid in 2023 in accordance to the terms of the NQDCP and after satisfying the six-month delay under Section 409A of the Code and/or any special elections.
Mr. Parrini must comply with covenants related to confidentiality, non-competition, and non-solicitation of employees and other service providers as a condition to receiving the severance payments described above.
Change in Control Arrangements and Double Trigger Equity Grant Vesting
The Company has entered into Change in Control (“CIC") Agreements (the “CIC Agreements”) with each of the NEOs. The Compensation Committee believes these arrangements will serve as an incentive for the NEOs to act in the interest of shareholders in the event of a CIC, without regard to personal risks related to their continued employment resulting from a CIC. Generally, the CIC Agreements provide for severance and other benefits to be paid to the NEOs upon a qualifying CIC. CIC Agreements entered into after 2011 do not include a tax gross-up provision for excise taxes imposed under the Code. Therefore, the CIC Agreements for Messrs. Fahnemann, Shettigar, Astley, Hillard, and Laures do not have any tax gross-up provisions. CIC Agreements for Messrs. Parrini and Elder were entered into before 2011 and
2023 PROXY STATEMENT › 64

EXECUTIVE COMPENSATION
contain the legacy tax gross up provision. Mr. Elder is the only remaining currently-employed NEO whose CIC Agreement contains a tax gross-up provision.
The Company’s equity grant agreements include “double trigger” provisions that accelerate vesting in the event of a CIC if the executive is terminated without “cause” or resigns with “good reason” (each as defined in the applicable CIC Agreement). The Compensation Committee believes that the double trigger provision will ensure continuity of Management during mergers and acquisitions and assist with retaining key executives, ultimately benefiting shareholders. Additional details on the CIC Agreements and potential payments in the event of a CIC are discussed in the “Potential Payments upon Termination or Change in Control” section on page 77.
Executive Share Ownership Guidelines
The Compensation Committee believes it is important to require the Company’s senior executives, including the NEOs, to meet minimum stock ownership guidelines.
The executive share ownership guidelines align the interests of the senior executives with those of the shareholders. The Compensation Committee determines the guidelines using a multiple of each senior executive’s base salary. Depending on the senior executive’s position, the executive share ownership guidelines require the senior executive to own Company stock that ranges in value from two to five times his or her base salary as follows:

2022 Share Ownership Guidelines
Position	Ownership Guideline (Relative to Base Salary)
CEO	5X
CFO	3X
Other Senior Executives	2X
The value of required ownership is reviewed and adjusted annually in June for salary increases and the number of shares needed to be owned will be affected by changes in stock price. Directly-owned shares, beneficially-owned shares held indirectly (e.g., by family members, trusts, etc.), and shares held in the 401(k) plan are eligible for satisfying ownership guidelines. Unvested restricted stock and RSUs and earned PSAs also count towards satisfying the ownership guidelines. As of the June 2022 review, Messrs. Astley and Elder had met the required level of share ownership and Messrs. Shettigar and Laures were on-track to satisfy the requirements. Given Mr. Fahnemann’s August 2022 employment date, his share ownership will be reviewed in June 2023, along with the remainder of the applicable senior executives.
Holding Requirement
Until the executive share ownership guideline level is attained, senior executives must retain 50% of net profit shares realized at (i) exercise of SOSARs; (ii) payment of PSAs; and (iii) vesting of RSUs. The Compensation Committee reviews senior executives’ progress toward satisfying the requirements annually.
Clawback Policy
The Company maintains a clawback policy that was adopted by the Board. Under the clawback policy, the Compensation Committee has the authority to recover or “claw back” incentive-based compensation when the basis for recouping incentive-based compensation is triggered by a material financial restatement. Incentive-based compensation includes cash bonuses and time-based and performance-based equity awards (such as RSUs and PSAs). The Compensation Committee may recoup incentive-based compensation, that is paid within three years prior to a restatement and in excess of the amount the executive officer or key manager would have otherwise received without the material noncompliance. Recoupment is applicable to an executive officer or key manager who is directly accountable for the cause of the restatement and could also apply to any executive officer or key manager who is in an upward reporting hierarchy to the responsible individual. In addition, recoupment could be made for compensation paid in a fiscal year in which an executive officer or key manager engages in intentional misconduct in performing his or her duties.
In October 2022, the SEC adopted new Rule 10D-1 under the Exchange Act, which requires national securities exchanges, including the NYSE, to establish listing standards relating to executive officer incentive compensation clawback and disclosure rules. The Company intends to monitor the development of NYSE’s final listing standards and plans to amend its clawback policy, as appropriate, in accordance with requirements of NYSE’s final listing standards.

2023 PROXY STATEMENT › 65

EXECUTIVE COMPENSATION
Hedging and Pledging Policies
Directors and all employees, including the NEOs, are subject to an insider trading policy that prohibits such individuals from engaging in transactions in financial instruments (including, for example, prepaid variable forward contracts, equity swaps, collars, or exchange funds, as well as any other hedging instrument) designed to hedge or offset any decrease in the market value of Company stock. Our insider trading policy also prohibits covered persons from holding Company stock in a margin account or pledging our stock as collateral for a loan.
Tax Deductibility under Code Section 162(m)
Section 162(m) of the Code generally imposes a $1 million deduction limitation on compensation paid to certain executive officers of a publicly-held corporation during the year. The executive officers to whom the Section 162(m) deduction limit applies include the Company’s CEO and CFO, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. The Compensation Committee reserves discretion to award compensation that is not deductible under Section 162(m), as the Compensation Committee deems appropriate.

ROLE OF THE COMPENSATION COMMITTEE AND CONSULTANT INDEPENDENCE

The Compensation Committee is responsible for approving NEO compensation, and, in the case of the CEO, submits his pay for ratification and approval by the independent members of the Board. The Chair of the Compensation Committee is responsible for leading the Compensation Committee. The Compensation Committee may form subcommittees and delegate authority to them as it deems appropriate; provided that any subcommittee must be solely comprised of one or more members of the Compensation Committee and such delegation should not otherwise be inconsistent with law and applicable rules and regulations of the SEC and the NYSE. Additionally, the Compensation Committee may delegate to the Company’s management any or all of its authority under any incentive plan to make grants to non-executive officer employees, to the extent the Compensation Committee deems appropriate, consistent with the terms of the applicable incentive plan. The meetings of the Compensation Committee are regularly attended by the Consultant. The CEO, CFO, and Vice President of Global Human Resources and Administration also generally attend the Compensation Committee meetings. All members of Management present at a meeting of the Compensation Committee, including the CEO, are excused from the meeting prior to any discussion of their compensation. The Compensation Committee holds a final executive session with only Compensation Committee members present before approving any compensation.
The Compensation Committee has the authority to engage compensation consultants, legal counsel, or other advisors, as needed. The Compensation Committee provides oversight and approves related fees and retention terms of the consultants, counsel, or advisors, and may select a compensation consultant, legal counsel, or other advisor after assessing that person’s independence from Management or members of the Compensation Committee.
During 2022, the Compensation Committee retained Meridian as its Consultant to provide advice and assistance to the Compensation Committee and to Management with respect to executive officer and non-employee directors’ compensation. The Consultant reports directly to the Compensation Committee and has been authorized by the Compensation Committee to work with certain executive officers of the Company and other employees in the Company’s human resources, legal, and finance functions.
The Compensation Committee has established several practices to ensure the Consultant’s independence, candor, and objectivity. The Consultant is engaged by and reports directly to the Compensation Committee, frequently meets separately with the Compensation Committee with no members of Management present, and consults with the Compensation Committee’s Chair between meetings as needed. Management periodically reports to the Compensation Committee the fees paid for services performed by the Consultant, and the Compensation Committee approves the annual work plan and budget for the Consultant. In 2022, the Compensation Committee assessed the independence of Meridian and other outside advisors as required under the NYSE listing standards, and considered and assessed all relevant factors, including those required by the SEC that could give rise to potential conflict of interests with respect to Meridian. Based on this review, the Compensation Committee did not identify any conflict of interest raised by the work conducted by Meridian for 2022. Meridian does not perform any work for the Company other than as the Consultant and accordingly, no fees were paid for any additional services.
2023 PROXY STATEMENT › 66

EXECUTIVE COMPENSATION
Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Company’s CD&A with Management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement for the year ended December 31, 2022.
The foregoing Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report by reference therein.
Bruce Brown (Chair)
Kevin M. Fogarty
Darrel Hackett
J. Robert Hall

2023 PROXY STATEMENT › 67

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth 2022 compensation and, where applicable, 2021 and 2020 compensation information for the NEOs.

Name and Principal Position in 2022	Year	Salary	Bonus(1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and NQDC Earnings (4)	All Other Compensation (5)	Total
Thomas M. Fahnemann	2022	$372,827	$250,000	$1,750,800	$—	$—	$26,949	$2,400,576
President & Chief Executive Officer
Ramesh Shettigar	2022	$392,737	$—	$449,984	$—	$—	$41,244	$883,966
Senior Vice President, Chief Financial Officer and Treasurer
Christopher W. Astley	2022	$502,626	$—	$924,984	$—	$—	$58,188	$1,485,798
Senior Vice President & Chief Commercial Officer	2021	$452,857	$—	$430,001	$197,573	$1,000	$221,508	$1,302,939
	2020	$437,715	$—	$406,424	$308,901	$1,000	$96,361	$1,250,401
Wolfgang Laures(6) (6)	2022	$467,136	$—	$653,995	$—	$—	$89,168	$1,210,299
Senior Vice President, Integrated Global Supply Chain & Information Technology	2021	$457,117	$—	$312,467	$206,490	$—	$84,039	$1,060,113
	2020	$432,580	$—	$270,223	$305,136	$—	$104,124	$1,112,063
David C. Elder	2022	$334,596	$—	$499,993	$—	$4,000	$38,229	$876,818
Vice President, Finance & Chief Accounting Officer

Dante C. Parrini	2022	$680,978	$—	$2,999,988	$—	$284,000	$5,042,879	$9,007,845
Former Chairman & Chief Executive Officer	2021	$1,047,348	$—	$1,889,987	$830,550	$413,000	$430,843	$4,611,728
	2020	$1,016,512	$—	$1,767,347	$1,303,265	$265,000	$209,261	$4,561,386
Samuel L. Hillard	2022	$163,394	$—	$1,112,286	$—	$—	$32,870	$1,308,550
Former Senior Vice President & Chief Financial Officer	2021	$419,641	$—	$449,994	$199,956	$—	$61,563	$1,131,154
	2020	$399,063	$—	$422,255	$308,160	$—	$455,042	$1,584,520
(1)Upon hire, Mr. Fahnemann received a one-time sign-on supplemental cash payment (“the Initial Relocation Bonus”) to off-set any/all initial or on-going incidental costs associated with his temporary living expenses until he permanently relocates his principal home.
(2)The amounts reflect the grant date fair value of RSUs and/or PSAs granted in 2022, 2021, and 2020 determined in accordance with ASC Topic 718. The method used to calculate these amounts is set forth in Note 12 to the Company’s audited financial statements included in the 2022 Form 10-K. The grant date fair values of the 2022 PSAs are reported based on the probable outcome of being earned at the target level. If the 2022 PSAs were earned at the maximum level (200% of target), the grant date fair value of the 2022 PSAs would be as follows: Mr. Shettigar $539,970; Mr. Astley $1,109,955; Mr. Laures $784,795; and Mr. Elder $600,003, based on the grant date stock price of $14.05 on February 18, 2022 and, $7.89 on May 12, 2022 for Messrs. Shettigar and Elder. The Fahnemann Initial PSU Award is tied to the attainment of certain stock price hurdles and is earned at target (i.e., there is no maximum payout opportunity). For PSAs with TSR or stock price performance metrics, the grant date fair value was determined using a Monte Carlo simulation model. Messrs. Parrini and Hillard forfeited their 2022 PSAs and 2022 RSUs due to their respective employment separations.
(3)The 2022, 2021, and 2020 amounts reflect the STI cash payments under the Company’s MIP. See discussion of the MIP in the “Compensation Discussion and Analysis” section.
(4)The Company’s SERP was frozen in 2019. The SERP benefits for active employees were converted to opening balances in the NQDCP as of January 1, 2020 and accrue interest annually under the NQDCP using the Moody’s Aa bond yield for the month of November of the preceding year (November 2021, for the 2022 plan year). Interest was calculated for the 2022 plan year on the frozen SERP balances at the annual rate of 2.77%. The frozen SERP balances are accounted for as a defined benefit plan in the Company’s’ financial statements and, accordingly, the Company has treated such amounts consistent with disclosure for a defined benefit plan in the Summary Compensation Table. For each NEO, the estimated amounts reflect the actuarial increase in the present value of the frozen SERP balance under the NQDCP, based on interest rate and mortality assumptions that are consistent with those used in the Company’s financial statements and further defined in the Pension Benefits table. If the frozen SERP balances had been considered a defined contribution plan, then “All Other Compensation” in the Summary Compensation Table would have included $57,000 of above-market interest for the NEOs who have frozen SERP balances, for 2022, instead of the amount shown in the “Change in Pension Value and NQDC Earnings” column. For information regarding the frozen SERP balances, please refer to footnote (1) to the Pension Benefits Table on page 75.
2023 PROXY STATEMENT › 68

EXECUTIVE COMPENSATION
(5)All Other Compensation includes the following:

2022	401(k) Company Contributions	NQDC Company Contributions (i)	Club Dues (II)	Relocation (III)	Life Ins Premium	Executive Disability	Executive Physical	Travel Stipend (Iv)	Swiss Disability Benefits (V)	Post-Employment Compensation	Total
Fahnemann	$22,875	$3,150	$—	$—	$263	$661	$—	$—	$—	$—	$26,949
Shettigar	$22,875	$13,367	$—	$—	$744	$1,263	$2,996	$—	$—	$—	$41,244
Astley	$22,875	$27,664	$—	$2,539	$744	$2,116	$2,250	$—	$—	$—	$58,188
Laures(VI)	$—	$55,568	$—	$—	$—	$—	$—	$21,523	$12,077	$—	$89,168
Elder	$22,875	$10,186	$—	$—	$606	$2,148	$2,414	$—	$—	$—	$38,229
Parrini(VII)	$21,350	$91,524	$7,556	$162,342	$531	$3,446	$—	$—	$—	$4,756,130	$5,042,879
Hillard(VIII)	$21,350	$4,534	$—	$—	$255	$311	$—	$—	$—	$6,421	$32,870
I.Represents NQDCP Company contributions for Messrs. Fahnemann, Shettigar, Astley, Elder, Parrini, and Hillard and Company contributions to the Swiss defined contribution plan for Mr. Laures. Mr. Fahnemann became a participant in the NQDCP effective September 1, 2022.
II.Represents club dues for Mr. Parrini for a Charlotte-based club that was to be used primarily for business purposes prior to his employment separation.
III.Amounts reflect 2022 relocation benefits for Messrs. Astley and Parrini and includes six months of temporary living arrangements for Mr. Parrini while employed with the Company.
IV.Represents a contractual travel stipend and tax support for Mr. Laures.
V.Represents premiums paid by the Company for Mr. Laures' mandatory accident insurance, supplemental accident insurance, and salary continuation in Switzerland.
VI.Amounts for Mr. Laures have been converted to USD using an exchange rate of 1.0481 $/CHF.
VII.Post-Employment Compensation for Mr. Parrini represents $100,962 vacation payout per policy, $40,000 cash in lieu of outplacement, $300,000 consulting stipend per the terms of his Separation Agreement, $4,200,000 severance to be paid over the 24-month severance period, and approximately $115,168 for legacy Retiree Medical/COBRA Reimbursement to be paid over the 24-month severance period. Severance and COBRA Reimbursement are subject to a six-month delay under Section 409A of the Code and will commence in 2023.
VIII.Post-Employment Compensation for Mr. Hillard represents $6,421 vacation payout per policy.

(6) Amounts shown for Mr. Laures were paid in Swiss Francs CHF and converted to USD using an exchange rate of 1.0481 $/CHF.
2023 PROXY STATEMENT › 69

EXECUTIVE COMPENSATION
2022 Grants of Plan-Based Awards
The following table, including footnotes, sets forth information concerning grants of plan-based awards in 2022:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Shares of Stock or	Grant Date Fair Value of Stock and Option
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#) (3)	Awards ($)
Thomas M. Fahnemann
	8/24/2022	$175,000	$350,000	$700,000
	8/24/2022				N/A	360,000	N/A		$572,400
	8/24/2022							240,000	$1,178,400
Ramesh Shettigar
	2/18/2022	$110,106	$220,213	$440,425
	2/18/2022				1,408	7,039	14,078		$104,992
	2/18/2022							4,982	$69,997
	5/12/2022				4,336	21,679	43,358		$164,992
	5/12/2022							13,942	$110,002
Christopher W. Astley
	2/18/2022	$140,328	$280,657	$561,313
	2/18/2022				7,441	37,207	74,414		$554,978
	2/18/2022							26,335	$370,007
Wolfgang Laures(4)
	2/18/2022	$128,776	$257,551	$515,102
	2/18/2022				5,261	26,307	52,614		$392,398
	2/18/2022							18,619	$261,597
David C. Elder
	2/18/2022	$75,467	$150,935	$301,869
	2/18/2022				2,011	10,056	20,112		$149,995
	2/18/2022							7,117	$99,994
	5/12/2022				3,942	19,710	39,420		$150,006
	5/12/2022							12,674	$99,998
Dante C. Parrini
	2/18/2022	$525,000	$1,050,000	$2,100,000
	2/18/2022				24,135	120,675	241,350		$1,799,991
	2/18/2022							85,409	$1,199,996
Samuel L. Hillard
	2/18/2022	$143,100	$286,200	$572,400
	2/18/2022				8,125	40,627	81,254		$708,293
	2/18/2022							28,754	$403,994
(1)The amounts shown represent target, threshold, and maximum STI awards under the Company’s MIP. Threshold payments equal 50% of the target amount and maximum payments equal 200% of the target amount shown. For 2022, achievement of the performance goals resulted in MIP payments as described in the “NEO MIP Payments” table of the CD&A.
(2)The amounts shown reflect the threshold, target, and maximum amounts of the 2022 PSAs granted to the NEOs under the LTI program and the Fahnemann Initial PSA Award. The 2022 PSAs vest over a three-year period based on Adjusted EBITDA and ROCE performance measured over two years and relative TSR performance measured over three years. The actual number of shares paid out will range from 0% to 200% of the target amount, depending upon attainment of performance goals. The Fahnemann Initial PSA Award is earned at target based on achievement of certain stock price hurdles. As previously disclosed, Messrs. Parrini and Hillard separated from the Company before satisfying the vesting requirements for the 2022 equity award and therefore all reflected 2022 PSAs and 2022 RSUs were forfeited.
(3)The amounts shown reflect the 2022 RSUs granted to the NEOs under the LTI program and the Fahnemann Initial RSU Award. The 2022 RSUs will vest equally in 1/3rd increments on the first, second, and third anniversary of the grant date. The Fahnemann Initial RSU Award will vest 50% on the second anniversary and 50% on the third anniversary of the grant date.
(4)Mr. Laures’ earned non-equity incentive awards are paid in Swiss Francs (CHF). Amounts presented here have been converted to U.S. dollars ($) using an exchange rate of 1.0481 $/CHF.
2023 PROXY STATEMENT › 70

EXECUTIVE COMPENSATION
2022 Outstanding Equity Awards at Fiscal Year-End
The following table, including footnotes, sets forth information concerning outstanding equity awards as of December 31, 2022:

Option and Stock Awards
	Option Grant	Number of Securities Underlying Unexercised Options (#) (1)		Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares of Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have
Name	Date	Exercisable	Unexercisable	Price ($)	Date	Vested(#) (2) (5)	Vested($) (3)	Not Vested (#) (4) (5)	Not Vested ($) (3)
Thomas M. Fahnemann	—	—	—	—	—	240,000	$667,200	360,000	$1,000,800
Ramesh Shettigar	7/16/2014	3,552	—	$25.01	7/16/2024	33,503	$93,138	33,845	$94,089
	2/26/2015	4,973	—	$24.94	2/26/2025
	4/6/2016	7,775	—	$20.22	4/6/2026
	6/13/2016	990		$20.52	6/13/2026
Christopher W. Astley	3/5/2013	21,600	—	$18.36	3/5/2023	49,158	$136,659	54,287	$150,918
	2/26/2014	16,070	—	$29.89	2/26/2024
	2/26/2015	26,253	—	$24.94	2/26/2025
	2/25/2016	44,215	—	$17.27	2/25/2026
Wolfgang Laures	—	—	—	—	—	34,541	$96,024	38,693	$107,567
David C. Elder	3/5/2013	15,440	—	$18.36	3/5/2023	32,467	$90,258	38,880	$108,086
	2/26/2014	11,840	—	$29.89	2/26/2024
	2/26/2015	17,900	—	$24.94	2/26/2025
	2/25/2016	28,424	—	$17.27	2/25/2026
Dante C. Parrini	3/5/2013	98,010	—	$18.36	3/5/2023	95,769	$266,238	69,340	$192,765
	2/26/2014	82,997	—	$29.89	2/26/2024
	2/26/2015	119,627	—	$24.94	2/26/2025
	2/25/2016	197,678	—	$17.27	2/25/2026
Samuel L. Hillard	—	—	—	—	—	—	—	—	—
(1)Represents SOSARs with a 10-year term, which vest ratably on the first, second, and third anniversaries of the grant date. All SOSARs are settled in shares of the Company’s common stock.
(2)All RSUs granted prior to 2022 have a three-year cliff vesting requirement. The 2022 RSUs vest over three years, with one-third of the award vesting each year over three years. The Fahnemann Initial RSU Award vests over three years with 50% of the award vesting in each of the last two years. See the “Unvested RSUs” column in the table in footnote 5 for more detail.
(3)Calculated based on the closing price of the Company’s common stock on December 30, 2022 ($2.78).
(4)The amount shown reflects the aggregate target number of the 2021 PSAs that were granted on February 17, 2021 and will vest on December 31, 2023, the 2022 PSAs that were granted on February 18, 2022 and May 12, 2022 and will vest on December 31, 2024, and the Fahnemann Initial PSA Award that was granted on August 24, 2022 and will vest on August 23, 2025. The actual number of shares to be paid out ranges from 0% to 200% of the target amount, depending upon attainment of performance goals. In February 2023, the Board confirmed an estimated payout of 0% was achieved for the 2021 PSAs granted on February 17, 2021 based on achievement of the performance goal for the two-year performance period. For the 2021 PSAs, the final shares to be earned is subject to the three-year relative TSR performance that will be determined as of December 31, 2023, so the final payout amount is not yet known. The Fahnemann Initial PSA Award will be earned at target based on the achievement of certain stock price hurdles. See the “Unearned PSAs” column in footnote 5 for further detail.

2023 PROXY STATEMENT › 71

EXECUTIVE COMPENSATION

(5)The amounts listed in the table below represent the outstanding equity awards, including dividend equivalent units, for each NEO as of December 31, 2022:

Outstanding Equity Awards
Name(a)	Award	Grant Date	Unvested RSUs	Unearned PSAs	Vesting Date
Fahnemann	RSU	8/24/2022	240,000		50% 8/24/24; 50% 8/24/25
	PSA	8/24/2022		360,000	8/23/2025
			240,000	360,000
Shettigar	RSU	2/21/2020	3,113		2/21/2023
	RSU	2/21/2020	7,783		2/21/2023
	RSU	2/17/2021	3,202		2/17/2024
	RSU	2/18/2022	5,156		33.33% 2/18/23; 33.33% 2/18/24; 33.34% 2/18/25
	RSU	5/12/2022	14,249		33.33% 5/12/23; 33.33% 5/12/24; 33.34% 5/12/25
	PSA	2/17/2021		4,402	12/31/2023
	PSA	2/18/2022		7,286	12/31/2024
	PSA	5/12/2022		22,157	12/31/2024
			33,503	33,845
Astley	RSU	2/21/2020	10,421		2/21/2023
	RSU	2/17/2021	11,478		2/17/2024
	RSU	2/18/2022	27,259		33.33% 2/18/23; 33.33% 2/18/24; 33.34% 2/18/25
	PSA	2/17/2021		15,775	12/31/2023
	PSA	2/18/2022		38,512	12/31/2024
			49,158	54,287
Laures	RSU	2/21/2020	6,928		2/21/2023
	RSU	2/17/2021	8,341		2/17/2024
	RSU	2/18/2022	19,272		33.33% 2/18/23; 33.33% 2/18/24; 33.34% 2/18/25
	PSA	2/17/2021		11,463	12/31/2023
	PSA	2/18/2022		27,230	12/31/2024
			34,541	38,693
Elder	RSU	2/21/2020	6,090		2/21/2023
	RSU	2/17/2021	6,058		2/17/2024
	RSU	2/18/2022	7,366		33.33% 2/18/23; 33.33% 2/18/24; 33.34% 2/18/25
	RSU	5/12/2022	12,953		33.33% 5/12/23; 33.33% 5/12/24; 33.34% 5/12/25
	PSA	2/17/2021		8,328	12/31/2023
	PSA	2/18/2022		10,408	12/31/2024
	PSA	5/12/2022		20,144	12/31/2024
			32,467	38,880
Parrini(b)	RSU	2/21/2020	45,319		2/21/2023
	RSU	2/17/2021	50,450		2/17/2024
	PSA	2/17/2021		69,340	12/31/2023
			95,769	69,340
a.) Mr. Hillard forfeited all outstanding equity awards upon his employment separation.
b.) Mr Parrini’s 2020 and 2021 LTI awards included continuous vesting provisions, which were satisfied in February 2021 and February 2022, respectively, prior to his employment separation. As previously disclosed, Mr. Parrini separated from the Company prior to satisfying the vesting requirements for the 2022 LTI awards and therefore all 2022 PSAs and 2022 RSUs were forfeited.
2023 PROXY STATEMENT › 72

EXECUTIVE COMPENSATION
2022 Options Exercised and Stock Vested
The following table, including footnotes, sets forth information concerning stock grants that vested during fiscal year 2022:

	Stock Awards
	No. of Shares Acquired on Vesting (Payout)(1)	Value Realized on Vesting(2)
Fahnemann(3)	—	—
Shettigar	5,487	$55,939
Astley	48,972	$381,310
Laures	4,178	$11,615
Elder	25,124	$307,149
Parrini	79,885	$814,409
Hillard	9,575	$134,529
(1)Includes RSUs granted on February 21, 2019, February 28, 2019, and August 1, 2019, which vested on February 21, 2022, February 28, 2022, and August 1, 2022, respectively; and the 2020 PSAs that were granted on February 21, 2020, which vested on December 31, 2022. Such amounts include accrued dividend equivalents in the form of additional RSUs and PSAs, as applicable. Amounts represent the number of shares of underlying RSUs and PSAs that vested on the applicable vesting dates, prior to the withholding of shares to satisfy taxes. Upon vesting of these awards, the Company withheld a portion of the otherwise distributable shares in respect of taxes, as follows: Shettigar 2,122 shares; Astley 14,733 shares; Laures 254 shares; Elder 7,488 shares; Parrini 28,183 shares; Hillard 2,793 shares.
(2)For the RSUs that vested on February 21, 2022, February 28, 2022, and August 1, 2022, the amounts are based on $14.05, $13.74, and $6.34, respectively, the closing stock price on such vesting dates. For 2020 PSAs that vested on December 31, 2022, the amounts are based on $2.78, the closing price of the Company’s common stock on December 30, 2022.
(3)Mr. Fahnemann joined the Company in 2022, and therefore acquired no shares upon vesting during 2022.

2023 PROXY STATEMENT › 73

EXECUTIVE COMPENSATION

2022 Retirement Benefits
401(k) PLAN OVERVIEW
The Company’s long-standing U.S. qualified Retirement Plan was terminated in 2019, and liabilities to participants were settled. Approximately $14 million of the amount that would otherwise have reverted to the Company from the terminated Retirement Plan was transferred to the 401(k) plan in 2020 and will be allocated to 401(k) plan participants as Company contributions over seven years, starting in 2020. The allocation percentage will vary year to year, consistent with the Code requirements.
The 2022 annual allocation to participant accounts in the 401(k) plan was 7.5% of participant compensation (base salary plus earned annual short-term incentive), up to the Code limits.
The below chart explains the allocations under the 401(k) Plan for the NEOs:

NEO	401(k) Plan: 2022 Company Contribution Allocation
Messrs. Fahnemann, Shettigar, Astley, Elder, Parrini, and Hillard	7.5% Company contribution on eligible earnings (base salary and earned annual STI), with earnings capped at the Code limit.
MR. LAURES’ RETIREMENT BENEFIT
Mr. Laures participates in a Swiss defined contribution plan which provides the mandatory minimum benefit for all employees hired in Switzerland. Mr. Laures participates in the plan on the same terms and conditions as all other Swiss employees. The Swiss defined contribution plan provides for the contribution of an annual amount based on a percentage of salary and bonus and the participant's age. Employees may also make contributions based on a percentage of salary and bonus and age. Based on Mr. Laures’ age in 2022, the Company contributed 7.5% of eligible salary (base salary plus bonus paid).
NON-QUALIFIED PLAN
Frozen Supplemental Executive Retirement Plan
The Company froze the benefits for all participants in the SERP effective December 31, 2019, so no additional benefits have accrued for any NEO under the SERP after December 31, 2019 and no new participants are eligible to participate. As of January 1, 2020, the present value of the frozen SERP benefits for Messrs. Shettigar, Astley, Elder, Parrini, and Hillard, were credited to the new NQDCP established by the Company and will accrue interest annually using the Moody’s Aa bond yield for the month the interest rate is set (which is November of the year preceding the year for which interest is credited). The frozen SERP balances, with interest, will be paid in the same form and conditions as previously provided for under the SERP. Although the frozen SERP balances have been subsumed within the new NQDCP, the Company has accounted for them as a separate defined benefit plan in its financial statements. Accordingly, the Company has disclosed the frozen SERP balance information in the Pension Benefits table.
2023 PROXY STATEMENT › 74

EXECUTIVE COMPENSATION
The following table summarizes the terms of the frozen SERP:

Restoration Benefit	The restoration pension benefit under the SERP (the “Restoration Pension”) provided those participants whose benefits under the Retirement Plan were reduced due to legal limits with a supplemental pension benefit. The supplemental benefit restored the portion of the pension benefit that was earned but not able to be paid under the Retirement Plan because of the legal limits provided in the Code. The Restoration Pension calculation considered, as a reduction to the benefit, the participant’s Retirement Plan benefits and certain 401(k) contributions. The Restoration Pension was generally paid in the form of an annuity, except that small benefit amounts were paid in a lump sum. Participants were vested in their Restoration Pension benefits. Messrs. Shettigar, Astley, Elder, Parrini, and Hillard had Restoration Pension benefits. Mr. Hillard received his Restoration Pension distribution in 2022 after satisfying his six-month delay under Section 409A of the Code for specified employees. Mr. Parrini’s Restoration Pension will commence in 2023 after satisfying his six-month delay under Section 409A of the Code.
Final Average Compensation Benefit
The final average compensation pension under the SERP (the “FAC Pension”) paid a pension benefit equal to 2% of the participant’s average compensation over the five years immediately preceding his retirement, multiplied by the participant’s years of benefit service under the Retirement Plan, up to a maximum of 27.5 years. The FAC Pension benefits were offset against the Restoration Pension and Retirement Plan benefits and certain 401(k) contributions.
Only Mr. Parrini was eligible for the FAC Pension, which was payable in a lump sum after separation from service Mr. Parrini’s FAC Pension vested in 2019, when he attained age 55. Mr. Parrini’s FAC Pension will commence in 2023 after satisfying his special election under Section 409A of the Code to distribute January 1st following year of separation and the six-month delay under Section 409A of the Code for specified employees.

Non-Qualified Deferred Compensation Plan
The Company maintains the NQDCP, which coordinates with the 401(k) plan whereby participants will receive a Company contribution of up to 7% on earnings in excess of the annual Code earnings limit. In addition, executives may elect to defer compensation under the NQDCP. Accounts in the NQDCP attributable to Company contributions and participant deferrals are credited with earnings based on the investment return of funds in which such participant accounts are invested on a notional basis. The NQDCP only applies to U.S. employees, so Mr. Laures does not participate in the NQDCP.
Given the hybrid nature of the NQDCP, the frozen SERP balances in the NQDCP are considered a defined benefit plan on the Company’s financial statements and are reflected in the “Pension Benefits” table below, and the Company contribution and participant deferral portions of the NQDCP are considered a defined contribution plan and reflected in the “Non-Qualified Deferred Compensation” table below.
PENSION BENEFITS
The following table, including footnotes, sets forth information concerning pension benefits (frozen SERP balances) during fiscal year 2022.

Name	Age	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($) (2)(3)	Payments During Last Fiscal Year ($)
Ramesh Shettigar	47	Frozen SERP - Restoration Pension	5	$1,000	$—
Christopher W. Astley	49	Frozen SERP - Restoration Pension	9	$36,000	$—
David C. Elder	54	Frozen SERP - Restoration Pension	14	$384,000	$—
Dante C. Parrini	58	Frozen SERP - FAC Pension	22	$5,807,000	$—
		Frozen SERP - Restoration Pension	22	$6,749,000	$—
Samuel L. Hillard	41	Frozen SERP - Restoration Pension	3	$9,000	$215
(1)Years of Credited Service is based on the date that the SERP was frozen (i.e., December 31, 2019). Accordingly, there is a difference between the number of years of service that were credited to each NEO for purposes of calculating the frozen SERP benefit and each NEO’s actual years of service with the Company. The NEOs’ actual years of service with the Company as of December 31, 2022 were as follows: Mr. Shettigar 8 years; Mr. Astley 12 years; Mr. Elder 16 years; Mr. Parrini 25 years; and Mr. Hillard 6 years.
2023 PROXY STATEMENT › 75

EXECUTIVE COMPENSATION
(2)The SERP was frozen as of December 31, 2019 and all NEOs are vested in the benefit, but no longer accrue service. Although the frozen SERP balances were incorporated into the new NQDCP, they are accounted for as a separate defined benefit plan and disclosed accordingly.
(3)For Messrs.Shettigar, Astley, Elder, Parrini, and Hillard, the Present Value of Accumulated Benefits is based on the present value of the frozen SERP balances in the NQDCP as of December 31, 2022, as shown in the table below. The present value of accumulated benefits is based on actuarially determined assumptions including: (i) discount rate of 5.55% (SERP II for U.S. GAAP Accounting); (ii) Moody’s Aa average for November 2022 interest crediting rate of 5.23%; and (iii) assumed retirement age.
The frozen SERP balances in the NQDCP as of December 31, 2022, including interest credited for the 2022 fiscal year (at the annual rate of 2.77%) are set forth in the below table:

Name	Frozen SERP Balance as of 12/31/2021	Interest Credited for 2022	Frozen SERP Balance as of 12/31/2022
Ramesh Shettigar	$1,159	$33	$1,191
Christopher W. Astley	$36,648	$1015	$37,663
David C. Elder	$382,996	$10,611	$393,607
Dante C. Parrini	$12,324,815	$279,223	$12,604,208
Samuel L. Hillard	$9,303	$107	$9,410
NON-QUALIFIED DEFERRED COMPENSATION
The following table, including footnotes, sets forth information concerning non-qualified deferred compensation benefits (Company contributions and participant deferrals under the NQDCP) during 2022.

Name	Executive Contributions in 2022(1)	Registrant Contributions in 2022(1)	Aggregate Earnings in 2022(2)	Aggregate Withdrawals/Distributions(3)	Aggregate Balance at Last FYE(4)
Thomas M. Fahnemann	$—	$3,150	$—	$—	$3,150
Ramesh Shettigar	$—	$13,367	$(3,593)	$—	$32,346
Christopher W. Astley	$—	$27,664	$(17,363)	$—	$102,883
David C. Elder	$—	$10,186	$(4,064)	$—	$34,501
Dante C. Parrini(5)	$—	$91,524	$(51,995)	$—	$351,667
Samuel L. Hillard	$—	$4,534	$(9,247)	$64,904	$—
(1)For Messrs. Fahnemann, Shettigar, Astley, Elder, Parrini,and Hillard, these amounts reflect the Company contributions to the NQDCP for 2022 and the participants’ elective deferrals into the NQDCP in 2022. Mr. Astley elected to defer 5% of his 2022 STI bonus; however, no STI bonus was earned. No other NEOs made elective deferrals in 2022. The amounts shown as Registrant Contributions in 2022 are also reported as compensation to the NEOs in the All Other Compensation column in the Summary Compensation Table as follows: Fahnemann $3,150; Shettigar $13,367; Astley $27,664; Elder $10,186; Parrini $91,524; Hillard $4,534.The amounts represented as Registrant Contributions in 2022 do not reflect the frozen SERP balances in the NQDCP, which are reflected in the above Pension Benefits Table and supplemental table under “Pension Benefits” as described on page 75.
(2)Represents aggregate gains and losses on all accounts attributable to Company contributions and participant deferrals to the NQDCP, based on the investment return of funds in which such participant accounts were invested on a notional basis. Interest on the frozen SERP balances is not included in the foregoing table, and, instead, is described on page 75 under “Pension Benefits.”
(3)Reflects any distributions that occurred in 2022. Mr. Hillard received distributions for the following NQDCP accounts after satisfying his six-month delay under Section 409A of the Code: 2020 Supplemental Company Contributions, $30,381; 2021 Supplemental Company Contributions, $30,062; and 2022 Supplemental Company Contributions, $4,461. Mr. Hillard’s Restoration Pension distribution is described on page 75 under “Pension Benefits.”
(4)Amounts listed reflect the cumulative aggregate balance in all accounts under the NQDCP as of December 31, 2022. The amounts represented in Aggregate Balance at Last FYE do not reflect the frozen SERP balances in the NQDCP, which are reflected in the above Pension Benefits Table and supplemental table under “Pension Benefits” as described on page 75. The following amounts represent the aggregate executive contributions and registrant contributions to the NQDCP that were previously reported in the Summary Compensation Table for fiscal year 2022 and applicable previous fiscal years, commencing with fiscal year 2020: Fahnemann $3,150; Shettigar $13,376; Astley $85,143; Elder $10,186; Parrini $360,272; and Hillard $58,938.
(5)Reflects the balance of all of Mr. Parrini’s NQDCP accounts as of December 31, 2022. Mr. Parrini separated from the Company on August 24, 2022, and distributions from his account are subject to a six-month delay under Section 409A of the Code. Mr. Parrini’s NQDCP distributions will commence in 2023. Mr. Parrini’s Restoration Pension and FAC Pension benefits are described on page 75 under “Pension Benefits.”
2023 PROXY STATEMENT › 76

EXECUTIVE COMPENSATION
Potential Payments upon Termination or Change in Control

EXECUTIVE TERMINATION GUIDELINES

Payments made to a NEO upon involuntary termination by the Company without cause are made in accordance with the Company’s executive termination guidelines. The executive termination guidelines do not apply if the NEO is eligible to receive payments under a CIC Agreement upon a termination of employment.

CHANGE IN CONTROL AGREEMENTS AND DOUBLE TRIGGER EQUITY VESTING

The Company has entered into a CIC Agreement with each NEO as described in the CD&A. Under these agreements, each NEO’s employment with the Company will continue for two years from the date of a change in control (as defined below) or each NEO will become entitled to severance payments and benefits upon termination under certain conditions within such two-year period. During such period, the NEO will continue in a position at least equal to the position held prior to the change in control and will receive compensation and benefits from the Company at least equal to those paid prior to the change in control.
Change in Control: Under the CIC Agreements, change in control means:
•the acquisition of direct or indirect beneficial ownership of 20% or more of the combined voting power of the Company’s outstanding voting securities by any person, entity, or group, excluding the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries; and any purchaser or group of purchasers who are descendants of, or entities controlled by descendants of, the Company; or
•in any 12-month period, the ceasing of individuals who constitute the Board to constitute at least a majority of the Board, other than any person becoming a director whose election was approved by at least a majority of incumbent directors, excluding any such person whose initial election occurs as a result of an actual or threatened election contest; or
•the consummation of (i) a reorganization, merger, or consolidation in which shareholders of the Company immediately prior to such event do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged, or consolidated company’s then outstanding voting securities; or (ii) a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company to a third party.

Tax Gross-Up Payments: CIC Agreements in effect before 2011 (including Messrs. Elder and Parrini’s CIC Agreements) provide that, if any payment is subject to excise tax under the Code, an additional gross-up payment will be made to the executive. The gross-up payment will effectively place the executive in the same net position as without the excise tax. No changes have been made to Messrs. Elder or Parrini’s CIC agreement since 2011. Beginning in 2011, the provision for excise tax gross-ups was eliminated from CIC Agreements entered into thereafter. As such, the CIC Agreements of Messrs. Fahnemann, Shettigar, Astley, and Hillard do not contain a tax gross-up provision, and Mr. Parrini’s CIC Agreement terminated upon his termination of employment.
“Double Trigger” Provisions: Under equity grant agreements, a double trigger provision accelerates vesting in the event of a change in control if the executive is terminated without cause or resigns with good reason (as those terms are defined in the CIC Agreements).
2022 Program Changes: In conjunction with the CEO transition, the Compensation Committee approved several key changes to the CIC benefits and termination benefits to streamline legacy provisions and align benefits to market where possible. These new program changes are applicable to the new CEO and a review is underway to determine feasibility of extending these benefits to the balance of the Senior Executive Team.

2023 PROXY STATEMENT › 77

EXECUTIVE COMPENSATION
Below is a summary of the implemented changes to Mr. Fahnemann’s agreements as compared to the prior CEO severance provisions:

Change-In-Control
Plan Provision	Prior Legacy Provision	Key Change(s)
Severance Benefits	•Based on years of Company service, with CEO receiving up to 24 months of severance •Bonus component varies based on target or average of prior three years	CEO to receive 12 months of severance (base salary + target bonus)
Bonus in Year of Termination	Eligible for pro-rated bonus determined at greater of three-year average or target bonus	Eligible for pro-rated bonus determined at target
CIC Excise Tax Gross-up (1)	Excise Tax Gross-up provided to CEO in the event of a CIC	Eliminated from CEO CIC Agreement (as defined below)
(1) The Company has only one remaining CIC Agreement with an excise tax gross-up provision for Mr. David Elder, whose agreement was entered into prior to 2011, when the Company discontinued the provision for any new CIC Agreements.

Involuntary Termination without Cause
Plan Provision	Prior Legacy Provision	Key Change(s)
Severance Benefits	•Based on years of Company service, with CEO receiving one month per year of service (up to 24 months of severance) •Bonus component is lesser of target or average of prior three years	CEO to receive 12 months of severance regardless of service (base salary + target bonus)
Bonus in Year of Termination	Eligible for pro-rated bonus at the Committee’s discretion	CEO ineligible for pro-rated bonus
Continuation of Healthcare	Provided for duration of severance (maximum 24 months)	Provided to CEO for duration of severance (maximum 12 months)

2023 PROXY STATEMENT › 78

EXECUTIVE COMPENSATION
The following table describes how each element of the NEO’s post-employment compensation would be treated in the event of termination, with and without a change in control:

Type of Post-Employment Compensation/Treatment upon Termination	Termination without Cause by the Company or for Good Reason by the NEO following a Change in Control	Termination Not in Connection with a Change in Control
Cash Severance
The NEO (excluding new CEO) receives a severance payment in an amount equal to:
◦two times the NEO’s annual base salary (at the highest rate achieved before the date of termination), plus
◦the NEO’s annual bonus, defined as the greater of the NEO’s three-year average bonus or the NEO’s target bonus.

The new CEO receives a severance payment in an amount equal to:
◦two times the NEO’s annual base salary (at the highest rate achieved before the date of termination), plus
◦target bonus.

The Compensation Committee may authorize severance benefits if determined to be appropriate. In the past, the Company has agreed to provide severance benefits to departing executive officers in exchange for definitive termination agreements.
In the event of termination by the Company without cause, the executive termination guidelines provide for cash severance amounts equal to one month’s pay (including base salary plus 1/12 of a bonus) per year of service up to the following maximums (the severance period), depending on an executive’s level:
◦Executive VPs and SVPs: 18 months
◦VPs: 12 months

The new CEO receives a severance payment in an mount equal to 12 months base salary (regardless of service) and target bonus.

Health & Welfare Benefits
For a period of two years after the date of termination, the Company continues to provide group medical, prescription, dental, disability, salary continuance, group life, accidental death and dismemberment, and travel accident insurance benefits at levels substantially equal to those that would have been provided if the NEO’s employment had not been terminated.
Outplacement assistance will be offered.

In the event of termination by the Company without cause, the executive termination guidelines provide for continuation of health benefits through the length of the severance period, Employee Assistance Program support, and payment of any accrued unused vacation.
Outplacement assistance will be offered.

STI Compensation under the MIP	The NEO receives a pro-rated bonus payment, based on the greater of the NEO’s three-year average bonus or the NEO’s target bonus.

The new CEO will receive a pro-rated bonus based on actual performance in the year of termination consistent with program terms and conditions.
The Compensation Committee may authorize a pro-rata bonus payment if determined to be appropriate in order to enter into a definitive termination agreement.

The new CEO is not eligible to receive a pro-rata bonus payment.
In the case of termination due to death, disability, or retirement, the NEO receives a pro-rated award based on performance.

2023 PROXY STATEMENT › 79

EXECUTIVE COMPENSATION

Type of Post-Employment Compensation/Treatment upon Termination	Termination without Cause by the Company or for Good Reason by the NEO following a Change in Control	Termination Not in Connection with a Change in Control
Long-Term Incentives
A “double trigger” provision applies, under which RSUs, SOSARs, and PSAs will accelerate vesting upon involuntary termination or good reason termination upon or following a change in control.
PSAs will generally be deemed to have been earned at the greater of target or actual performance through the change in control.
In the event of a change in control in which the Company’s stock is no longer the stock of the surviving entity, the Company will cause the surviving entity to issue replacement RSUs and PSAs. For awards issued prior to August 2022, a value restoration payment with respect to any vested replacement SOSARs, RSUs, or PSAs will be paid based on the difference between the fair market value of the surviving entity’s common stock on the date of the change in control and, if less, the fair market value of the surviving entity’s common stock on the vesting date (which will include the date of the NEO’s involuntary separation from service other than for Cause, or voluntary separation from service for Good Reason). Any value restoration payment will include interest (at the prime rate of interest of the Company’s principal bank in effect on the vesting date for the period between the date of the change in control and the vesting date) and will be paid in cash within 30 days after the vesting date.
Beginning in August 2022 and applicable for future awards, no restoration payment will be made for replacement shares.

RSUs: If the NEO ceases employment other than upon death, disability, or retirement, unvested RSUs are forfeited. If the NEO is terminated for cause, outstanding RSUs, vested or unvested, are forfeited.
Upon death or disability, vesting of RSUs is accelerated, and upon retirement, unvested RSUs are pro-rated.
SOSARs: If the NEO ceases employment other than upon death, disability, retirement, or termination for cause, then, for a period of 90 days following such termination, the NEO may exercise any vested SOSARs. Unvested SOSARs are forfeited. If the NEO is terminated for cause, outstanding SOSARs, vested or unvested, are forfeited. Upon retirement, there is pro-rated vesting of SOSARs, and the SOSARs are exercisable for a period of 3 years or if shorter, until the end of the term. In the case of death or disability, all unvested SOSARs will accelerate and become fully vested and exercisable for three years from the date of such death or disability, or if shorter, until the end of the term.
PSAs: If the NEO ceases employment, other than upon death, disability, or retirement, unvested PSAs are forfeited. Upon death, disability, or retirement, the NEO is entitled to receive a pro-rated award based on performance after the end of the performance period.
RSU and PSA grants made to Mr. Parrini in 2020 and subsequent years provided for continued vesting upon termination of employment after retirement eligibility, as long as Mr. Parrini continued in employment for 12 months after the date of grant. This provision was discontinued for future CEO grants in August 2022 when Mr. Fahnemann became CEO.

401(k)	In the event that the NEO’s vesting service is insufficient to have earned a vested interest in matching contributions under the Company’s 401(k) plan, the Company will pay to the NEO an amount equal to the NEO’s unvested matching contribution account under the 401(k) plan.	If a NEO leaves the Company before full vesting in the employer-matching contributions under the 401(k) plan, then the non-vested portion is forfeited, except upon attainment of age 65 or death, which would accelerate vesting. Employee deferrals and rollover contributions are always vested.

2023 PROXY STATEMENT › 80

EXECUTIVE COMPENSATION
QUANTIFICATION OF PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table, including the footnotes that follow, describes the potential payments to the NEOs (except with respect to Mr. Parrini and Mr. Hillard) upon termination of employment or due to a change in control of the Company as if such termination or change in control occurred on December 31, 2022. As discussed above, Mr. Parrini’s and Mr. Hillard’s employment with the Company terminated on August 24, 2022 and May 6, 2022, respectively. Accordingly, information regarding the amount of compensation actually received by Mr. Parrini and Mr. Hillard in connection with their respective separations is set forth in narrative disclosure following the table. Mr. Laures has been included in the table even though he resides in Switzerland and is not subject to Rule 280G.

Name	Death or Disability	Retirement	Involuntary Termination Without Cause	Termination Following CIC
Thomas M. Fahnemann
Severance Payments (1)	N/A	N/A	$2,100,000	$5,250,000
RSUs (2)	$667,200	$98,252	$0	$667,200
PSAs (2)(3)	$117,902	$117,902	$0	$1,000,800
Health & Welfare Benefits (4)	N/A	N/A	$34,379	$68,758
Outplacement Assistance	N/A	N/A	$40,000	$40,000
Pension (5)	N/A	N/A	N/A	$0
Total	$785,102	$216,155	$2,174,379	$7,026,758
Ramesh Shettigar
Severance Payments (1)	N/A	N/A	$366,936	$1,615,000
RSUs (2)	$88,233	$53,705	$0	$88,233
PSAs (2)(3)	$34,229	$34,229	$0	$91,262
Health & Welfare Benefits (4)	N/A	N/A	$9,720	$60,070
Outplacement Assistance	N/A	N/A	$30,000	$30,000
Pension (5)	N/A	N/A	N/A	$0
Total	$122,462	$87,934	$406,655	$1,884,565
Christopher Astley
Severance Payments (1)	N/A	N/A	$702,135	$1,777,492
RSUs (2)	$129,126	$63,637	$0	$129,126
PSAs (2)(3)	$61,776	$61,776	$0	$144,382
Health & Welfare Benefits (4)	N/A	N/A	$12,269	$50,434
Outplacement Assistance	N/A	N/A	$30,000	$30,000
Pension (5)	N/A	N/A	N/A	$0
Total	$190,902	$125,414	$744,404	$2,131,434
Wolfgang Laures
Severance Payments (1)	N/A	N/A	$166,805	$1,712,454
RSUs (2)	$90,780	$44,480	$0	$90,780
PSAs (2)(3)	$44,214	$44,214	$0	$102,888
Health & Welfare Benefits (4)	N/A	N/A	$626	$24,927
Outplacement Assistance	N/A	N/A	$30,000	$30,000
Pension (5)	N/A	N/A	N/A	$0
Total	$134,994	$88,694	$197,431	$1,961,048
David C. Elder
Severance Payments (1)	N/A	N/A	$484,050	$1,123,624
RSUs (2)	$86,011	$38,276	$0	$86,011
PSAs (2)(3)	$42,501	$42,501	$0	$105,126
Health & Welfare Benefits (4)	N/A	N/A	$22,398	$61,738
Outplacement Assistance	N/A	N/A	$15,000	$15,000
Pension (5)	N/A	N/A	N/A	$0
Excise Tax Gross-Up	N/A	N/A	N/A	$0
Total	$128,512	$80,776	$521,448	$1,391,498

2023 PROXY STATEMENT › 81

EXECUTIVE COMPENSATION
(1)In the event of an involuntary termination without cause, cash severance is equal to 12 months' base salary and target bonus for the CEO. For other U.S. Based NEOs, cash severance amounts equal to one month’s pay (including base salary plus 1/12 of a notional bonus) per year of service up to 18 months for SVPs and 12 months for VPs. The notional bonus is calculated as the lesser of (i) the target bonus for the terminated executive in the year of termination or (ii) the average of annual bonuses paid to the terminated executive with respect to the three fiscal years preceding the year of termination. Mr. Laures is employed in Switzerland his separation benefits will be governed by his employment contract.
(2)The values above represent awards for which vesting fully or partially accelerates upon termination as a result of death, disability, or retirement, as applicable. The values are calculated (a) based on the closing price of $2.78 of the Company’s common stock on December 30, 2022, and (b) as if death, disability, or retirement had occurred on December 31, 2022. For change in control, the value assumes vesting (as determined under applicable award agreements) and exercise on December 31, 2022. Upon an involuntary termination without cause, unvested RSUs and PSAs are forfeited.
(3)Assumes achievement of a target performance level at the end of the performance period.
(4)Based on current type of coverage and premium levels.
(5)Represents the actuarial present value of unvested retirement plans based on the maximum applicable benefit formula level. Present values have been calculated consistent with calculations in the Pension Benefits table.

Dante C. Parrini
Payments upon a Termination of Employment

Mr. Parrini’s employment with the Company terminated effective as of August 24, 2022. In connection with his termination, Mr. Parrini received the following:
a.) $4,200,000 in severance, which represents 24 months of base salary and bonus which will be paid in installments (and lump sum catch up payment for delayed payments) over the 24-month period following the separation date and following a six-month delay for specified employees.
b.) Reimbursement for retiree medical/COBRA premiums for continued medical, prescription drug, and dental coverage for the 24-month period following the separation date and following a six-month delay for specified employees. Reimbursement will consist of the difference between Active Employee rates versus Retiree/COBRA rates (estimated to be approximately $115,168 during the severance period based on current enrollment; however, reimbursement amount will vary depending on benefits plans selected).
c.) $40,000 cash payment in lieu of outplacement.
In addition, under the terms of the Separation Agreement, the Company agreed to enter the Consulting Agreement for three months following execution of the Separation Agreement. Under this Consulting Agreement, the following was paid in 2022:
d.) $300,000 in consulting fees for the three months ($100,000 per month) after entering into the agreement.
Per our policy, Mr. Parrini was paid $100,962 in earned but unused vacation. All outstanding equity grants that had vested as of Mr. Parrini’s separation date will be payable or exercisable, as applicable, in accordance with the terms of the applicable long-term incentive plan and the applicable grant agreements. Mr. Parrini’s non-qualified retirement benefits, including his frozen SERP benefits, will be paid in 2023 in accordance to the terms of the NQDCP and after satisfying the six-month delay under Section 409A of the Code and/or any special elections.
Mr. Parrini must comply with covenants related to confidentiality, non-competition, and non-solicitation of employees and other service providers as a condition to receiving the severance payments described above.

Samuel L. Hillard
Payments upon a Termination of Employment

Mr. Hillard’s employment with the Company terminated effective as of May 6, 2022. As Mr. Hillard voluntarily resigned to pursue other opportunities, he was not entitled to any payments in connection with the termination of his employment. Additionally, all of his outstanding unvested equity awards were forfeited.
2023 PROXY STATEMENT › 82

PAY VERSUS PERFORMANCE

Pay Versus Performance
The following information is presented to disclose the relationship between Compensation Actually Paid (“CAP”), as calculated under applicable SEC rules, and the financial performance of the Company. As required by SEC rules, the table presented below discloses CAP for (i) the Company’s principal executive officer(s) (“PEO(s)”) and (ii) the Company’s NEOs other than the PEO (the “non-PEO NEOs”), on an average basis, for the fiscal years 2020, 2021, and 2022.
The methodology for calculating amounts presented in the columns “CAP to PEO (Current),” “CAP to PEO (Former),” and “Average CAP to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table (“SCT”) totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A narrative discussion of the relationship between CAP and the Company performance measures (i) listed in the table and (ii) that the Company has deemed most important in linking CAP during 2022 to Company performance is also presented below.
Consistent with SEC rules, Glatfelter has identified Adjusted EBITDA(4) as its “Company-Selected Measure.” Glatfelter believes that this measure represents the most important financial performance measure used to link CAP to Company performance. Adjusted EBITDA is a key component of Glatfelter’s compensation program, as described in the Compensation Discussion and Analysis.
Compensation decisions at Glatfelter are made independently of the Pay versus Performance (“PvP”) disclosure requirements and this disclosure is intended to be supplemental to the compensation program objectives and strategy discussed in the Compensation Discussion and Analysis, not in replacement. For information related to how the Compensation Committee assessed Glatfelter’s performance and established compensation for the NEOs, see “Compensation Discussion and Analysis” in this proxy statement and in proxy statements for 2020 and 2021.
PAY VERSUS PERFORMANCE TABLE
In accordance with applicable SEC rules, the following table sets forth information concerning SCT Total Compensation and CAP for the Company’s PEO(s) and non-PEO NEOs for fiscal years 2022, 2021, and 2020 and the corresponding financial performance in each year.

Year	Current PEO		Former PEO		Non-PEO NEOs		Value of Initial Fixed $100 Investment Based on:		Net Income (millions)	Adjusted EBITDA(4) (millions)
	SCT Total For PEO (Current)(1)	CAP to PEO (Current)(1)(5)	SCT Total For PEO (Former)(1)	CAP to PEO (Former)(1)(5)	Average SCT Total for Non-PEO NEOs(2)	Average CAP to Non-PEO NEOs(2)(5)	Total Shareholder Return	Peer Group(3) Total Shareholder Return
2022(6)	$2,400,576	$1,457,376	$9,007,845	$2,436,271	$1,153,086	$(45,485)	$17	$136	$(194.2)	$98.9
2021(7)	N/A	N/A	$4,611,728	$3,681,582	$1,070,643	$963,460	$102	$145	$6.9	$119.6
2020(8)	N/A	N/A	$4,561,385	$4,003,894	$1,189,843	$1,128,941	$94	$123	$21.3	$125.3
1.) As a result of a PEO transition that occurred in 2022, two PEO’s are reported in the table. In fiscal years 2020 and 2021, Dante Parrini was the PEO (listed as “Former PEO”). On August 24, 2022, Mr. Parrini ceased to serve as PEO and Thomas Fahnemann was appointed PEO (listed as “Current PEO”).
2.) The non-PEO NEOs reported in fiscal years 2020 and 2021 are Samuel Hillard, Christopher Astley, Wolfgang Laures, and Eileen Beck. The non-PEO NEOs reported in fiscal year 2022 are Ramesh Shettigar, Samuel Hillard, Christopher Astley, Wolfgang Laures, and David Elder.
3.) The Company’s peer group for purposes of Item 201(e) of Regulation S-K was utilized for purposes of calculating peer group total shareholder return. Amounts reported in this column represent returns on an initial $100 investment in the S&P Small Cap 600 Materials Index, which was utilized as the peer group for purposes of the table.
4.) Adjusted EBITDA is a non-GAAP measure that is reconciled to the nearest GAAP measure on page 19 of our 2022 Form 10-K filed on February 27, 2023.
5.) CAP, as required under SEC rules, reflects adjustments to the value of unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. Valuations calculated on such dates are determined in accordance with the Company’s methodology used for financial reporting purposes. Equity awards issued by the Company during the covered periods are subject to certain market conditions and have been valued using a Monte Carlo simulation where applicable.

2023 PROXY STATEMENT › 83

PAY VERSUS PERFORMANCE

The table below summarizes the valuation assumptions for all covered grant cycles.

Assumption	2018-2020	2019-2021		2020-2022		2021-2023		2022-2024	Current PEO Sign-on 2022-2024(a)
Valuation Date	12/31/2019	12/31/2019	12/31/2020	12/31/2020	12/31/2021	12/31/2021	12/31/2022	12/31/2022	12/31/2022
Simulation Period	1.0 Year	2.0 Years	1.0 Year	2.0 Years	1.0 Year	2.0 Years	1.0 Year	2.0 Years	2.64 Years
Valuation Price	$18.30	$18.30	$16.38	$16.38	$17.20	$17.20	$2.78	$2.78	$2.78
Beginning TSR Price	$21.44	$9.76	$9.76	$18.30	$18.30	$16.77	$16.77	$17.14	N/A
TSR %ile Ranking (start of period to valuation date)	33rd %ile	95th %ile	82nd %ile	40th %ile	34th %ile	27th %ile	3rd %ile	1st %ile	N/A
Interest Rate (term matches sim period)	1.59%	1.58%	0.10%	0.13%	0.39%	0.73%	4.73%	4.41%	4.29%
Volatility (term matches sim period)	33.5%	43.9%	58.0%	47.4%	31.6%	46.7%	73.3%	56.7%	53.6%
a.) For the Current PEO, the Initial PSA Award is based on absolute stock price performance and relative comparison is unavailable.

6.) The following table sets forth the amounts deducted from and added to SCT total compensation pursuant to Item 401(v) of Regulation S-K to determine CAP for the Current PEO, Former PEO, and non-PEO NEOs in 2022:

	2022	Current PEO(1)	Former PEO(1)	Avg. Non-PEO NEOs(2)
	SCT Total Compensation	$2,400,576	$9,007,845	$1,153,086
‘-	Aggregate Change in Pension Value Reported in SCT	$0	$(284,000)	$(800)
‘-	Amounts reported in SCT for Stock Awards	$(1,750,800)	$(2,999,988)	$(728,249)
‘+	Value of Service Cost Attributable to Executive under Pension(i)	$0	$0	$0
‘+	Value of Awards Granted in Covered Year, Outstanding and Unvested at Year- End	$807,600	$3,042,096	$267,133
‘+	Dividends Paid on Unvested Awards	$0	$241,203	$11,288
‘+/-	Change in Value of Awards Granted in Any Prior Year, Outstanding and Unvested at Year End	$0	$(753,193)	$(288,841)
‘+/-	Change in Value of Awards Granted in Any Prior Year, Vested During the Year	$0	$(581,355)	$(145,316)
‘-	Value of Awards Forfeited in Covered Year	$0	$(5,236,338)	$(313,786)
‘=	CAP	$1,457,376	$2,436,271	$(45,485)
i.) Glatfelter’s qualified pension plan was terminated in 2019 and liabilities were settled. In addition, the Company froze the benefits for all participants in the SERP effective December 31, 2019 so no additional benefits have accrued for any NEO under the SERP. The frozen SERP has been subsumed by a NQDCP. Based on these factors, Glatfelter did not have any service cost under the frozen SERP in 2022 for purposes of calculating CAP.

7.) The following table sets forth the amounts deducted from and added to SCT total compensation pursuant to Item 401(v) of Regulation S-K to determine CAP for the Former PEO and non-PEO NEOs in 2021:

	2021	Former PEO(1)	Avg. Non-PEO NEOs(2)
	SCT Total Compensation	$4,611,728	$1,070,643
‘-	Aggregate Change in Pension Value Reported in SCT	$(413,000)	$(250)
‘-	Amounts reported in SCT for Stock Awards	$(1,889,987)	$(356,863)
‘+	Value of Service Cost Attributable to Executive under Pension(i)	$0	$0
‘+	Value of Awards Granted in Covered Year, Outstanding and Unvested at Year- End	$1,545,525	$291,824
‘+	Dividends Paid on Unvested Awards	$216,167	$33,953
‘+/-	Change in Value of Awards Granted in Any Prior Year, Outstanding and Unvested at Year End	$(388,035)	$(73,789)
‘+/-	Change in Value of Awards Granted in Any Prior Year, Vested During the Year	$(815)	$(2,058)
‘-	Value of Awards Forfeited in Covered Year	$0	$0
‘=	CAP	$3,681,582	$963,460

2023 PROXY STATEMENT › 84

PAY VERSUS PERFORMANCE

i.) Glatfelter’s qualified pension plan was terminated in 2019 and liabilities were settled. In addition, the Company froze the benefits for all participants in the SERP effective December 31, 2019 so no additional benefits have accrued for any NEO under the SERP. The frozen SERP has been subsumed by a NQDCP. Based on these factors, Glatfelter did not have any service cost under the frozen SERP in 2021 for purposes of calculating CAP.

8.) The following table sets forth the amounts deducted from and added to SCT total compensation pursuant to Item 401(v) of Regulation S-K to determine CAP for the Former PEO and the non-PEO NEOs in 2020:

	2020	Former PEO(1)	Avg. Non-PEO NEOs(2)
	SCT Total Compensation	$4,561,385	$1,189,843
‘-	Aggregate Change in Pension Value Reported in SCT	$(265,000)	$(250)
‘-	Amounts reported in SCT for Stock Awards	$(1,767,347)	$(336,745)
‘+	Value of Service Cost Attributable to Executive under Pension(i)	$0	$0
‘+	Value of Awards Granted in Covered Year, Outstanding and Unvested at Year- End	$1,661,121	$316,504
‘+	Dividends Paid on Unvested Awards	$192,758	$28,803
‘+/-	Change in Value of Awards Granted in Any Prior Year, Outstanding and Unvested at Year End	$(288,619)	$(56,462)
‘+/-	Change in Value of Awards Granted in Any Prior Year, Vested During the Year	$(90,404)	$(12,753)
‘-	Value of Awards Forfeited in Covered Year	$0	$0
‘=	CAP	$4,003,894	$1,128,941
i.) Glatfelter’s qualified pension plan was terminated in 2019 and liabilities were settled. In addition, the Company froze the benefits for all participants in the SERP effective December 31, 2019 so no additional benefits have accrued for any NEO under the SERP. The frozen SERP has been subsumed by a NQDCP. Based on these factors, Glatfelter did not have any service cost under the frozen SERP in 2021 for purposes of calculating CAP.

Tabular List of Most Important Performance Measures
The following table sets forth an unranked list of the most important financial performance measures, including the Company-Selected Measure, used by the Company to link CAP for all NEOs to Company performance for the fiscal year 2022.

Company-Selected Performance Measures
Adjusted EBITDA
Adjusted Free Cash Flow
ROCE
Relative TSR

Relationship Between Compensation Actually Paid and Performance Measures
As evidenced by the below illustrations, the CAP to the Former PEO, the Current PEO, and the non-PEO NEOs declined over the three-year reporting period which aligns to trends in Glatfelter’s TSR, Net Income, and Adjusted EBITDA results over the same time period. The biggest driver of the year-over-year decline in CAP is tied to the change in value of equity due to the decline in the Company’s stock price. In parallel, business challenges, coupled with the difficult macroeconomic environment, negatively impacted the Company’s Net Income, Adjusted EBITDA, and TSR. The Russia-Ukraine conflict caused a reduction in volume and profitability primarily for the Wallcover product category, and most of our Composite Fibers segment was impacted by European energy inflation without corresponding price capture to offset the impact. Lastly, both the Composite Fibers segment and newly-acquired Spunlace segment fell short of performance expectations due to price-cost gap, volume decline, and operational performance.
The charts below illustrate the relationship between the CAP to the Former PEO, the Current PEO, and the non-PEO NEOs and the Company’s TSR, Net Income, and Adjusted EBITDA over the three fiscal years ending December 31, 2022. A comparison of the Company’s TSR and the TSR of the S&P 600 Small Cap Materials Index is also provided. Note that the current PEO began employment on August 24, 2022 so no year-over-year comparison is available.

2023 PROXY STATEMENT › 85

PAY VERSUS PERFORMANCE

Chart 1: Alignment of CAP with Company TSR: The Company’s TSR is expressed as a $100 investment in the Company’s common stock on December 31, 2019.
For 2020 to 2022, the CAP to the Former PEO and the average CAP to the Non-PEO NEOs decreased by 39% and 104%, respectively, compared to an 82% decrease in the Company’s TSR over the same time horizon.

Chart 2 : Comparison of Company TSR and Peer Group TSR:
The S&P 600 Small Cap Materials Index, as the Company’s peer group for purposes of Item 201(e) of Regulation S-K, was utilized for purposes of calculating peer group TSR. The TSR for the peer group disclosed in the chart above increased by 11% for the three-year period ending December 31, 2022, as compared to the Company's TSR, which decreased by 82% over the same time period.

2023 PROXY STATEMENT › 86

PAY VERSUS PERFORMANCE

Chart 3 : Alignment of CAP with Company Net Income:
For the three-year period ended December 31, 2022, CAP to the Former PEO and average CAP to the non-PEO NEOs decreased by 39% and 104%, respectively, as compared to a significant decrease in the Company’s Net Income over the same time period.

Chart 4 : Alignment of CAP with Adjusted EBITDA:
For the three-year period ended December 31, 2022, CAP to the Former PEO and average CAP to the non-PEO NEOs decreased by 39% and 104%, respectively, compared to a 21% decrease in our Adjusted EBITDA performance, over the same time period.

2023 PROXY STATEMENT › 87

CEO PAY RATIO
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Fahnemann, the CEO serving in position on the date selected for identifying the median employee. For 2022, our ratio was estimated as follows:

Name	Annual Total Compensation (in 000x) (1)
CEO	$3,161.5
Median Employee	$52.2
CEO Pay Ratio	61:1
(1)Annual total compensation reflects Mr. Fahnemann’s annualized salary, annualized all other compensation and annualized benefits premiums. Mr. Fahnemann’s total compensation also includes a sign-on equity award and a sign-on supplemental cash payment (the Fahnemann Initial Equity Award and the Initial Relocation Bonus), which are not annualized. Market competitive compensation and benefits for the median employee are included in Annual Total Compensation.

•SEC rules provide that in a year where a company has two different CEO’s during a fiscal year, the CEO pay ratio may be reported using the compensation of the CEO serving in the position on the date selected to identify the median employee and annualize key elements of the CEO’s compensation. As a result, we have elected to use Mr. Fahnemann’s total annualized compensation in providing the CEO pay ratio.
•Given the changes in the Company’s employee population due to acquisitions in 2021, the median employee was determined using the previous methodology which is outlined below:
•Continued to use October 1, 2022 as the date to determine the median employee.
•Considered all permanent employees throughout our global operations.
•Selected base salary or wages, overtime, premium pay, and short-term incentives as the most appropriate measure of compensation.
•Annualized compensation of permanent employees hired between January 1, 2022 and October 1, 2022.
•Using this methodology, we determined the appropriate median employee to be a full-time employee in the United Kingdom. For purposes of this determination, we applied the appropriate exchange rate to U.S. dollars of the average exchange rate for October 2022 as to our non-US employees.
•When calculating the annual total compensation of the CEO, who was hired on August 24, 2022, salary, all other compensation, and benefits premiums were annualized. The Fahnemann Initial Equity Award and the Initial Relocation Bonus were also included in the CEO’s annual total compensation.
•We calculated all of the elements of the median employee’s compensation and the CEO’s compensation for fiscal year 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the Regulation S-K.
•In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise.

2023 PROXY STATEMENT › 88

Certain Relationships and Related Transactions
Related Party Transactions Policy
The NCG Committee (or its Chair, under some circumstances) will review the relevant facts of all proposed Related Person Transactions and either approve or disapprove of the entry into the Related Person Transaction.
For purposes of this review, as defined in the NCG Committee Charter, a “Related Person Transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) involving an amount that is at least $120,000, and in which the Company was, is, or will be a participant, and in which any Related Person had, has, or will have a direct or indirect material interest. A “Related Person” is generally any person who is, or at any time since the beginning of the Company’s last fiscal year was, (i) a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons; or (iv) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest. There were no Related Person Transactions during 2022.
According to the Board’s Related Party Transaction Policy, Related Person Transactions are approved only if they are determined to be in, or not inconsistent with, the best interests of the Company and its shareholders. No director may participate in any consideration or approval of a Related Person Transaction in which he or she, or any of his or her immediate family members or related entities, is the Related Person.
If a Related Person Transaction that has not been previously approved or ratified is discovered, the NCG Committee, or its Chair, will promptly consider all of the relevant facts. If the transaction is ongoing, the NCG Committee will consider all options and may ratify, amend, or terminate the Related Person Transaction. If the transaction has been completed, the NCG Committee will consider if rescission of the transaction is appropriate and if disciplinary action is warranted. The NCG Committee will review all ongoing Related Person Transactions on an annual basis to determine whether to continue, modify, or terminate the Related Person Transaction.
In reviewing the relevant facts related to all proposed Related Person Transactions, the NCG Committee, or its Chair, will take the following considerations into account, along with other factors it deems appropriate:
•the benefits to the Company of the transaction
•the impact on a director’s independence, in the event the “Related Person” is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer
•the availability of other sources for comparable products or services
•the terms of the transaction
•the terms available from unrelated third parties or to employees generally
To the extent that the NCG Committee, or its Chair, needs additional information to make an informed decision regarding a proposed Related Person Transaction, the NCG Committee, or its Chair, may consult with Management or other members of the Board.
2023 PROXY STATEMENT › 89

Report of the Audit Committee
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2022 with the Company’s Management and its independent registered public accounting firm. The Company’s Management has advised the Audit Committee that such audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as issued by the Public Company Accounting Oversight Board. The Audit Committee has also discussed with Deloitte its independence from the Company and its Management. The Audit Committee has received a letter and written disclosures from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board, disclosing all relationships between Deloitte and its related entities and the Company. In addition to the information provided by Deloitte, the Audit Committee considered the level of non-audit and tax services provided by Deloitte in determining that it was independent. Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
The foregoing Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report by reference therein.
Marie T. Gallagher (Chair)
Kathleen A. Dahlberg
Darrel Hackett
J. Robert Hall
Lee C. Stewart
2023 PROXY STATEMENT › 90

Frequently Asked Questions (“FAQs”)

Why did I receive these materials?
You are receiving these materials because, as a shareholder, the Company is soliciting your vote on matters to be considered at the Annual Meeting. The Notice of Annual Meeting (the “Notice”), this proxy statement, the accompanying proxy card, and our 2022 Form 10-K, were first sent or given to shareholders on or about March 31, 2023. Please read this proxy statement and vote your shares by mailing the attached proxy card, voting online at www.proxyvote.com, by telephone at 1-800-690-6903, or on the Meeting Website during the Annual Meeting. The Board has appointed directors Bruce Brown and J. Robert Hall, or either of them (the “Proxy Holders”) with power of substitution, to vote all properly-executed proxies received from shareholders entitled to vote at the Annual Meeting or at any adjournment, continuation, or postponement of the Annual Meeting.
When and where is the Annual Meeting?
The Annual Meeting will be held on Friday, May 5, 2023, at 8:00 a.m. Eastern Time via live audio cast on the Meeting Website, which is www.virtualshareholdermeeting.com/GLT2023. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. To virtually attend the Annual Meeting, visit the Meeting Website and enter the 16-digit control number found on your proxy card, voting instruction form, or Notice.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, you should call the technical support number that will be posted on the login page of the Meeting Website.
Who is soliciting this proxy?
Solicitation of proxies is made on behalf of the Board. The cost of soliciting proxies, including preparing, assembling and mailing the proxy statement, form of proxy card, and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual shareholders’ use of the Internet or telephone, and postage. In addition to the solicitation by electronic communications and/or mail, directors. officers. regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners. Proxies will be solicited on behalf of the Board by the Company’s directors, director nominees, and certain executive officers and others employees of the Company.
Who is entitled to vote?
Shareholders of record as of the close of business on the Record Date, which is March 15, 2023, may vote at the Annual Meeting. At the close of business on the Record Date, there were 44,933,007 shares of the Company’s common stock issued and outstanding and eligible to vote at the Annual Meeting.
What is the difference between a registered shareholder and a beneficial owner?
If your shares are registered in your name in the records of our transfer agent, Computershare Limited, you are a “registered shareholder,” also sometimes called a shareholder of record. If you are a registered shareholder, we sent the Notice directly to you.
If your shares are held in the name of your broker or bank, your shares are held in “street name” and you are considered the “beneficial owner.” The Notice should have been forwarded to you by your broker, bank, or other holder of record, who is considered the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record how to vote your shares by following the voting instructions included in the mailing.
How do I vote?
If you are a registered shareholder, meaning you hold your shares in your own name as a holder of record, you may vote during the Annual Meeting on the Meeting Website, or instruct the Proxy Holders named in the enclosed proxy card how to vote your shares. You may vote your proxy by telephone at 1-800-690-6903, online at www.proxyvote.com, or by completing and signing the enclosed proxy card and returning it promptly in the enclosed envelope (requiring no postage if mailed in the United States). Please make certain you mark, sign, and date your proxy card prior to mailing. All valid proxies received and not revoked prior to the Annual Meeting will be voted in accordance with your instructions. If you are a beneficial owner, meaning your shares are held by a brokerage firm, bank, or other nominee (i.e., in “street name”), you should receive directions from your bank or broker that you must follow in order to have your shares voted.
2023 PROXY STATEMENT › 91

FREQUENTLY ASKED QUESTIONS
Who may virtually attend the Annual Meeting and what else is required for admittance?
Only shareholders of the Company’s common stock on the Record Date (March 15, 2023) may attend the Annual Meeting. To be admitted to the Meeting Website, you must enter the 16-digit control number found on your proxy card, voting instruction form, or Notice. You may vote your shares and ask questions during the Annual Meeting by following the instructions available on the Meeting Website. We encourage you to access the Meeting Website prior to the start time of the Annual Meeting to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. Online access to the Meeting Website will be available starting at 7:45 a.m., Eastern Time, on May 5, 2023.
Will my shares be voted if I do not sign and return my proxy card?
If a shareholder of record signs and returns the accompanying proxy card, but does not make any selections, the Board’s appointed Proxy Holders will have discretion to vote the shareholder’s shares on behalf of the shareholder at the Annual Meeting as recommended by the Board.
If a beneficial owner of shares does not provide the bank or broker holding such shares with specific voting instructions, under the rules of the NYSE, the shareholder’s bank or broker may generally vote on "routine" matters, but cannot vote on “non-routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the broker, bank, or other holder of record as to how to vote on matters deemed non-routine. Proposal 1 (election of directors), Proposal 3 (Say-on-Pay advisory vote), and Proposal 4 (approval of an amendment and restatement of the Company’s 2022 Long-Term Incentive Plan) are non-routine matters. Proposal 2 (ratification of the selection of independent auditor) is a routine matter. If a shareholder’s bank or broker does not receive the shareholder’s instructions on how to vote the shareholder’s shares on a non-routine matter, the shareholder’s bank or broker will inform the Company it does not have the beneficial owner’s authority to vote on the non-routine matter. In these cases, the broker, bank, or other holder of record can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the NYSE rules. We encourage beneficial shareholders to provide voting instructions to the bank, broker, or agent holding their shares by carefully following the instructions in the notice provided by the shareholder’s bank, broker, or agent.
How do I change my vote or revoke my proxy if I wish to do so?
Shareholders of record can revoke their proxy at any time before their shares are voted by: (1) delivering a written revocation of their proxy to the Company’s Secretary; (2) submitting a later-dated proxy (or voting instruction form if they hold their shares in street name); or (3) voting on the Meeting Website during the Annual Meeting. Shareholders who are beneficial owners should follow the instructions provided by their respective broker or bank to change their vote.
What is the required quorum to hold this Annual Meeting?
As of the Record Date, 44,933,007 shares of the Company’s common stock were outstanding and entitled to vote. The presence by virtual attendance or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of such matter. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker or bank holding shares for a beneficial owner does not vote on a particular matter because the broker or bank does not have discretionary voting authority to vote on the proposal, and the beneficial owner has not provided voting instructions.
May shareholders ask questions during the Annual Meeting?
Yes. If you wish to submit a question, you may do so in two ways. To ask a question in advance of the Annual Meeting, you may log into www.proxyvote.com and enter your 16-digit control number and use the “Submit a Question for Management” box. Alternatively, you will be able to submit questions live during the Annual Meeting through the question and answer (“Q&A”) box by accessing the Meeting Website at www.virtualshareholdermeeting.com/GLT2023. After the formal business of the Annual Meeting has concluded and adjourned, the chair of the Annual Meeting will answer questions from shareholders during the designated Q&A period of the Annual Meeting agenda.
In order to give as many shareholders as possible the opportunity to ask questions, we ask that questions are succinct and cover only one topic per question. Up to three minutes will be allocated to read and respond to each question that we are able to answer during the Annual Meeting. The Q&A session will continue until all relevant questions have been answered, subject to time constraints.
2023 PROXY STATEMENT › 92

FREQUENTLY ASKED QUESTIONS
Shareholders’ views, constructive comments, and criticisms are welcome, but the Company will not address questions that are:
•Irrelevant to the business of the Company or to the business of the Annual Meeting
•Related to material non-public information of the Company
•Repetitious of prior questions or statements from others
•Derogatory references to individuals that are in bad taste
•Related to personal grievances
•In furtherance of a shareholder’s personal or business interests, which are not matters of interest to shareholders generally
•Out of order or not otherwise suitable for the conduct of the Annual Meeting
If there are any matters of individual concern to a shareholder or questions that are not answered, they may be raised separately after the Annual Meeting by contacting Investor Relations at (717) 225-2746 or ir@glatfelter.com.
Who pays for the proxy solicitation related to the Annual Meeting?
The Company pays the cost of preparing, printing, assembling, and mailing this proxy statement and other proxy solicitation materials. The Company will also reimburse brokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding the proxy statement and other proxy solicitation materials to beneficial owners. In addition to the solicitation of proxies by mail, some of our directors, officers, other employees, and agents may solicit proxies personally, by telephone, text message, email, and by other means. The officers and directors who may solicit proxies personally receive no special compensation for any solicitation activities.
How many votes are needed to elect a director and how are votes counted?
Under Pennsylvania law, unless a company’s articles of incorporation or bylaws provide otherwise, directors are elected by a plurality of the votes cast. Our Articles of Incorporation provide that in an election of directors that is not a contested election, a director nominee shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions and broker non-votes shall not be considered to be votes cast.
This means that a director nominee will be elected to our Board if the votes cast “FOR” such director nominee exceed the votes cast “AGAINST” him or her. As required by our Corporate Governance Principles, each of the eight director nominees for election has submitted an irrevocable resignation in advance. For more information regarding the election of directors and the resignation procedure, see the discussion of the “Resignation and Majority Voting Policy” in the “Corporate Governance and Board of Directors” section of this proxy statement.
How many votes are needed for proposals 2 through 4 to be approved and how are votes counted?
The Company is incorporated in the Commonwealth of Pennsylvania and our shares are listed on the NYSE. As a result, the Pennsylvania Business Corporation Law and NYSE listing standards govern the voting standards applicable to actions taken by our shareholders.
Under our Bylaws, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting by the holders of shares entitled to vote thereon is required to approve proposals 2, 3, and 4 set forth on the proxy card. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not considered votes cast under Pennsylvania law and our Bylaws.
2023 PROXY STATEMENT › 93

FREQUENTLY ASKED QUESTIONS

Proposal		Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstention	Effect of Broker Non-Votes(1)
2	Ratification of Appointment of Deloitte as Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes	No effect	Not applicable, as this is a routine matter
3	Approval of Named Executive Officer 2022 Compensation (“Say-on-Pay” Vote)	Majority of Votes Cast	No	No effect	No effect
4	Approval of an Amendment and Restatement of the Company’s 2022 Long-Term Incentive Plan	Majority of Votes Cast	No	No effect	No effect
(1) Under NYSE rules, proposal 2 is considered a “routine” proposal on which brokers are permitted to vote in their discretion, even if the beneficial owners do not provide voting instructions. However, proposals 3 and 4 are not considered to be routine matters and brokers will not be entitled to vote on these proposals unless beneficial owners provide voting instructions. Accordingly, broker non-votes will not be counted toward the tabulation of votes on proposals 3 and 4.
What are the Board of Directors’ recommendations for voting on these proposals?
The Board recommends a vote:
•FOR the election of the eight director nominees
•FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2023
•FOR approval of the NEO 2022 compensation
•FOR approval of an amendment and restatement of the Company’s 2022 Long-Term Incentive Plan
What are my options for voting on these proposals?
A shareholder is entitled to one vote per share of stock owned on the Record Date, on each item of business presented at the Annual Meeting.
For the proposal to elect the eight director nominees, a shareholder may either vote “For” or “Against” each director nominee or “Abstain” from voting.
For the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, a shareholder may either vote “For” or “Against” the proposal or “Abstain” from voting.
For the non-binding advisory vote on NEO compensation, commonly known as a “Say-on-Pay” vote, a shareholder may either vote “For” or “Against” the proposal or “Abstain” from voting.
For the proposal to approve an Amendment and Restatement of the Company’s 2022 Long-Term Incentive Plan, a shareholder may either vote “For” or “Against” the proposal or “Abstain” from voting.
Aside from these proposals, will any other business be acted upon at the Annual Meeting?
No. The Company’s Bylaws required shareholders to submit to the Company, by December 1, 2022, notice of all director nominations and shareholder proposals to be considered at the Annual Meeting, regardless of whether shareholders sought inclusion of their nomination or proposal in this proxy statement or intended to solicit proxies on their own. Because the Company did not receive any such notice of nominations or proposals, no other director nominations, shareholder proposals, or other matters will be considered at the Annual Meeting.
How may a shareholder present a proposal for the 2024 Annual Meeting of Shareholders?
A shareholder wishing to include a proposal in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders (“2024 Annual Meeting”) must submit it to the Company’s Secretary pursuant to the requirements of Rule 14a-8 under the Exchange Act (“Rule 14a-8”). Notice of such a proposal must be submitted in writing and received by the Company’s Secretary at the principal executive offices of the Company no later than December 2, 2023.
In addition to shareholder proposals included in the Company’s proxy statement for the 2024 Annual Meeting, shareholders who comply with requirements under the Company’s Bylaws may present proposals for consideration at the 2024 Annual Meeting. Notice of such proposals, including all of the information required by the Company’s Bylaws, must
2023 PROXY STATEMENT › 94

FREQUENTLY ASKED QUESTIONS
be submitted in writing and delivered to, or mailed and received by, the Company’s Secretary at the principal executive offices of the Company no earlier than the close of business on November 2, 2023 and no later than the close of business on December 2, 2023, regardless of delivery method.
How may a shareholder recommend or nominate a candidate to sit on the Board of Directors?
A shareholder may recommend director nominees for consideration by the NCG Committee for nomination for election to the Board. Shareholder recommendations for director nominees will receive the same consideration by the NCG Committee that all other director nominee recommendations receive. If a shareholder wishes to recommend a nominee for director, the shareholder must submit such recommendation in writing, together with any supporting materials deemed appropriate, to the Company’s Secretary.
To nominate a candidate for director at the 2024 Annual Meeting, notice of the nomination must be submitted in writing and delivered to, or mailed and received by, the Company’s Secretary at the principal executive offices of the Company no earlier than the close of business on November 2, 2023 and no later than the close of business on December 2, 2023, regardless of delivery method.
Additionally, as set forth in Section 1.9(c) of the Bylaws, a shareholder, or group of no more than 20 shareholders, that, collectively, have owned for at least three years 3% or more of the outstanding capital stock of the Company and that expressly elect at the time of providing notice (the “Nomination Notice”) to have their nominee or nominees included in the Company’s proxy materials, may nominate and have included in the Company’s proxy statement director nominees not exceeding 20% of the number of directors in office as of the law day on which a Nomination Notice may be delivered pursuant to Section 1.9 of the Bylaws.
What must be included in the notice to submit a shareholder proposal or to nominate a director candidate?
Notice of a shareholder proposal for inclusion in the Company’s proxy materials for the 2024 Annual Meeting must include the information required by and otherwise comply with the requirements of Rule 14a-8.
Requirements for notice of a shareholder proposal or director nomination under the Company’s Bylaws are as follows:
•Notice of a nomination or proposal must include the information required by Section 1.9(d) and Section 1.10 of the Bylaws (collectively, the “Requisite Information”), which includes, but is not limited to:
◦the name and address of the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith;
◦the class or series and number of shares of the Company and derivative securities that are directly or indirectly owned by the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith, and certain other information with respect to securities of the Company directly or indirectly owned by such persons;
◦all information that would be required to be set forth in a Schedule 13D filed by the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith pursuant to Rule 13d-1(a) under the Exchange Act;
◦a description of any relationship, arrangement, or understanding between the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith and the Company or any director, officer, affiliate, or associate of the Company;
◦a written undertaking by the shareholder giving notice or beneficial owner on whose behalf notice is being given that such shareholder or beneficial owner will solicit proxies from the owners of shares representing at least 67% of the voting power of the stock entitled to vote in the election of directors through delivery of either a definitive proxy statement or a Notice of Internet Availability of Proxy Materials, in accordance with certain deadlines; and
◦any other information relating to the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith that would be required to be disclosed in a proxy statement and form of proxy in connection with solicitation of proxies for the proposal and/or nomination.
•Notice of a proposal must also include, as part of the Requisite Information:
◦a description of the business to be brought before the 2024 Annual Meeting, the reasons for conducting such business at the 2024 Annual Meeting, and any material interest of the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith in such business;
2023 PROXY STATEMENT › 95

FREQUENTLY ASKED QUESTIONS
◦the complete text of the proposal or business;
◦a description of all agreements, arrangements, and understandings between the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith and any other person(s) in connection with the proposal of such business; and
◦any other information relating to the proposal of such business that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies or special meeting demands by such shareholder.
•Notice of a director nomination must also include, as part of the Requisite Information, additional information and documentation regarding the director nominee, which includes, but is not limited to:
◦all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulation promulgated thereunder;
◦a description of all direct and indirect compensation, reimbursement, indemnification and other benefits agreements, arrangements and understandings during the past three years and any other relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed director nominee, and any respective affiliates and associates, or others acting in concert therewith, on the other hand;
◦to the extent that such proposed director nominee has been convicted of any past criminal offenses involving dishonesty or a breach of trust or duty, a description of such offense and all legal proceedings relating thereto;
◦to the extent that such proposed director nominee has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, a description of such violation and all legal proceedings relating thereto;
◦to the extent that such proposed director nominee has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the proposed director nominee’s current or past profession or an industry that the proposed director nominee has participated in, a description of such action and the reasons therefor;
◦a description of any and all litigation relating to the proposed director nominee’s past or current service on the board of directors of any corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court alleges that the proposed director nominee committed any act constituting a breach of fiduciary duties, misconduct, fraud, breaches of confidentiality obligations, and/or a breach of the entity’s code of conduct applicable to directors;
◦all other information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the proposed director nominee were a director or executive officer of such registrant;
◦the director nominee’s irrevocable and executed letter of resignation as a director of the Company;
◦the director nominee’s completed and executed written questionnaire with respect to the background and qualifications of such director nominee and the background of any other person or entity on whose behalf the nomination is being made; and
◦the director nominee’s completed and executed written representation and agreement (in the form provided by the Secretary of the Company).
This is a general description of the notice required to submit a proposal or nomination for consideration at the 2024 Annual Meeting. Please refer to Sections 1.9 and 1.10 of the Company’s Bylaws for a complete description of the notice requirements. Copies of the Company’s Bylaws may be obtained from the Company’s website at www.glatfelter.com/investors/corporate-governance or at no charge from the Company’s Secretary.
2023 PROXY STATEMENT › 96

FREQUENTLY ASKED QUESTIONS
How may a shareholder communicate with the Company’s Board or the independent directors of the Company?
Interested parties may address written correspondence to the Board or any individual director (whether Management or independent), c/o Company Secretary, Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209. The Company’s Board has approved a process whereby the Secretary of the Company will receive, review, and, as appropriate, forward any communications addressed to the Board or a director to the chair of the Board committee responsible for the matter addressed in the communication. All communications regarding accounting, internal controls, or auditing matters will be forwarded to the Chair of the Audit Committee. Alternatively, the Board has established a method for interested parties to communicate directly with the entire Board or any independent director by calling the Company’s toll-free Integrity Helpline at 1-800-346-1676.
2023 PROXY STATEMENT › 97

Additional Information
Annual Report on Form 10-K
Copies of the Company’s 2022 Annual Report, as filed with the SEC, are being mailed to shareholders with this proxy statement. A shareholder may obtain a copy of the 2022 Annual Report, this proxy statement, and form of proxy, relating to the Annual Meeting and future meetings of shareholders, without charge by writing to: Investor Relations, Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209. The 2022 Annual Report and proxy statement can also be obtained through our website, www.glatfelter.com/investors.
Other Business
As of the date of this proxy statement, the Board knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by shareholders, the persons named in the accompanying proxy will have discretionary authority to vote proxies for such matter in accordance with their best judgment.
“Householding”
The Company is permitted by SEC regulations to deliver a single Annual Report or proxy statement to any household at which two or more registered shareholders have the same last name and address, unless the Company has received instructions to the contrary from one or more of the shareholders. This is known as “householding” and is intended to save the cost of delivering multiple duplicate copies of the proxy materials to the same address. The Company will continue to include a separate proxy card for each registered shareholder account.
The Company will deliver promptly, upon written or oral request, a separate copy of the 2022 Annual Report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. The shareholder should send a written request to Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209, or call us at (717) 225-2719, if the shareholder (1) wishes to receive a separate copy of the 2022 Annual Report or proxy statement for the Annual Meeting; (2) wishes to receive separate copies of Annual Reports or proxy statements for future annual meetings of shareholders; or (3) is sharing an address and wishes to request delivery of a single copy of Annual Reports or proxy statements if the shareholder is now receiving multiple copies of Annual Reports or proxy statements.
2023 PROXY STATEMENT › 98

Appendix A - Glatfelter Corporation Amended and Restated Long-Term Incentive Plan

GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
(As Amended and Restated, effective May 5, 2023)
1.PURPOSE. This 2022 Long-Term Incentive Plan, as amended and restated (the “Plan”) has been established by Glatfelter Corporation (the “Company”) to reward Eligible Individuals by means of appropriate incentives for achieving long-range Company goals; provide incentive compensation opportunities that are competitive with those of other similar companies; further match Eligible Individuals’ financial interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock, and thereby enhance the long-term financial interest of the Company and its Affiliates, including through the growth in the value of the Company’s equity and enhancement of long-term shareholder return; and facilitate recruitment and retention of outstanding personnel eligible to participate in the Plan. The Plan is the successor to the Company’s Amended and Restated Long-Term Incentive Plan, which was originally effective as of April 27, 2005 and was last amended and restated as of May 4, 2017 (the “Prior Plan”). No awards will be granted under the Prior Plan after the Original Effective Date.
The Plan was originally be effective as of May 5, 2022 (the “Original Effective Date”). The Plan, as amended and restated herein, shall be effective as of May 5, 2023 (the “Restatement Effective Date”), subject to approval by the Company’s shareholders at the Company’s 2023 annual meeting of shareholders on such date. Outstanding awards granted under the Plan prior to this amendment and restatement shall remain outstanding in accordance with the terms set forth therein and applicable grant agreement.
2.DEFINITIONS. The capitalized terms used in this Plan have the meanings set forth below. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
“Affiliate” means: (i) any Subsidiary of the Company; (ii) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company; and (iii) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Committee.
“Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
“Award” means any Option, SAR, award of Restricted Stock or Restricted Stock Units, Stock Award, Other Stock-Based Award or Performance Award granted under the Plan.
“Board” or “Board of Directors” means the Board of Directors of the Company, as it may be constituted from time to time.
“Change in Control” means:
i.The acquisition, directly or indirectly, other than from the Company, by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (excluding, for this purpose, the Company, its Subsidiaries, and any employee benefit plan of the Company or its Subsidiaries) (a “Third Party”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or
ii.Individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease in any 12-month period for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Plan, an Incumbent Director, but excluding for this purpose, any such person whose initial election as a member of the Board occurs as a result of an actual or threatened election contest with respect to
2023 PROXY STATEMENT › 99

APPENDIX A - GLATFELTER CORPORATION AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN
the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Third Party other than the Board; or
iii.Consummation of (a) a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation (other than the surviving entity) do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors, or (b) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a Third Party.
The Committee may provide for a more restrictive definition of Change in Control in an Agreement as required to comply with Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.
“Committee” means the Compensation Committee of the Board, or any successor committee thereto, or the Board or such other committee of the Board as is appointed or designated by the Board to administer the Plan, as described in Section 3.
“Disability” means (i) if the Participant is insured under a long-term disability insurance policy or plan sponsored by the Company or an Affiliate, the Participant is totally disabled under the terms of that policy or plan; or (ii) if no such policy or plan exists, the Participant will be considered to be totally disabled as determined by the Committee; provided in each case that the Participant is disabled within the meaning of Section 409A(a)(2)(C) of the Code.
“Eligible Individual” means any full-time or part-time employee, officer, non-employee director or consultant of the Company or an Affiliate. In no event shall any person whom the Company determines, in its sole discretion, is not a common law employee be considered an “employee” for purposes of the Plan, whether or not any such person is later determined to have been a common law employee of the Company and without regard to classification by the Internal Revenue Service of such person.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date and unless otherwise determined by the Committee, the value of the Shares determined as follows:
(i) If the Shares are listed on any established stock exchange, system or market, its Fair Market Value shall be the closing sale price for the Shares during regular trading hours as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable; and
(ii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. Section 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.
“Incentive Stock Option” means an option granted under Section 6 that meets the requirements of Section 422 of the Code, or any successor provision thereto.
“Non-Qualified Stock Option” means an option granted under Section 6 that is not an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
“Other Stock-Based Award” means any right granted under Section 8.
“Participant” means any Eligible Individual to whom an Award has been made.
“Performance Award” means an Award to a Participant under Section 9, which Award may be denominated in cash or Shares.
“Performance Goals” means performance goals established by the Committee based on one or more of the following criteria, or derivations of such criteria, or such other criteria as may be determined by the Committee: stock price, earnings per share, price-earnings multiples, stock price to book value multiple, net earnings,
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APPENDIX A - GLATFELTER CORPORATION AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN
operating earnings, operating pre-tax earnings, revenue or revenue growth, productivity, margin, EBITDA (earnings before interest, taxes, depreciation, and amortization), net capital employed, return on assets, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, losses incurred, losses paid, loss ratio (including as may be measured and reported over a specified period), paid loss ratio, gains to losses on sales of assets or investments, market share, market value added, capital management, margin growth, contribution margin, labor margin, EBITDA margin, stockholder return, operating profit or improvements in operating profit, improvements in asset or financial measures (including working capital and the ratio of revenues to working capital), human capital, environmental, social and governance issues, diversity, equity and inclusion issues, credit quality, risk/credit characteristics (including FICO, debt to income, or loan to value), early default experience, expense management and expense ratios, pre-tax earnings or variations of income criteria in varying time periods, economic value added, book value, book value per share, book value growth, or comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, employee retention rates, customer retention rates, customer attraction rates, geographic business expansion goals, cost targets or goals relating to acquisitions, or divestitures. The Performance Goals may be applied to either the Company as a whole or to a business unit or Subsidiary entity thereof, either individually, alternatively or in any combination, and may be measured over a period of time, including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.
“Person” means any individual, corporation, joint venture, association, partnership, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Plan” means this 2022 Long-Term Incentive Plan, as amended and restated herein and as amended from time to time.
“Reporting Person” means any Eligible Individual subject to Section 16 of the Exchange Act.
“Restricted Stock” means a grant of Shares pursuant to Section 7.
“Restricted Stock Unit” or “RSU” means a contractual right underlying an Award granted under Section 7 that is denominated in a unit, which unit represents a right to receive a Share (or the value of a Share) upon the terms and conditions set forth in the Plan and the applicable Agreement.
“SAR” means a stock appreciation right, which is the right to receive a payment in cash or Shares equal to the amount of appreciation, if any, in the Fair Market Value of a Share from the date of grant to the date of exercise, and which may be awarded to Eligible Individuals under Section 6.
“Separation from Service” means (i) with respect to an Eligible Individual who is an employee of the Company or an Affiliate, the termination of the Eligible Individual’s employment with the Company and all Affiliates that constitutes a “separation from service” within the meaning of Treas. Reg. Section 1.409A-1(h)(1), (ii) with respect to an Eligible Individual who is a consultant of the Company or an Affiliate, the expiration of the Eligible Individual’s contract or contracts under which services are performed that constitutes a “separation from service” within the meaning of Treas. Reg. Section 1.409A-1(h)(2), or (iii) with respect to an Eligible Individual who is a non-employee Director of the Company or an Affiliate, the date on which such non-employee Director ceases to be a member of the Board (or other applicable board of directors) for any reason.
“Share” means a share of Stock.
“Stock” means the common stock of the Company.
“Stock Award” means an award of Shares pursuant to Section 8.
“Subsidiary” means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the board of directors, or other governing group having functions similar to a board of directors, as determined by the Committee. In the case of Incentive Stock Options, Subsidiary means any entity that qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.
“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a Person acquired by the Company or with which the Company combines.
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APPENDIX A - GLATFELTER CORPORATION AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN
“Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee, acquire the right to receive cash and/or Shares issuable in satisfaction of an Award after the Participant’s death.
3.ADMINISTRATION. The authority to control and manage the operation and administration of the Plan is vested in the Committee; provided, however, that all acts and authority of the Committee pursuant to this Plan are subject to the provisions of the Committee’s Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board.
a.The Committee shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act and (ii) “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Stock is at the time primarily traded. Awards to non-employee directors shall be administered and interpreted by the Committee consistent with a Board-approved compensation program.
b.The Committee has the exclusive power to make Awards, to determine when and to which Eligible Individuals Awards will be granted, the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, Performance Goals, restrictions, and other provisions of such Awards and, subject to the terms of the Plan and applicable law, to cancel, suspend or amend existing Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the Eligible Individual, the Eligible Individual’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.
c.The Committee has the authority to waive any restriction, and accelerate vesting and exercisability, as applicable, of any Award, as the Committee determines in its discretion.
d.The Committee has the power to approve forms of Agreement for use under the Plan.
e.The Committee has the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
f.The Committee may, subject to Section 13(b), determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended.
g.The Committee has the authority to interpret the Plan and any Award or Agreement made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with the Plan), to amend the terms and provisions of any such Agreement (not inconsistent with the Plan) and to make all other determinations necessary or advisable for the administration of the Plan.
h.The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems desirable. The determinations of the Committee in the administration of the Plan, as described herein will be final, binding and conclusive on all interested parties.
i.All decisions and determinations of the Committee shall be final and binding on the Participant, the Participant’s beneficiaries and any other person having or claiming an interest under an Award, and Participants shall be considered to have agreed to such terms by their acceptance of Awards.
j.The Committee will maintain and keep adequate records concerning the Plan and concerning its proceedings and act in such form and detail as the Committee may decide.
k.Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided, however, the Committee shall not delegate any such authority with respect to any Awards made to a Reporting Person. The Committee may revoke any such allocation or delegation at any time.
2023 PROXY STATEMENT › 102

APPENDIX A - GLATFELTER CORPORATION AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN
l.The Company and any Affiliate will, to the fullest extent permitted by law, furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and any Affiliate as to an Eligible Individual’s employment, or other provision of services, termination of employment, or cessation of the provision of services, leave of absence, reemployment and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefit under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
m.To the fullest extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.
n.Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A of the Code and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted or construed.)
4.SHARES AVAILABLE FOR AWARDS; AWARD LIMITS.
a.Subject to adjustment as provided in Sections 4(d) and 4(e) below, the maximum total number of Shares that may be delivered under the Plan with respect to Awards granted on or after the Restatement Effective Date, is 675,000 Shares. In addition, any Shares that remained available for awards under the Plan as of the Restatement Effective Date and any Shares subject to outstanding awards granted under the Prior Plan prior to the Original Effective Date or Awards granted under the Plan prior to the Restatement Effective Date that are payable in Shares and that terminate, expire, or are canceled, forfeited, surrendered without having been exercised, vested, or settled in full or are paid in cash, as applicable, on or after the Restatement Effective Date, subject to adjustment as provided in Sections 4(d) and 4(e) below (the “Prior Plan Shares”), may be issued with respect to Awards under this Plan. The aggregate number of Shares reserved for issuance under this Plan as of the Restatement Effective Date, including the Prior Plan Shares, is referred to as the “2023 Plan Reserve.” Shares shall be issued under the Plan with respect to dividend equivalents that are credited on or after the Restatement Effective Date on outstanding awards granted under the Prior Plan prior to the Original Effective Date or the Plan prior to the Restatement Effective Date shall count against the 2023 Plan Reserve. Within the 2023 Plan Reserve, the maximum number of Shares that may be issued under the Plan with respect to Incentive Stock Options granted on or after the Restatement Effective Date is 675,000 Shares, subject to adjustment as described in Section 4(e) below.
b.The maximum grant date value of Shares subject to Awards granted to any non-employee director during any calendar year, taken together with any cash fees payable to such non-employee directors for services rendered during the calendar year, shall not exceed $750,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.
c.Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of shares of Stock that are sufficient to satisfy the requirements of the Plan.
d.If and to the extent stock appreciation rights granted under the Prior Plan, or Options or SARs granted under this Plan terminate, expire, or are canceled, forfeited, surrendered without having been exercised or are settled in cash, and if and to the extent that any award of restricted stock units or performance awards granted under the Prior Plan and payable in Shares, or Restricted Stock, Restricted Stock Units, Stock Awards, Other Stock-Based Awards or Performance Shares granted under this Plan are forfeited or terminated, otherwise are not paid in full or are paid in cash, the Shares underlying such awards under the Prior Plan or such Awards under this Plan shall again be available for purposes of the Plan. Shares surrendered in payment of the exercise price of an Option granted under this Plan shall not be available for re-issuance under the Plan. Shares withheld or surrendered for payment of taxes with respect to any award under the Prior Plan or Award under this Plan shall not be available for re-issuance under this Plan.
2023 PROXY STATEMENT › 103

APPENDIX A - GLATFELTER CORPORATION AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN
If SARs are exercised and settled in Shares, the full number of Shares subject to the SARs shall be considered issued under the Plan, without regard to the number of Shares issued upon settlement of the SARs. To the extent that awards granted under the Prior Plan or Awards granted under this Plan are paid in cash, and not in Shares, the Shares subject thereto shall not count against the 2023 Plan Reserve. For the avoidance of doubt, if Shares are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such Shares may not again be made available for issuance under the Plan.
e.In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined for applicable financial accounting purposes, or otherwise affects the Stock, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan: (i) the number and type of shares of Stock (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, including whether to make provision for a cash payment to the holder of an outstanding Award for any fractional Shares; (iii) the grant, purchase, or exercise price with respect to any Award; and (iv) other value determinations and terms applicable to outstanding Awards, including Performance Goals, consistent with the terms of the Plan. Any adjustments to outstanding Awards shall be consistent with Section 409A or Section 424 of the Code, to the extent applicable. The Committee’s adjustment shall be effective and binding for all purposes of this Plan.
f.In connection with the acquisition of any business by the Company or its Affiliates, any outstanding equity grants with respect to stock of the acquired company may be assumed or replaced by Substitute Awards under the Plan upon such terms and conditions as the Committee deems appropriate, which may include terms different from those described herein. Such Substitute Awards shall not reduce the 2023 Plan Reserve, consistent with applicable stock exchange requirements.
5.ELIGIBILITY. All Eligible Individuals are eligible to participate in this Plan and receive Awards hereunder. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are eligible to receive Substitute Awards hereunder.
6.OPTIONS AND SARS. The Committee is hereby authorized to grant Options and SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee determines and sets forth in the Agreement:
a.The exercise price per Share under an Option or SAR will be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option or SAR.
b.The term of an Option or SAR shall not exceed ten years from the date of grant. The term of each Option and SAR will be fixed by the Committee and the effect thereon, if any, of the Separation from Service of the Participant will be determined by the Committee and set forth in the applicable Agreement. The Agreement will contain the terms of the Award, including, but not limited to: (i) the number of Shares that may be issued upon exercise of an Option or number of SARs subject to an Award; (ii) the exercise price of each Option or SAR; (iii) the term of the Option or SAR; (iv) such terms and conditions on the vesting and/or exercisability of an Option or SAR as may be determined by the Committee, including whether the Option or SAR will vest based upon the attainment of certain Performance Goals; (v) any restrictions on transfer of the Option or SAR and forfeiture provisions; and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Committee. In no event shall dividend rights or dividend equivalents accrue or be paid with respect to Shares subject to Options or SARs.
c.Subject to the terms of the Plan and the related Agreement, any Option or SAR may be exercised at any time during the period commencing with either the date that Option or SAR is granted or the first date permitted under a vesting schedule established by the Committee and ending with the expiration date of the Option or SAR. Unless the Committee determines otherwise, if a vested Option or SAR would
2023 PROXY STATEMENT › 104

APPENDIX A - GLATFELTER CORPORATION AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN
terminate at a time when trading in Stock is prohibited by law or by the Company’s insider trading policy, the vested Option or SAR may be exercised until the 30th day after expiration of such prohibition (but not beyond the end of the term of the Option or SAR). A Participant may exercise the Participant’s Option or SAR for all or part of the number of Shares or rights which the Participant is eligible to exercise under terms of the Option or SAR. The Participant may pay the exercise price for an Option in any of the following methods, as permitted by the Committee with respect to the Option: (i) in cash, (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iii) by “net exercise,” which is the surrender of Shares for which the Option is exercisable to the Company in exchange for a distribution of Shares equal to the amount by which the then Fair Market Value of the Shares subject to the exercised Option exceeds the applicable exercise price of the Option, or (iv) by such other method as the Committee may approve.
d.The Agreement documenting an Option or SAR Award shall set forth the terms under which an Option or SAR Award may be exercised at or after Separation from Service.
e.The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. No Incentive Stock Option shall be granted to any Eligible Individual who is not an employee of the Company or a Subsidiary. Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as “incentive stock options” (and will be deemed to be Non-Qualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the date of grant) with respect to such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).
7.RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS. The Committee is hereby authorized to grant Awards of Restricted Stock and/or Restricted Stock Units to Eligible Individuals.
a.The Awards granted under this Section 7 are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Such Awards will be evidenced by an Agreement containing the terms of the Awards, including, but not limited to: (i) the number of Shares of Restricted Stock or Restricted Stock Units subject to such Award; (ii) the purchase price, if any, of the Shares of Restricted Stock or Restricted Stock Units and the means of payment for the Shares of Restricted Stock or Restricted Stock Units; (iii) the Performance Goals, if any, and level of achievement in relation to the Performance Goals that shall determine the number of Shares of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested; (iv) such terms and conditions of the grant, issuance, vesting and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined from time to time by the Committee; (v) restrictions on transferability of the Restricted Stock or Restricted Stock Units; and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Committee. Notwithstanding anything the contrary herein, any dividend rights or dividend equivalents granted with respect to Shares of Restricted Stock or Restricted Stock Units shall vest and be paid only if and to the extent the underlying Shares of Restricted Stock or Restricted Stock Units vest and are paid.
b.The Agreement documenting a Restricted Stock Award or Restricted Stock Unit Award shall set forth the terms under which Restricted Stock or Restricted Stock Units may vest or become payable at or after Separation from Service.
c.Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate will be registered in the name of the Participant and bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.
d.Distributions of Stock under circumstances that constitute a “deferral of compensation” shall conform to the applicable requirements of Section 409A of the Code, including as set forth in Section 14(g) below, or an exception thereto.
2023 PROXY STATEMENT › 105

APPENDIX A - GLATFELTER CORPORATION AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN
8.STOCK AWARDS AND OTHER STOCK-BASED AWARDS.
a.Stock Awards. The Committee is hereby authorized to grant Stock Awards to Eligible Individuals. Stock Awards may be issued by the Committee in addition to, or in tandem with, other Awards granted under this Plan, and may be issued in lieu of any cash compensation or fees for services to the Company as the Committee, in its discretion, determines or authorizes. Stock Awards shall be evidenced by an Agreement or in such other manner as the Committee may deem necessary or appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Stock Award, such certificate will be registered in the name of the Participant. Dividends with respect to fully vested Stock Awards shall be paid currently, but dividends with respect to unvested Stock Awards shall vest and be paid only if and to the extent the underlying Stock Awards vest and are paid.
b.Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends or dividend equivalents, as described in Section 10 below) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation, securities convertible into Stock) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee will determine the terms and conditions of such Awards and set forth such terms and conditions in an Agreement related to such Award, including whether the Other Stock-Based Awards will vest based upon the attainment of certain Performance Goals. Shares or other securities delivered pursuant to a purchase right granted under this Section 8(b) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, as the Committee determines, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted. Notwithstanding anything to the contrary herein, any dividend rights or dividend equivalents granted with respect to Other Stock-Based Awards shall vest and be paid only if and to the extent the underlying Other Stock-Based Awards vest and are paid.
9.PERFORMANCE AWARDS.
a.The Committee is hereby authorized to grant Performance Awards to Eligible Individuals. Performance Awards may be Restricted Stock, Restricted Stock Units, Stock Awards, Other Stock-Based Awards, or awards denominated in cash (including dividend equivalents). Unless otherwise determined by the Committee, such Awards will be evidenced by an Agreement containing the terms of such Awards, including, but not limited to, the Performance Goals and such terms and conditions as may be determined from time to time by the Committee, in each case, not inconsistent with this Plan.
b.The Committee may determine that certain adjustments apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any events that occur during a performance period, including: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs, including reductions in force and early retirement incentives; currency fluctuations; and any unusual, infrequent or non-recurring items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareholders for the applicable year.
c.In addition to establishing minimum Performance Goals below which no compensation shall be payable pursuant to the Performance Award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the Performance Goals have been achieved.
d.Notwithstanding the foregoing, the Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified Performance Goals by the Company, business unit or Participant. Furthermore, and notwithstanding any provision of this Plan to the contrary, including but not limited to Section 13(b), the Committee, in its sole discretion,
2023 PROXY STATEMENT › 106

APPENDIX A - GLATFELTER CORPORATION AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN
may retain the discretion to reduce or increase the amount of any Performance Award if it concludes that such reduction or increase is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant.
e.Performance Awards shall be transferred or paid to the Participant as determined by the Committee in the applicable Agreement, consistent with the requirements of Section 409A of the Code.
10.DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Awards (other than Options or SARs) under such terms and conditions as the Committee deems appropriate. Notwithstanding anything to the contrary herein, dividend equivalents with respect to Awards shall vest and be paid only if and to the extent the underlying Awards vest and are paid. Dividend equivalents may be deferred, consistent with Section 409A of the Code, as determined by the Committee. Dividend equivalents may be accrued as a cash obligation, or may be converted to Restricted Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Agreement, deferred dividend equivalents will not accrue interest. Dividend equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Committee in the Agreement.
11.DURATION. No Award may be granted under the Plan after the day immediately preceding the tenth anniversary of the Original Effective Date. The expiration of the Plan shall not impair the power and authority of the Committee with respect to outstanding Awards, and the authority of the Committee to administer the Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
12.CONSEQUENCES OF A CHANGE IN CONTROL.
a.Unless otherwise set forth in an Agreement, if a Change in Control occurs and Participants’ Awards remain outstanding after the Change in Control (or are assumed by, or converted to similar awards with equivalent value as of the date of the Change in Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the Participant incurs an involuntary Separation from Service by the Company or its Affiliates or successors other than for cause (as defined in the Agreement) during a period specified by the Committee, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) any restrictions and conditions on outstanding Stock Awards and Restricted Stock shall immediately lapse, and (iii) Awards of Restricted Stock Units, Other Stock-Based Awards, or Performance Awards shall become payable. In that event, Awards that are based on Performance Goals shall vest and be payable as determined by the Committee in the Agreement.
b.Unless otherwise set forth in an Agreement, if a Change in Control occurs and Participants’ Awards do not remain outstanding after the Change in Control (and are not assumed by, or converted to similar awards with equivalent value as of the date of the Change in Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), (i) all outstanding Options and SARs shall immediately vest and become exercisable, (ii) any restrictions on Stock Awards and Restricted Stock shall immediately lapse, and (iii) Restricted Stock Units, Other Stock-Based Awards, or Performance Awards shall become payable as of the date of the Change in Control. In that event, Awards that are based on Performance Goals shall vest and be payable as determined by the Committee in the Agreement.
c.Notwithstanding the foregoing, the Committee may establish such other terms and conditions relating to the effect of a Change in Control on Awards as the Committee deems appropriate. In addition to other actions, in the event of a Change in Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may determine that outstanding Awards shall be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation); (ii) the Committee may determine that outstanding Options and SARs shall automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding Stock Awards and Restricted Stock shall immediately lapse; (iii) the Committee may determine that Participants shall receive a payment in settlement of outstanding Awards of Restricted Stock Units, Other Stock-Based Awards, or Performance Awards in such amount and form as may be determined by the Committee; (iv) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Participant’s
2023 PROXY STATEMENT › 107

APPENDIX A - GLATFELTER CORPORATION AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN
unexercised Options and SARs exceeds the exercise price, and (v) after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Shares does not exceed the per share exercise price, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.
13.AMENDMENT, MODIFICATION AND TERMINATION.
a.Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without: (i) shareholder approval if such approval is necessary to comply with any tax, legal or regulatory (including, for this purpose, the rules of any national securities exchange(s) on which the Stock is then listed) requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or (ii) the consent of the affected Participant, if such action would adversely affect any material rights of such Participant under any outstanding Award. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary: (i) to conform the provisions of the Plan with Section 409A of the Code regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan; and (ii) to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.
b.The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an Award, subject to Section 13(f) below; provided, however, that no such action shall impair any material rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan. The Committee may, in its discretion, vest part or all of a Participant’s Award that would otherwise be forfeited, consistent with the requirements of Section 409A of the Code.
c.With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend, or otherwise modify, without Board or shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law.
d.The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
e.In addition to the other provisions of Section 12 and this Section 13, in connection with an event described in Section 4(e) or such other events as determined by the Committee and set forth in an Agreement, and subject to Section 13(f) below, the Committee may, in its discretion: (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price, if any, that would have been payable therefore; or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee’s discretion. Such payment shall be transferred or paid to the Participant as determined by the Committee, consistent with the requirements of Section 409A of the Code.
2023 PROXY STATEMENT › 108

APPENDIX A - GLATFELTER CORPORATION AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN
f.Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares), the Company may not, without shareholder approval, (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, or (iii) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash, other Awards or other securities.
14.MISCELLANEOUS.
a.Nothing in the Plan or in any Agreement confers upon any Eligible Individual who is a Participant the right to continue in the service or employment of the Company or any Affiliate or affects any right which the Company or any Affiliate may have to terminate or modify the employment or provision of service of the Participant with or without cause.
b.The Company has the right to withhold from any payment of cash or Stock to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes (“Taxes”) with respect to the Award. The Company may require the payment of any Taxes before issuing any Stock pursuant to the Award. The Committee may, if it deems appropriate in the case of a Participant, provide for withholding of such Taxes through a reduction of the number of Shares delivered to such Participant, or allow the Participant to elect to cover all or any part of such withholding for Taxes, through a reduction of the number of Shares delivered to the Participant or a subsequent return to the Company of Shares held by the Participant, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.
c.Awards received by a Participant under this Plan are not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement, or unless the Committee so determines. No provision of the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including incentive arrangements providing for the issuance of options and stock, and such arrangements may be generally applicable or applicable only in specific cases.
d.Except as the Committee may otherwise determine from time to time: (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; and provided, further, however, that in no event shall the Committee authorize any assignment, alienation, sale, or other transfer under this paragraph that would provide a Participant or beneficiary with the opportunity to receive consideration from a third party; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case maybe, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
e.This Plan is unfunded and the Company is not required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
2023 PROXY STATEMENT › 109

APPENDIX A - GLATFELTER CORPORATION AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN
f.Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the applicable Agreement. Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(j) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, under this Plan.
g.This Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Awards shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, unless the Agreement specifically provides otherwise: (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (iii) payments to be made upon a Change in Control shall only be made upon a “change of control event” under Section 409A of the Code, (iv) each payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (v) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Any Award granted under this Plan that is subject to Section 409A of the Code and that is to be distributed to a “specified employee” (as defined below) upon Separation from Service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s Separation from Service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of specified employees, including the number and identity of persons considered specified employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the specified employee requirements of Section 409A of the Code.
h.No certificate for Shares distributable pursuant to this Plan will be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of Section 409A of the Code, applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the national securities exchange(s) on which the Stock may, at such time, be listed.
i.All Awards made under this Plan shall be subject to any applicable clawback or recoupment policies, insider trading policies, policies prohibiting pledging or hedging of Shares, and other policies that may be implemented by the Board from time to time.
j.In the event that any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
k.No fractional Shares shall be issued or delivered pursuant to this Plan or any Agreement, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
l.To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of law provisions.

2023 PROXY STATEMENT › 110

APPENDIX A - GLATFELTER CORPORATION AMENDED AND RESTATED 2022 LONG-TERM INCENTIVE PLAN
Pursuant to authority granted to Eileen L. Beck, Senior Vice President, Global Human Resources & Administration, in resolutions of the Board of Directors dated March 7, 2023, the foregoing 2022 Long-Term Incentive Plan, as amended and restated herein, is adopted by the Board on the 7th day of March, 2023, to be effective as of the date this 2022 Long-Term Incentive Plan, as amended and restated herein, is approved by the Company’s shareholders, which is expected to occur on May 5, 2023.

GLATFELTER CORPORATION

By: /s/ Eileen L. Beck
Senior Vice President, Global Human Resources & Administration
2023 PROXY STATEMENT › 111

GLATFELTER

GLATFELTER CORPORATION
HOLLY BRODESSER
4350 CONGRESS STREET, SUITE 600
CHARLOTTE, NC 28209

SCAN TO VIEW MATERIALS & VOTE

Your vote matters - here's how to vote!

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 4, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GLT2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 4, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03706-P86483

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLATFELTER CORPORATION

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Bruce Brown	☐	☐	☐
1b. Kathleen A. Dahlberg	☐	☐	☐
1c. Kevin M. Fogarty	☐	☐	☐
1d. Marie T. Gallagher	☐	☐	☐
1e. Darrel Hackett	☐	☐	☐
1f. J. Robert Hall	☐	☐	☐
1g. Thomas M. Fahnemann	☐	☐	☐
1h. Lee C. Stewart	☐	☐	☐

	Yes	**No**
Do you plan to attend the 2023 Glatfelter Virtual Annual Shareholder Meeting?	☐	☐

If voting by mail, this section must be completed for your vote to be counted. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Glatfelter Corporation

2023 Annual Shareholder Meeting

www.virtualshareholdermeeting.com/GLT2023

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to be Held May 5, 2023:
Glatfelter Corporation's Proxy Statement for the 2023 Annual Meeting of Shareholders and the Annual Report for the year ended December 31, 2022, are available at www.glatfelter.com/investors/financials-and-filings/ and www.proxyvote.com.

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

V03707-P86483

Proxy — GLATFELTER CORPORATION

CHARLOTTE, NORTH CAROLINA

The undersigned shareholder of Glatfelter Corporation hereby appoints Bruce Brown and J. Robert Hall and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held virtually at www.virtualshareholdermeeting.com/GLT2023 at 8:00 a.m. Eastern Time on Friday, May 5, 2023, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion, to the extent permitted by applicable law, rule or regulation, upon such other business as may come before the Annual Meeting and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

When properly executed, this proxy will be voted as directed herein. It is agreed that, if no direction is given or directed on the other side of this proxy card, said attorneys and proxies are appointed WITH authority to vote FOR the re-election of each of the directors listed and FOR Proposals 2, 3 and 4.

(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

(Continued and to be signed on reverse side)